Free Writing Prospectus dated August 24, 2006
$1,741,018,000
(Approximate)(1)
Mortgage-Backed Certificates, Series 2006-C
Fremont Home Loan Trust 2006-C
Issuing Entity
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Sponsor, Originator and Servicer
Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF MORTGAGE-BACKED CERTIFICATES
     The mortgage-backed certificates referred to in these materials are being offered when, as and if issued. In particular, you are advised that mortgage-backed certificates, and the pool of mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase certificates that have characteristics that may change, and you are advised that all or a portion of the certificates may not be issued that have the characteristics described in these materials. Our obligation to sell certificates to you is conditioned on the certificates having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor the underwriters will have any obligation to you to deliver all or any portion of the certificates that you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
     The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037 or 1-888-227-2275, requesting to be connected to ext. 2663.
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.
     The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. In addition, with respect to any jurisdiction where an offer, solicitation or sale of the securities is not permitted, this free writing prospectus will not constitute an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in such jurisdictions.

Free Writing Prospectus Supplement to Prospectus dated July 11, 2006
$1,741,018,000
(Approximate)(1)

Mortgage-Backed Certificates, Series 2006-C
Fremont Home Loan Trust 2006-C
Issuing Entity
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Sponsor, Originator and Servicer
Wells Fargo Bank, National Association
Master Servicer and Trust Administrator

Consider carefully the Risk Factors beginning on page S-13 in this free writing prospectus supplement and page 8 in the prospectus.
The offered certificates will represent undivided interests in Fremont Home Loan Trust 2006-C the assets of which consist primarily of subprime mortgage loans and will not represent interests in or obligations of Fremont Investment & Loan, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.
The offered certificates are not obligations of a bank and are not insured by the FDIC.
This free writing prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
Fremont Home Loan Trust 2006-C will offer fifteen classes of certificates, referred to as the offered certificates, which are set forth below and are being offered by this free writing prospectus supplement. Each class of offered certificates will receive monthly distributions of interest and principal beginning in October 2006, to the extent described herein. The classes of certificates are listed and their sizes, pass-through rates and repayment characteristics are further described on the table entitled “Summary of Terms” beginning on page (i).
Credit enhancement for the offered certificates includes
•	subordination with respect to payments of principal and interest and the allocation of losses,

•	overcollateralization, and

•	excess interest, in each case to the extent described in this free writing prospectus supplement.
In addition, the offered certificates will have the benefit of an interest rate swap agreement as described in this free writing prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Barclays Capital

Deutsche Bank	RBS Greenwich	Goldman, Sachs &	Keefe, Bruyette &	Sandler O’Neill +
Securities	Capital	Co.	Woods	Partners, L.P.

Free Writing Prospectus Supplement dated August 24, 2006

Cover page, continued

	Approximate
	Initial Class	Pass-
	Principal	Through
Class(2)	Balance(1)	Rate	Type(4)
1-A1	$459,746,000	(3)	SEN
1-A2	$114,936,000	(3)	SEN
2-A1	$400,924,000	(3)	SEQ/SEN
2-A2	$379,769,000	(3)	SEQ/SEN
2-A3	$30,425,000	(3)	SEQ/SEN
M1	$81,835,000	(3)	SUB
M2	$77,339,000	(3)	SUB
M3	$32,374,000	(3)	SUB
M4	$31,475,000	(3)	SUB
M5	$28,777,000	(3)	SUB
M6	$26,979,000	(3)	SUB
M7	$25,180,000	(3)	SUB
M8	$15,288,000	(3)	SUB
M9	$21,583,000	(3)	SUB
M10	$14,388,000	(3)	SUB

(1)	Subject to variance of +/- 5%.

(2)	The Class 1-A1 Certificates and the Class 1-A2 Certificates are backed primarily from the cash flow from the Mortgage Loans designated as Group 1 Mortgage Loans. The Class 2-A1, Class 2-A2, and Class 2-A3 Certificates are backed primarily from the cash flow from the Mortgage Loans designated as Group 2 Mortgage Loans. Under certain conditions referred to under “Distributions of Interest and Principal—Principal Distributions” herein, cashflows from one loan group may be used to make certain payments to the Senior Certificate(s) (defined below) related to the other loan group.

(3)	Each class of certificates will have a pass-through rate equal to the lesser of (i) the formula rate based on one-month LIBOR applicable to such class and (ii) the applicable net WAC rate, each as described in this free writing prospectus supplement.

(4)	“Sen” denotes “Senior” and “Sub” denotes “Subordinate.”

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
          We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, dated July 11, 2006, provides general information, some of which may not apply to your series of certificates, and (b) this free writing prospectus supplement, which describes the specific terms of your series of certificates.
          You should rely only on the information contained in the prospectus and this free writing prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in the free writing prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.
          We include cross-references in this free writing prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.
          Words that appear in boldface type in this free writing prospectus supplement and in the prospectus are either defined in the “Glossary of Terms” beginning on page 139 of this free writing prospectus supplement, or have the meanings given to them on the page indicated in the “Index of Significant Terms” included in the prospectus.
Notice to Residents of the United Kingdom
          The Issuing Entity described in this free writing prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.
          The distribution of this free writing prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “FPO Persons”), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as “PCIS Persons” and together with the FPO Persons, the “Relevant Persons”). This free writing prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.
          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Issuing Entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

Summary of Terms — The Series 2006-C Certificates
Senior Certificates

	Class 1-A1	Class 1-A2	Class 2-A1	Class 2-A2	Class 2-A3
Initial Certificate Principal Amount(1):	$459,746,000	$114,936,000	$400,924,000	$379,769,000	$30,425,000
Pass-Through Rate(2)(3):	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%
Pass-Through Rate Type:	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING
Minimum Denomination:	$100,000	$100,000	$100,000	$100,000	$100,000
Incremental Denomination:	$1	$1	$1	$1	$1
Certificate Form:	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry
ERISA Eligible:	no	no	no	no	no
Final Scheduled Distribution Date(5):	October 2036	October 2036	October 2036	October 2036	October 2036
Weighted Avg. Life(4) At
to 10% optional clean-up call(6):	2.17	2.17	1.00	3.00	6.38
to maturity:	2.36	2.36	1.00	3.05	10.28
Principal Window (months)(4)
to 10% optional clean-up call(6):	1-76	1-76	1-21	21-76	76-76
to maturity:	1-76	1-76	1-21	21-96	96-179
Interest Accrual Method(7):	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
Payment Delay:	none	none	none	none	none
Anticipated Ratings	AAA/Aaa/AAA/	AAA/Aaa/AAA/	AAA/Aaa/AAA/	AAA/Aaa/AAA/	AAA/Aaa/AAA/
(S&P/Moody’s/Fitch/DBRS):	AAA	AAA	AAA	AAA	AAA

CUSIP Number:	35729T AA 0	35729T AB 8	35729T AC 6	35729T AD 4	35729T AE 2

Other information:

(1)	The initial certificate principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.

(2)	The pass-through rate for each class of certificates is the lesser of (i) the applicable formula rate (equal to the lesser of one-month LIBOR plus the applicable margin and the related maximum cap rate) and (ii) the applicable Net WAC rate. This pass-through rate is subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates—Distributions of Interest and Principal.”

(3)	If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any distribution date is less than or equal to 10% of the aggregate unpaid principal balance of the mortgage loans as of the closing date, the margin on each of the senior certificates will increase to 2 times its respective margin shown above and the margin on each of the classes of the subordinate certificates will increase to 1.5 times its respective margin shown above.

(4)	The information set forth above regarding first principal distribution date, weighted average life at issuance and principal window is based on the structuring assumptions defined herein and 100% of the applicable prepayment assumption. See “Prepayment and Yield Considerations.”

(5)	Latest maturity date for any mortgage loan plus one month.

(6)	Assumes the servicer exercises its clean-up call with respect to the mortgage loans on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate loan balance of the mortgage loans as of the closing date. See “The Pooling and Servicing Agreement—Termination: Optional Clean-up Call.”

(7)	The pass-through rate index reset date for the certificates is the second London business day prior to the start of each interest accrual period.

(i)

Summary of Terms — The Series 2006-C Certificates
Subordinate Certificates

	Class M1	Class M2	Class M3	Class M4	Class M5	Class M6	Class M7	Class M8	Class M9	Class M10
Initial Certificate Principal Amount(1):	$81,835,000	$77,339,000	$32,374,000	$31,475,000	$28,777,000	$26,979,000	$25,180,000	$15,288,000	$21,583,000	$14,388,000
Pass-Through Rate(2)(3):	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%	LIBOR + [ ]%
Pass-Through Rate Type:	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING	FLOATING
Minimum Denomination:	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000
Incremental Denomination:	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1
Certificate Form:	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry	Book Entry
ERISA Eligible:	no	no	no	no	no	no	no	no	no	no
Final Scheduled Distribution Date(5):	October 2036	October 2036	October 2036	October 2036	October 2036	October 2036	October 2036	October 2036	October 2036	October 2036
Weighted Avg. Life(4) At
to 10% optional clean-up call(6):	4.87	4.66	4.56	4.52	4.49	4.46	4.44	4.42	4.41	4.41
to maturity:	5.37	5.13	5.02	4.96	4.90	4.85	4.79	4.73	4.66	4.57
Principal Window(months)(4)
to 10% optional clean-up call(6):	47-76	43-76	42-76	41-76	40-76	39-76	39-76	38-76	38-76	38-76
to maturity:	47-155	43-145	42-135	41-130	40-125	39-119	39-113	38-106	38-100	38-92
Interest Accrual Method(7):	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
Payment Delay:	none	none	none	none	none	none	none	none	none	none
Anticipated Ratings	AA+/Aa1/	AA/Aa2/	AA-/Aa3/	A+/A1/	A/A2/A/A	A-/A3/A-/	BBB+/Baa1/	BBB/Baa2/	BBB-/Baa3/	BB+/Ba1/
(S&P/Moody’s/Fitch/DBRS):	AA+/AA (high)	AA/AA	AA-/AA (low)	A+/A (high)		A (low)	BBB+/	BBB+/	BBB/BBB	BBB-
							BBB (high)	BBB (high)		/BBB (low)

CUSIP Number:	35729T AF 9	35729T AG 7	35729T AH 5	35729T AJ 1	35729T AK 8	35729T AL 6	35729T AM 4	35729T AN 2	35729T AP 7	35729T AQ 5

Other information:

(1)	The initial certificate principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.

(2)	The pass-through rate for each class of certificates is the lesser of (i) the applicable formula rate (equal to the lesser of one-month LIBOR plus the applicable margin and the related maximum cap rate) and (ii) the applicable Net WAC rate. This pass-through rate is subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates—Distributions of Interest and Principal.”

(3)	If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any distribution date is less than or equal to 10% of the aggregate unpaid principal balance of the mortgage loans as of the closing date, the margin on each of the senior certificates will increase to 2 times its respective margin shown above and the margin on each of the classes of the subordinate certificates will increase to 1.5 times its respective margin shown above.

(4)	The information set forth above regarding first principal distribution date, weighted average life at issuance and principal window is based on the structuring assumptions defined herein and 100% of the applicable prepayment assumption. See “Prepayment and Yield Considerations.”

(5)	Latest maturity date for any mortgage loan plus one month.

(6)	Assumes the servicer exercises its clean-up call with respect to the mortgage loans on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate loan balance of the mortgage loans as of the closing date. See “The Pooling and Servicing Agreement—Termination: Optional Clean-up Call.”

(7)	The pass-through rate index reset date for the certificates is the second London business day prior to the start of each interest accrual period.

(ii)

Summary of Terms — The Series 2006-C Certificates

Non-Offered
Certificates
	Class M-11	Class P	Class C
Initial Certificate Principal Amount(1):	$17,986,000	$100	N/A
Pass-Through Rate(2)(3):	LIBOR + [___]%	N/A	N/A
Minimum Denomination:	$100,000	(7)	(7)
Incremental Denomination:	$1	N/A	N/A
Certificate Form:	Book Entry	Physical	Physical
ERISA Eligible:	no	no	no
Final Scheduled Distribution Date(5):	October 2036	October 2036	October 2036
Interest Accrual Method(6):	Actual / 360	N/A	N/A
Payment Delay:	N/A	N/A	N/A

CUSIP Number:	35729T AR 3

Other information:

(1)	The initial certificate principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.

(2)	The pass-through rate for each class of certificate is the lesser of (i) the applicable formula rate (equal to the lesser of one-month LIBOR plus the applicable margin and the related maximum cap rate) and(ii) the applicable Net WAC rate. This pass-through rate is subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates—Distributions of Interest and Principal.”

(3)	If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any distribution date is less than or equal to 10% of the aggregate unpaid principal balance of the mortgage loans as of the closing date, the margin on each of the senior certificates will increase to 2 times its respective margin shown above and the margin on each of the classes of the subordinate certificates will increase to 1.5 times its respective margin shown above.

(4)	The information set forth above regarding first principal distribution date, weighted average life at issuance and principal distribution window is based on the structuring assumptions defined herein and 100% of the applicable prepayment assumption. See “Prepayment and Yield Considerations.”

(5)	Latest maturity date for any mortgage loan plus one month.

(6)	The pass-through rate index reset date for the certificates is the second London business day prior to the start of each interest accrual period.

(7)	The minimum denomination for (a) each of the Class P and Class R Certificates will be a 100% percentage interest in such Class and (b) the Class C Certificates will be a 10% percentage interest in such Class.

(iii)

Schedule A      Mortgage Loan Pool Statistical Information
Annex I            Certain U.S. Federal Income Tax Documentation Requirements
 (iv)

SUMMARY INFORMATION
     The following summary highlights selected information from this free writing prospectus supplement. To understand the terms of the offered certificates, read carefully this entire free writing prospectus supplement and the prospectus.
     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this free writing prospectus supplement and the prospectus.
     Whenever we refer to a percentage of some or all of the mortgage loans in this free writing prospectus supplement, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of the Cut-off Date of September 1, 2006, (assuming that all scheduled payments for August will be/have been made) unless we specify otherwise.
Issuing Entity
     Fremont Home Loan Trust 2006-C, a common law trust. See “The Issuing Entity” in this free writing prospectus supplement.
Sponsor and Originator
     Fremont Investment & Loan, a California industrial bank, has originated all of the mortgage loans and, in its capacity as sponsor, will sell the mortgage loans to the depositor. See “The Sponsor” in this free writing prospectus supplement.
Depositor
     Fremont Mortgage Securities Corporation, a Delaware corporation, will transfer the assets and other assets to the Issuing Entity. The depositor is a wholly owned subsidiary of the sponsor. See “The Depositor” in this free writing prospectus supplement.
Servicer
     Fremont Investment & Loan will act as servicer of the mortgage loans. The servicer will be obligated to service and administer the mortgage loans on behalf of the Issuing Entity, for the benefit of the holders of the certificates.
Master Servicer, Trust Administrator and Custodian
     Wells Fargo Bank, National Association, will act as master servicer. Pursuant to the pooling and servicing agreement, the master servicer will supervise and oversee the servicing of the mortgage loans other than defaulted mortgage loans and REO properties.
     Wells Fargo Bank, National Association, will also act as trust administrator. Pursuant to the pooling and servicing agreement, the trust administrator will act as paying agent and certificate registrar, prepare and make available a monthly statement to certificateholders, and will perform certain administrative functions with respect to the certificates and the distribution account.
     Wells Fargo Bank, National Association, in its capacity as trust administrator, will also act as custodian with respect to the mortgage loans pursuant to the pooling and servicing agreement.
Trustee
     HSBC Bank USA, National Association, will act as trustee. See “The Trustee” in this free writing prospectus supplement.
Swap Agreement Counterparty
     Swiss Re Financial Products Corporation, a Delaware corporation, will act as counterparty to the swap agreement. See “The Swap Provider” in this free writing prospectus supplement.

Transaction Structure
     The transfers of the mortgage loans from the sponsor to the depositor to the Issuing Entity in exchange for the certificates are illustrated below:

The Certificates
     On the closing date, Fremont Home Loan Trust 2006-C will issue nineteen classes of Mortgage-Backed Certificates, Series 2006-C, including the class 1-A1 certificates, the class 1-A2 certificates, the class 2-A1 certificates, the class 2-A2 certificates and the class 2-A3 certificates (collectively, the senior certificates); the class M1 certificates, the class M2 certificates, the class M3 certificates, the class M4 certificates, the class M5 certificates, the class M6 certificates, the class M7 certificates, the class M8 certificates, the class M9 certificates, the class M10 certificates and the class M11 certificates (collectively, the subordinate certificates); the class C certificates; the class P certificates and the class R certificates.
     The senior certificates and the subordinate certificates (other than the class M11 certificates) are referred to herein as the “offered certificates.” The class M11, class C, class P and class R certificates are referred to herein as the “non-offered certificates.”
The Offered Certificates
     Of the certificates to be issued by Fremont Home Loan Trust 2006-C that are related to the mortgage loans, the senior certificates and the subordinate certificates (other than the class M11 certificates) are being offered to you by this free writing prospectus supplement.
     The class 1-A1 and class 1-A2 certificates generally represent interests in the group 1 mortgage loans.
     The class 2-A1 certificates, the class 2-A2 certificates and the class 2-A3 certificates generally represent interests in the group 2 mortgage loans.
     The class M1 certificates, the class M2 certificates, the class M3 certificates, the class M4 certificates, the class M5 certificates, the class M6 certificates, the class M7 certificates, the class M8 certificates, the class M9 certificates and the class M10 certificates represent interests in all of the mortgage loans in the trust fund.
The Non-Offered Certificates
     The Issuing Entity will also issue four other classes of certificates related to the mortgage loans: class M11, class C, class P and class R certificates. The class M11, class C, class P and class R certificates will not be offered under this free writing prospectus supplement.
     The class M11 certificates represent the most subordinated class of subordinate certificates and represent interests in all of the mortgage loans in the trust fund.
     The class C certificates initially evidence an interest of approximately 2.20% of the stated principal balance of the mortgage loans in the trust fund, which is the initial overcollateralization required by the pooling and servicing agreement for the certificates.
     The class P certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of principal or interest. The class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.
     The class R certificates are not expected to receive any distributions.
     The non-offered certificates will initially be transferred to the sponsor as part of the purchase price for the mortgage loans pursuant to the mortgage loan purchase agreement. The sponsor intends to transfer the class C and class P certificates to an affiliate in connection with the issuance of net interest margin or “NIM” securities. With respect to the remaining non-offered certificates, the sponsor may (i) sell some or all to one or more third parties in privately negotiated transactions, (ii) transfer them to an affiliate or (iii) retain them for long-term investments. See “Description of the Certificates—The Other Certificates” in this free writing prospectus supplement.
Closing Date
     On or about September 7, 2006.

Cut-off Date
     September 1, 2006.
Distributions
     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in October 2006, to the holders of record on the related record date.
Record Date
     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last day of the month immediately preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).
Form of Certificates; Denominations
     The senior certificates and the subordinate certificates will be issued and available only in book-entry form, in minimum denominations of $100,000 initial principal amount and integral multiples of $1 in excess of $100,000.
Accrued Interest
     The price paid by investors for the offered certificates will not include any accrued interest.
Interest Coverage Account
     On the closing date, part of the proceeds of the sale of the certificates will be deposited into an account designated the “interest coverage account,” which will be held by the trust administrator. Amounts on deposit in the interest coverage account will be withdrawn on the initial distribution date to cover any shortfall in interest distributions on the certificates due to the length of the initial interest accrual period and otherwise to be distributed as excess cash flow on the first distribution date. See “Description of the Certificates—Interest Coverage Account” in this free writing prospectus supplement.
Distributions of Interest
     The pass-through rates for each class of senior and subordinate certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the senior and subordinate certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.
     The interest accrual period for the certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) through the day before the related distribution date.
     For the mortgage loans, on each distribution date, the trust administrator will make distributions from interest collections for each mortgage group, after the payment of certain expenses and amounts payable pursuant to the Swap Agreement, in the following order of priority:
•	to the related class or classes of senior certificates, current interest for such distribution date;

•	to the class or classes of senior certificates related to the unrelated mortgage group, current interest for such distribution date (after giving effect to the distribution of the interest collection for the unrelated mortgage group);

•	to the subordinate certificates, in the order of priority described in this free writing prospectus supplement, current interest for such distribution date; and

•	to be applied as part of excess cashflow for such distribution date as described below.
     For a complete description of the interest distributions to the certificateholders, see “Description of the Certificates—Distributions of Interest and Principal.”

Distributions of Principal
     Principal will be distributed on the certificates on each distribution date as described under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement.
     The allocation and priority of distributions will differ depending on whether the distribution date is prior to, on or after the stepdown date or if the distribution occurs when a trigger event is in effect.
     The stepdown date means the earlier of (1) the distribution date on which the aggregate certificate principal balance of the senior certificates have been reduced to zero, and (2) the later of (i) the distribution date upon which the percentage of credit enhancement provided for the senior certificates is greater than or equal to approximately 45.90% and (ii) the distribution date occurring in October 2009.
     A trigger event exists for any distribution date in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans that are 60 or more days delinquent, measured on a rolling three-month basis (including REO properties) divided by (2) the aggregate principal balance of the mortgage loans equals or exceeds 34.86% of the Senior Enhancement Percentage, or (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the cut-off date through the last day of the calendar month preceding such distribution date divided by (2) the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the required loss percentage for the mortgage loans as set forth in this free writing prospectus supplement.
Credit Enhancement
     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:
•	an initial overcollateralization amount of approximately 2.20%,

•	the use of excess interest on the mortgage loans to cover losses on the mortgage loans and as a distribution of principal to maintain or build overcollateralization,

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates,

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding, and

•	the application of net swap payments to cover interest shortfalls and losses on the mortgage loans, and as a distribution of principal to maintain or restore overcollateralization.
The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The following chart also illustrates generally the distribution priorities and the subordination features applicable to the certificates.

		Initial
		Credit	Priority of
Allocation of Losses	Class	Support	Payments
á	Senior Certificates(1)	22.95%	½
½	M1	18.40%	½
½	M2	14.10%	½
½	M3	12.30%	½
½	M4	10.55%	½
½	M5	8.95%	½
½	M6	7.45%	½
½	M7	6.05%	½
½	M8	5.20%	½
½	M9	4.00%	½
½	M10	3.20%	½
½	M11	2.20%	â

(1)	The Group 1 Senior Certificates will be paid from funds related to collections from the group 1 mortgage loans, and the Group 2 Senior Certificates will be paid sequentially from funds related to collections from the group 2 mortgage loans.
Master Servicing and Servicing Compensation and Payment of Expenses
     As compensation for master servicing, custodial duties and administration of the issuing entity, the master servicer will be entitled to receive on a monthly basis, an amount equal to the product of 0.0070% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period. The master servicer will be responsible for paying an annual fee to the trustee and neither the trust fund nor the issuing entity will be responsible for such trustee fees; however, certain expenses incurred by the trustee are reimbursable from the issuing entity as set forth in this free writing prospectus supplement.
     The servicer will be paid in the aggregate on a monthly basis, an amount equal to the product of 0.50% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the servicing fee. As additional servicing compensation, the servicer is generally entitled to retain (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts (other than prepayment penalties) to the extent collected from the borrower, (ii) any prepayment interest excess and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts. See “The Pooling and Servicing Agreement—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” in this free writing prospectus supplement.
     The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments in between due dates. When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to certificateholders. In order to mitigate the effect of prepayment interest shortfalls, the servicer (or the master servicer, to the extent that the servicer fails to do so) will be required to pay compensating interest (but only up to the amount of the servicing fee for the related distribution date, in the case of the servicer, or the master servicing fee, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.
     Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the mortgage loans prior to the distribution of any amounts to the certificateholders.
Advances
     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the first lien mortgage loans only. The servicer will also be required to make cash advances to preserve and protect any mortgaged property (such as for taxes and insurance), unless the servicer reasonably believes that the P&I or servicing advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, as successor servicer, will be required to make an advance only in cases where the servicer was required to make such advance but failed to do so. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicer will not be required to make cash advances with regard to delinquent payments of principal and interest on the second lien mortgages.
Swap Agreement
     The certificates (other than the Class C, class P and class R certificates) will be entitled to the benefits provided by an interest rate swap agreement. The counterparty to the swap agreement is Swiss Re Financial Products Corporation, a Delaware corporation. See “Description of the Certificates—The Swap Provider” in this free writing prospectus supplement.
     The trust administrator, on behalf of the issuing entity, will enter into an interest rate swap agreement (the “swap agreement”) with the swap provider. Under the swap agreement, on or prior to each distribution date, the issuing entity will be obligated to pay to the swap provider from amounts available therefor pursuant to the pooling and servicing agreement, a fixed amount equal to the product of (x) the fixed payment rate for the related distribution date as set forth on Annex I, (y) the adjusted swap notional balance (as described herein) for that distribution date and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360 (the “fixed swap payment”) and the swap provider will be obligated to make floating payments to the issuing entity equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the adjusted swap notional balance for that distribution date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment. Generally, such net amount will be deposited into a swap account by the swap administrator pursuant to the pooling and servicing agreement and swap administration agreement, and amounts on deposit in the swap account will be distributed in accordance with the terms set forth in the pooling and servicing agreement and swap administration agreement.
     Upon early termination of the swap agreement, the trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders. See “Description of the Certificates—The Swap Agreement” and “Description of the Certificates—The Swap Administration Agreement” in this free writing prospectus supplement for additional information.
     Net swap payments and swap termination payments payable by the trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from available funds before distributions to certificateholders and will first be deposited into the swap account before payment to the swap provider.
     See “Risk Factors—The Swap Agreement is subject to Counterparty Risk,” “Description of the Certificates—The Swap Agreement” and “Description of Certificates—The Swap Administration Agreement” in this free writing prospectus supplement.

Cash Flows

Mortgagor
Mortgagor Payments
Other Mortgage Loan Collections, Liquidation Proceeds
Amounts payable to or retained by servicer, e.g., servicing fees, late fees, etc.)
Payment Clearing Accounts
Servicer
Servicer Advances and/or P&I Advances, if any, Compensating Interest and Repurchase Proceeds
Collection Account
Master Servicer, Trust Administrator
Amounts Payable to Wells Fargo Bank for master servicing, and trust administration fees and indemnification payments
Swap
Net Swap Payments due to / from Swap Provider
Net Swap Payment due to / from Swap Account
Distribution Account
Swap Administration Agreement
Funds on deposit less Expense Fees, Indemnities and reimbursements to parties
Distributions to Certificateholders

Mortgagor
Net Swap Payments due to / from Swap Provider Other Mortgage Loan Collections, Liquidation Proceeds Mortgagor Payments
Distribution Account
Amounts payable to or retained by servicer, e.g., servicing fees, late fees, etc.) Net Swap Payment due to / from Swap Account
Swap Administration Agreement
Funds on deposit less Expense Fees, Indemnities and reimbursements to parties
Distributions to Certificateholders
Servicer
Swap Counterparty
Collection Account
Servicer Advances and/or P&I Advances, if any, Compensating Interest and Repurchase Proceeds
Master Servicer, Trust Administrator
Amounts Payable to Wells Fargo Bank for master servicing, and trust administration fees and indemnification payments
Payment Clearing Accounts

The Mortgage Loans
          The mortgage loans to be included in the trust fund will consist of fixed- and adjustable-rate sub-prime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties (the “mortgage loans”). All of the mortgage loans were purchased by the depositor from Fremont Investment & Loan, who will make certain representations and warranties relating to the mortgage loans.
          The mortgage loans include adjustable-rate and fixed-rate mortgage loans. Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to initial, periodic and lifetime limitations. See “The Mortgage Loan Pool—The Index” in this free writing prospectus supplement.
          On the closing date, the issuing entity will purchase the mortgage loans.
          For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this free writing prospectus supplement.
          The aggregate principal balance of the mortgage loans as of the cut-off date was approximately $1,798,572,976, subject to a variance of +/- 5%. Approximately 77.05% of the aggregate principal balance of the mortgage loans constituted the aggregate principal balance of the adjustable rate mortgage loans in and approximately 22.95% of such balance constituted the aggregate principal balance of the fixed rate mortgage loans.
          For purposes of calculating principal distributions on the senior certificates and for purposes of calculating the allocation of certain interest shortfalls to the certificates, in each case as described in detail in this free writing prospectus supplement, the mortgage loans have been divided into two groups, designated as “group 1 mortgage loans” and “group 2 mortgage loans.” The group 1 mortgage loans consist only of those mortgage loans with principal balances that conformed to Fannie Mae/Freddie Mac loan limits at origination. The group 2 mortgage loans consist of mortgage loans with principal balances that may or may not have conformed to Fannie Mae/Freddie Mac loan limits at origination. The characteristics of the mortgage loans in each group are described under “The Mortgage Loan Pool” in this free writing prospectus supplement. The class 1-A1 and the class 1-A2 certificates generally represent interests in the group 1 mortgage loans. The class 2-A1, class 2-A2 and class 2-A3 certificates generally represent interests in the group 2 mortgage loans. The class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class M10 and class M11 certificates represent interests in all of the mortgage loans in the trust fund.
          The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of approximately 358 months as of the cut-off date, and have the following approximate characteristics as of the cut-off date:

Selected Mortgage Loan Pool Data for the Mortgage Loans(1)

	Aggregate		Group 1		Group 2
	Adjustable-Rate	Fixed-Rate	Adjustable-Rate	Fixed-Rate	Adjustable-Rate	Fixed-Rate
Stated Principal Balance:	$1,385,799,538	$412,773,437	$555,220,491	$190,635,880	$830,579,047	$222,137,558
Number of Mortgage Loans:	5,147	2,659	2,652	1,309	2,495	1,350
Average Stated Principal Balance:	$269,244	$155,236	$209,359	$145,635	$332,897	$164,546
Weighted Average Gross Coupon:	8.530%	8.439%	8.694%	8.010%	8.420%	8.808%
Weighted Average Net Coupon(2):	8.023%	7.932%	8.187%	7.503%	7.913%	8.301%
Weighted Average Original Credit Score:	619	657	603	650	630	664
Weighted Average Original LTV or CLTV Ratio(3):	80.92%	82.93%	79.61%	79.08%	81.81%	86.23%
Weighted Average Stated Remaining Term (Mo.):	358	355	358	355	358	356
Weighted Average Seasoning (Mo.):	2	1	2	1	2	1
Weighted Average Months to Roll(4):	23	N/A	23	N/A	23	N/A
Weighted Average Gross Margin(4):	6.201%	N/A	6.273%	N/A	6.153%	N/A
Weighted Average Initial Rate Cap(4):	2.910%	N/A	2.912%	N/A	2.908%	N/A
Weighted Average Periodic Rate Cap(4):	1.501%	N/A	1.500%	N/A	1.502%	N/A
Weighted Average Gross Max. Lifetime Rate(4):	14.530%	N/A	14.694%	N/A	14.419%	N/A

(1)	All percentages calculated in this table are based on stated principal balances as of the cut-off date, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate and master servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable mortgage loan group

Removal and Substitution of Assets
          Upon the discovery of the breach of any representation or warranty made by the originator, the sponsor or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders, the originator, the sponsor or the depositor, as the case may be, will be obligated to repurchase or, in certain cases, substitute a new mortgage loans for the affected mortgage loan. These removals and/or substitutions may result in changes in the characteristics of the related mortgage loan pool. Any substitution will only be allowed if it occurs within two years of the closing date. These changes may affect the weighted average lives and yields to maturity of the related senior certificates or subordinate certificates.
Optional Termination of the Issuing Entity
          The servicer may, at its option, purchase the mortgage loans on any distribution date when the aggregate stated principal balance of the mortgage loans, as further described in this free writing prospectus supplement, as of the last day of the second preceding due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and thereby effect the early retirement of the certificates.
          Purchase of the mortgage loans by the servicer would result in the final distribution on the certificates on the related distribution date. Any optional termination will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.
ERISA Considerations
          The certificates will not be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).
          For more information regarding ERISA considerations and compliance applicable to the offered certificates, see “ERISA Considerations” in this free writing prospectus supplement.
Federal Tax Aspects
          Hunton & Williams LLP will act as tax counsel to Fremont Mortgage Securities Corporation and is of the opinion that:
•	designated portions of the trust fund (exclusive of the net WAC rate carryover reserve account, the swap account, the swap agreement, the interest coverage account and certain other assets specified in the pooling and servicing agreement) will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

•	the offered certificates will represent (i) regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and (ii) interests in certain net WAC rate carryover amounts and the obligation to make payments to the swap account, which will be treated as a notional principal contract for federal income tax purposes.
          For additional information regarding the federal tax aspects of the certificates, see “Material Federal Income Tax Considerations” in this free writing prospectus supplement.
Legal Investment Considerations
          None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in certain classes of the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Risk Factors—Your Investment Considerations May Not Be Liquid” in this free writing prospectus supplement and “Legal Investment Considerations” in this free writing prospectus supplement and in the prospectus.

Ratings
          In order to be issued, the offered certificates must be assigned ratings not lower than the following ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. and Dominion Bond Rating Service:

Class	S&P	Moody’s	Fitch	DBRS
1-A1	AAA	Aaa	AAA	AAA
1-A2	AAA	Aaa	AAA	AAA
2-A1	AAA	Aaa	AAA	AAA
2-A2	AAA	Aaa	AAA	AAA
2-A3	AAA	Aaa	AAA	AAA
M1	AA+	Aa1	AA+	AA (high)
M2	AA	Aa2	AA	AA
M3	AA-	Aa3	AA-	AA (low)
M4	A+	A1	A+	A (high)
M5	A	A2	A	A
M6	A-	A3	A-	A (low)
M7	BBB+	Baa1	BBB+	BBB (high)
M8	BBB	Baa2	BBB+	BBB (high)
M9	BBB-	Baa3	BBB	BBB
M10	BB+	Ba1	BBB-	BBB (low)
          A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS
          THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
          THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.
          UNLESS OTHERWISE SPECIFIED, ALL PERCENTAGES OF MORTGAGE LOANS IN THIS “RISK FACTORS” SECTION ARE PERCENTAGES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF SEPTEMBER 1, 2006 (ASSUMING THAT ALL SCHEDULED PAYMENTS FOR AUGUST WILL BE/HAVE BEEN MADE).

Less Stringent Underwriting Guidelines and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates	The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

The underwriting guidelines used in the origination of the mortgage loans held by the Issuing Entity are generally less stringent than those of Fannie Mae/Freddie Mac with respect to a borrower’s credit history and in certain other respects. Borrowers on such mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, rates of delinquencies, defaults and foreclosures on the mortgage loans purchased by the Issuing Entity will be higher, and may be substantially higher, than those experienced by mortgage loans underwritten in a manner which is more similar to the Fannie Mae/Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) may present a greater risk of loss than mortgage loans with original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) of 80% or below. Approximately 39.42% of the mortgage loans, approximately 39.47% of the group 1 mortgage loans, and approximately 39.39% of the group 2 mortgage loans (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool or loan group as of the cut-off date) had original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) greater than 80%, calculated as described under “The Mortgage Loan Pool—General ” in this free writing prospectus supplement.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Mortgage Loans Secured by Second Liens May Experience Higher Losses	Approximately 6.10%, 3.47% and 7.97% of the mortgage loans, group 1 mortgage loans and group 2 mortgage loans, respectively (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool as of the cut-off date) are secured by second mortgages or deeds of trust. Proceeds from the liquidation of the mortgaged property will be available to satisfy the second lien loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the servicer may write off the entire outstanding balance of the mortgage loans as bad debt. These risks are particularly applicable to second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the servicer would determine foreclosure to be uneconomical for these types of home equity loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio of the mortgage loans, group 1 mortgage loans and group 2 mortgage loans (in each case, based on the aggregate stated principal balance of the related mortgage loans in the related mortgage loan pool as of the cut-off date) is approximately 81.38%, 79.47% and 82.74%, respectively.

Simultaneous Second Lien Risk Decreases Total Equity Investment by Borrowers in Related Mortgaged Property, Increasing Risk of Loss	With respect to approximately 33.51%, 21.06% and 42.33% of the mortgage loans, group 1 mortgage loans and group 2 mortgage loans, respectively (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool or loan group as of the cut-off date), at the time of origination of such first lien mortgage loan, the originator also originated a second lien mortgage loan. The weighted average original loan-to-value ratio of such mortgage loans is approximately 81.34%, with respect to those mortgage loans, approximately 81.72%, with respect to those group 1 mortgage loans and approximately 81.20%, with respect to those group 2 mortgage loans, and the original weighted average combined loan-to-value ratio of such mortgage loans (including the related simultaneous second lien) is approximately 99.19%, with respect to those mortgage loans, approximately 99.18%, with respect to those group 1 mortgage loans and approximately 99.19%, with respect to those group 2 mortgage loans.

With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Inclusion of a First and Second Lien on the Same Properties in the Mortgage Pool May Increase Risk of Loss	Approximately 25.56% of the mortgage loans, approximately 15.56% of the group 1 mortgage loans and approximately 32.64% of the group 2 mortgage loans (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool or loan group as of the cut-off date) are secured by first and second liens of the same mortgagee and mortgaged property under the related first mortgage. In the event of a default with respect to the related first mortgage loan, the Issuing Entity will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

The aggregate principal balance of the second lien mortgage loans with related first lien mortgage loans represents approximately 6.10% of the aggregate principal balance of the mortgage pool. In these circumstances, the effective combined loan to value ratio may be higher than indicated for the individual loans resulting in an increased exposure to the related mortgage property for the trust fund. See “—Simultaneous Second Lien Risk Decreases Total Equity Investment By Borrowers in Related Mortgaged Property, Increasing Risk of Loss.”

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns	Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans than are being experienced in other regions of the United States generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the Issuing Entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans as of the cut-off date were secured by mortgaged properties located in the following states, representing concentrations in excess of 5%:

Mortgage Loans
California	26.51%
Florida	14.76%
New York	10.37%
Maryland	6.11%
Illinois	5.81%
New Jersey	5.04%

Group 1 Mortgage Loans
California	17.18%
Florida	14.98%
New York	7.92%
Illinois	7.83%
Maryland	7.77%
New Jersey	6.18%
Massachusetts	5.51%

Group 2 Mortgage Loans
California	33.13%
Florida	14.61%
New York	12.10%

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are distributable to the subordinate certificates at a slower rate than principal distributions are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by Prepayments, Defaults and Losses	Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust fund will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust fund.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.
The seller may initiate customer retention programs that could involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust fund, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of and the yield on the certificates.

Approximately 63.35% of the mortgage loans, approximately 59.61% of the group 1 mortgage loans and approximately 66.00% of the group 2 mortgage loans (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool or loan group as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Fremont Investment & Loan may be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the related senior certificates or subordinate certificates as a prepayment of those mortgage loans.

The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the second preceding due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans in the pool as of the cut-off date.

If the rate of default and/or the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this free writing prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the senior certificates and subordinate certificates and will influence the yield on the senior certificates and subordinate certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the senior certificates and subordinate certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the senior certificates and subordinate certificates then entitled to principal distributions at any time that the overcollateralization falls below the required level. An earlier return of principal to the holders of the senior certificates and subordinate certificates as a result of the overcollateralization provisions will influence the yield on the senior certificates and subordinate certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on such senior certificates and subordinate certificates.

The multiple class structure of the certificates causes the yield of certain classes of the certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of senior certificates and subordinate certificates according to the priorities described in this free writing prospectus supplement, the yield to maturity on those classes of certificates will be sensitive to the rates of prepayment on the mortgage loans. Subject to the loss and delinquency performance of the mortgage loans, the subordinate certificates may continue (unless the aggregate certificate principal balance of the senior certificates has been reduced to zero) to receive no portion of the amount of principal then distributable to the senior certificates and subordinate certificates. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within 1 month prior to their sale to the Issuing Entity. As a result, the Issuing Entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in the summary of this free writing prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, and to a lesser extent, the holders of the subordinate certificates will receive regular distributions of interest and principal to the extent described herein. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Delays in payment on your certificates may result from delinquent second lien mortgage loans because the servicer is not required to advance.

The servicer is not obligated to advance scheduled monthly payments of principal and interest on second lien mortgage loans that are delinquent or in default. As a result, certificateholders may not receive a regular stream of payments from the second lien mortgage loans that become delinquent or go into default. Delinquencies and defaults on second lien mortgage loans are generally expected to occur with greater frequency in their early years. The rate of delinquency and default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Payment Status of the Mortgage Loans	None of the mortgage loans are more than 30 days delinquent as of August 1, 2006. A Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date. No loan with a first payment August 1, 2006 or later could have been delinquent as of the date of this free writing prospectus supplement.

The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent first lien mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables in Schedule A titled “Delinquency History of the Mortgage Loans,” “Delinquency History of the Group 1 Mortgage Loans” and “Delinquency History of the Group 2 Mortgage Loans.”

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain the Required Level of Overcollateralization	The weighted average of the interest rates on the mortgage loans (net of fees and expenses) is expected to be higher than the pass-through rates on the certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the certificates and to pay certain fees and expenses of the Issuing Entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the Issuing Entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate.

Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the related senior certificates and subordinate certificates.

In general, the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the senior certificates and subordinate certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:·

•	the adjustable-rate mortgage loans have a weighted average months-to-roll of approximately 23 months from the Cut-off Date;

•	the group 1 adjustable-rate mortgage loans have a weighted average months-to-roll of approximately 23 months from the Cut-off Date; and

•	the group 2 adjustable-rate mortgage loans have a weighted average months-to-roll of approximately 23 months from the Cut-off Date.

As a result, the pass-through rates on the senior certificates and subordinate certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the senior certificates and subordinate certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the senior certificates and subordinate certificates; provided, however, that the pass-through rates on the senior certificates and subordinate certificates cannot exceed the weighted average coupon of the related mortgage loans, less fees and expenses.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the senior certificates and subordinate certificates, and particularly the subordinate certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates and Other Factors on the Pass-through Rates of the Offered Certificates	The senior certificates and subordinate certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for such certificates are, in part, based on the weighted average of the interest rates on the mortgage loans in the related loan group net of certain fees and expenses of the issuing entity.

A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the senior certificates and subordinate certificates. Some of these factors are described below:

The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two, three or five years after the origination of such mortgage loans. As a result of the limit on the pass-through rates for the senior certificates and subordinate certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the related senior certificates or subordinate certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the senior certificates and subordinate certificates may decline or increase during the same period, but that the pass-through rates on the senior certificates and subordinate certificates may decline more slowly or increase more rapidly.

The pass-through rates for the senior certificates and subordinate certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the senior certificates and subordinate certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the senior certificates and subordinate certificates are more likely to be limited.

If the pass-through rates on the senior certificates and subordinate certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the related mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the senior certificates and subordinate certificates and the payment of certain fees and expenses of the Issuing Entity (including, as applicable, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event). These shortfalls suffered by the senior certificates and subordinate certificates may also be covered by amounts payable under the swap agreement, during the periods in which the swap agreement is in effect.

Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates	When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date, which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days’ interest on the prepaid mortgage loan, but only to the extent of the applicable aggregate monthly servicing fee for the related distribution date. However, prepayments in full that occur from the 1st day of a month through the 15th day of the month will be passed through on the distribution date in that month. Any such prepayment in full will be accompanied by interest on such prepayment for the period from the first of such month to the day of prepayment. Any such prepayment interest excess will be retained by the servicer.

If the servicer fails to make any required interest shortfall payments (subject to the limitations described above) or the shortfall exceeds the monthly servicing fee or prepayment interest excess for the related distribution date, to the extent such shortfalls are not covered by the master servicer, which is obligated to make such payments, but only to the extent of its master servicing compensation for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments or prepayment interest excess will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the Issuing Entity to pay the full amount of the current interest on your certificates, will result in a reduction of the yield on your certificates.

Additional Risks Associated with the Subordinate Certificates	The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.

The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization for the certificates following distributions of principal on the related distribution date, will (except to the extent of subsequent recoveries, as described in this free writing prospectus supplement) permanently reduce the certificate principal balance of the subordinate certificates and the class 1-A2 certificates. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. No realized losses will be allocated to reduce the certificate principal balance of any of the senior certificates other than the class 1-A2 certificates.

Unless the aggregate certificate principal balance of the senior certificates has been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until October 2009 or a later date as provided in this free writing prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. See “—Effect of Mortgage Rates and Other Factors on the Pass-through Rates of the Offered Certificates.” The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, net swap payments received by the trust, the Class C certificates, or a class of subordinate certificates with a lower distribution priority. Furthermore, as described in this free writing prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance	Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A Decrease in the Value of Mortgaged Property May Increase the Risk of Loss	There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan to equal or exceed the value of that mortgaged property. Among the factors that could adversely affect the value of a mortgaged property are:
•	an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

•	a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

•	natural disasters that are not necessarily covered by insurance, including wildfires, eruptions, earthquakes and floods.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses	As of the cut-off date, approximately 0.19% of the mortgage loans, approximately 0.19% of the group 1 mortgage loans and approximately 0.19% of the group 2 mortgage loans, respectively, have an initial interest only period of three years. As of the cut-off date, approximately 7.31% of the mortgage loans, approximately 3.08% of the group 1 mortgage loans and approximately 10.30% of the group 2 mortgage loans, respectively (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool or loan group as of the cut-off date), have an initial interest only period of five years. During this period, the payment made by the related mortgagor will be less than it would be if principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the senior certificates or subordinate certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the senior certificates and subordinate certificates.

Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Mortgage Loans With Balloon Payments May Result in Increased Loss	Approximately 37.37%, 34.45% and 39.44% of the mortgage loans, the group 1 mortgage loans and the group 2 mortgage loans, respectively (in each case, based on the aggregate stated principal balance of the mortgage loans in the mortgage loan pool or loan group as of the cut-off date), are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the sub-prime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the

•	exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the Issuing Entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, the originator’s failure to comply with certain requirements of federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

The originator will represent that each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, the originator will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost,” “threshold,” “covered” or “predatory” loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus supplement.

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to the originator or the servicer and were to have a material adverse effect on its financial condition, the ability of the servicer to service the mortgage loans in accordance with the pooling and servicing agreement, or the ability of the originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses to You	No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the certificates all principal and interest to which they are entitled.

The Swap Agreement is Subject to Counterparty Risk	Any amounts received from the Swap Provider under the swap agreement will be applied as described in this free writing prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses on the pool of mortgage loans. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on or prior to such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Swap Agreement) generally exceeds the strike rate. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net swap payment payable to the Swap Provider under the terms of the swap agreement will reduce amounts available for distribution to the certificateholders, and may reduce the pass-through rates of the certificates. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the senior certificates and subordinate certificates. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the swap agreement will reduce amounts available for distribution to the certificateholders.

Upon early termination of the swap agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to the related certificateholders. This feature may result in losses on the certificates. The effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment initially will be allocated among all classes of the senior certificates and subordinate certificates due to the reduction of the applicable Pass-Through Rates (to the extent necessary) causing Net WAC Shortfalls, which Net WAC Shortfalls may have a greater adverse impact on the Subordinate Certificates, and one or more classes of Subordinate Certificates may suffer a loss as a result of such payments.

To the extent that distributions on the senior certificates and subordinate certificates depend in part on payments to be received by the trust under the swap agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the swap agreement. See “Description of the Certificates—The Swap Agreement” in this prospectus supplement.

The Originator May Not Be Able to Repurchase Defective Mortgage Loans	The originator will make various representations and warranties related to the mortgage loans. Those representations are summarized in “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus supplement.

If the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the originator would be required to repurchase or, within two years from the closing date, substitute for the defective mortgage loan. It is possible that the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

External Events May Increase the Risk of Loss on the Mortgage Loans	The originator will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the 2005 hurricane season. Any adverse impact as a result of this event may be borne by the holders of the senior certificates and subordinate certificates, particularly if the originator fails to repurchase any mortgage loan that breaches this representation and warranty.

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

The United States continues to be involved in military action in Iraq and Afghanistan. Reservists who were activated for duty in Iraq or Afghanistan could continue to serve, and new reservists could be called to active duty, to secure Iraq so that reconstruction can take place. To the extent that any member of the military or reservist is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act, as amended, would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act or the California Military and Veterans Code. Neither the servicer nor the master servicer will be obligated to make advances with respect to any shortfalls resulting from such reductions. None of the parties to this transaction have taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitations. See “Certain Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only	The certificates will not represent an interest in or obligation of the originator, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Neither the senior certificates and subordinate certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the originator, the depositor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the senior certificates and subordinate certificates, and there will be no recourse to the originator, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the senior certificates and subordinate certificates.

Your Investment May Not Be Liquid	The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the those certificates, thereby limiting the market for those certificates. If your investment activities are subject to investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See “Legal Investment Considerations” in this free writing prospectus supplement and in the prospectus.

The Lack of Physical Certificates May Cause Delays in Payments and Cause Difficulty in Pledging or Selling the Offered Certificates	The senior certificates and subordinate certificates will not be issued in physical form. Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit the accounts of certificateholders either directly or indirectly through indirect participants.

The Ratings on Your Certificates Could Be Reduced or Withdrawn	Each rating agency rating the senior certificates and subordinate certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the senior certificates and subordinate certificates, the liquidity and market value of the affected certificates are likely to be reduced.

The Certificates May Not Be Suitable Investments	The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TRANSACTION OVERVIEW
Parties
     The Issuing Entity. Fremont Home Loan Trust 2006-C, a New York common law trust, formed by the depositor pursuant to the pooling and servicing agreement. See “The Issuing Entity” in this free writing prospectus supplement.
     The Depositor. Fremont Mortgage Securities Corporation, a Delaware corporation. The principal executive office of the depositor is located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5261.
     The Sponsor, Servicer and Originator. Fremont Investment & Loan, a California industrial bank (“Fremont”). The principal executive office of Fremont is located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5000. See “The Sponsor, Originator and The Servicer” in this free writing prospectus supplement.
     The Master Servicer, Trust Administrator and Custodian. Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association. The trust administrator maintains an office for purposes of certificate transfers and surrenders at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The master servicer maintains its offices, and the trust administrator also maintains an office, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—Fremont 2006-C, where its telephone number is (410) 884-2000. In its capacity as custodian, the custodian’s office is located at 24 Executive Park, Suite 100, Irvine, California 92614, and its telephone number is (949) 757-5100. For a description of the master servicer, trust administrator and custodian, see “The Master Servicer, Trust Administrator and Custodian” in this free writing prospectus supplement.
     The Trustee. HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America. The trustee’s offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York and its telephone number is (212) 525-1367.
     Swap Provider. Swiss Re Financial Products Corporation, a Delaware corporation.
     The Rating Agencies. Each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. and Dominion Bond Rating Service will issue ratings with respect to some or all of the Senior Certificates and Subordinate Certificates.
The Transaction
     Fremont Home Loan Trust 2006-C will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of September 1, 2006, by and among the originator, the depositor, the servicer, the master servicer, the trust administrator and the trustee.
THE MORTGAGE LOAN POOL
     The statistical information presented in this free writing prospectus supplement concerning the mortgage loans is as of the Cut-Off Date, which is September 1, 2006. With respect to the mortgage loan pool, some principal amortization will occur after the Cut-off Date and prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the Cut-off Date as presented in this free writing prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the pool of mortgage loans described in this free writing prospectus supplement.
     Unless otherwise noted, all statistical percentages or weighted averages set forth in this section are measured as a percentage of the aggregate Stated Principal Balance of the mortgage loan pool, or a particular type of the mortgage loans (such as adjustable-rate mortgage loans), as applicable, as of the Cut-off Date, either in the aggregate or in the related loan group.
General
     The trust fund will primarily consist of 7,806 sub-prime, adjustable- and fixed-rate, first and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate Stated Principal Balance of approximately $1,798,572,976 as of the Cut-off Date. The mortgage loans in the trust fund were acquired by the depositor from Fremont, who originated or acquired them. Fremont selects the mortgage loans for sale to the depositor from mortgage loans in its portfolio for which the mortgage loan representations required in the mortgage loan purchase agreement can be made. See “The Mortgage Loan Purchase Agreement” in this free writing prospectus supplement. Fremont does not employ any method of selecting mortgage loans that is intentionally adverse to the interests of the depositor or the Issuing Entity.
     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus supplement. See “The Sponsor, Originator and The Servicer—Underwriting Guidelines.” In general, because such underwriting guidelines do not conform to Fannie Mae/Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae/Freddie Mac guidelines.
The Mortgage Loans
     Approximately $412,773,437 (or approximately 22.95%) of the mortgage loans are fixed-rate mortgage loans and approximately $1,385,799,538 (or approximately 77.05%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable-Rate Mortgage Loans” below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.
     Approximately 93.90% of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting primarily of one- to four-family dwelling units and individual condominium units. The remaining approximately 6.10% of the mortgage loans are secured by second mortgages, deeds of trust or similar security instruments creating second liens on residential properties consisting of one- to four-family dwelling units and individual condominium units.
     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.
     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.
     Approximately 39.42% of the mortgage loans have original loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) in excess of 80%. With respect to each first lien mortgage loan, the “loan-to-value ratio” thereof at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the Fremont underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. However, in the case of a refinanced mortgage loan, such value is based solely upon the appraisal made at the time of origination of such refinanced mortgage loan. With respect to each second lien mortgage loan, the “combined loan-to-value ratio” thereof at any time is the loan-to-value ratio calculated using the aggregate Stated Principal Balance of the second mortgage loan together with the principal balance of the related first lien mortgage loan.
     Approximately 0.19% of the mortgage loans, approximately 0.19% of the group 1 mortgage loans and approximately 0.19% of the group 2 mortgage loans require the borrowers, under the terms of the related mortgage note, to make monthly payments only of accrued interest for the first 36 months following origination. Approximately 7.31% of the mortgage loans, approximately 3.08% of the group 1 mortgage loans and approximately 10.30% of the group 2 mortgage loans require the borrowers, under the terms of the related mortgage note, to make monthly payments only of accrued interest for the first 60 months following origination. With respect to these interest only mortgage loans, a rider to the related mortgage provided that principal amortization will begin on the initial interest adjustment date rather than on the 37th or 61st month, as applicable, following origination. Fremont intends to service such mortgage loans in accordance with the terms of the related note requiring that only payments of accrued interest is necessary for the first 36 or 60 months, as applicable. At the end of such periods, the monthly payments on each such interest only mortgage loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.
     None of the mortgage loans are covered by existing primary mortgage insurance policies.
     The mortgage loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

Mortgage Loans
in the Aggregate
Stated Principal Balance:	$1,798,572,976
Number of Mortgage Loans:	7,806
Average Stated Principal Balance:	$230,409
Weighted Average Gross Coupon:	8.509%
Weighted Average Net Coupon(2):	8.002%
Weighted Average Original Credit Score:	628
Weighted Average Original LTV or CLTV Ratio(3):	81.38%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Seasoning (months):	2
Weighted Average Months to Roll(4):	23
Weighted Average Gross Margin(4):	6.201%
Weighted Average Initial Rate Cap(4):	2.910%
Weighted Average Periodic Rate Cap(4):	1.501%
Weighted Average Gross Maximum Lifetime Rate(4):	14.530%

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/ 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate and the master servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the adjustable-rate mortgage loans.
     The stated principal balances of the mortgage loans range from approximately $13,967 to approximately $1,274,251. The mortgage loans had an average stated principal balance of approximately $230,409.
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the mortgage loans is approximately 81.38% and approximately

39.42% of the mortgage loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately 0.42% of the mortgage loans are secured by mortgaged properties located in any one zip code area.
     None of the mortgage loans are more than 30 days delinquent as of August 1, 2006.
     None of the mortgage loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately 37.37% of the mortgage loans are balloon loans.
     None of the mortgage loans has a prepayment penalty period in excess of three years.
     The originator will represent with respect to the mortgage loans that:
•	none of the mortgage loans is classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

•	in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.
     The original Mortgages for the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future will be, registered electronically through the MERS® System. In some other cases, the original Mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Prepayment and Yield Considerations—Defaults in Delinquent Payments” in this free writing prospectus supplement.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the aggregate mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group 1 Mortgage Loans
     The portion of the mortgage loans designated as Group 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

	Group 1	Group 1	Group 1
	Mortgage Loans	ARM	Fixed-Rate
	in the Aggregate	Mortgage Loans	Mortgage Loans
Stated Principal Balance:	$745,856,371	$555,220,491	$190,635,880
Number of Mortgage Loans:	3,961	2,652	1,309
Average Stated Principal Balance:	$188,300	$209,359	$145,635
Weighted Average Gross Coupon:	8.520%	8.694%	8.010%
Weighted Average Net Coupon(2):	8.013%	8.187%	7.503%
Weighted Average Original Credit Score:	615	603	650
Weighted Average Original LTV or CLTV Ratio(3):	79.47%	79.61%	79.08%
Weighted Average Stated Remaining Term (months):	357	358	355
Weighted Average Seasoning (months):	2	2	1
Weighted Average Months to Roll(4):	23	23	NA
Weighted Average Gross Margin(4):	6.273%	6.273%	NA
Weighted Average Initial Rate Cap(4):	2.912%	2.912%	NA
Weighted Average Periodic Rate Cap(4):	1.500%	1.500%	NA
Weighted Average Gross Maximum Lifetime Rate(4):	14.694%	14.694%	NA

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate and the master servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the Group 1 adjustable-rate mortgage loans.
     The stated principal balances of the Group 1 Mortgage Loans range from approximately $13,967 to approximately $672,287. The Group 1 Mortgage Loans had an average stated principal balance of approximately $188,300.
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the Group 1 Mortgage Loans is approximately 79.47% and approximately 39.47% of the Group 1 Mortgage Loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately 0.43% of the Group 1 Mortgage Loans are secured by mortgaged properties located in any one zip code area.
     None of the Group 1 Mortgage Loans are more than 30 days delinquent as of August 1, 2006.
     None of the Group 1 Mortgage Loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately 34.45% of the Group 1 Mortgage Loans are balloon loans.
     None of the Group 1 Mortgage Loans has a prepayment penalty period in excess of three years.
     See “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus supplement.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the Group 1 Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group 2 Mortgage Loans
     The portion of the mortgage loans designated as Group 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

	Group 2	Group 2	Group 2
	Mortgage Loans	ARM	Fixed-Rate
	in the Aggregate	Mortgage Loans	Mortgage Loans
Stated Principal Balance:	$1,052,716,605	$830,579,047	$222,137,558
Number of Mortgage Loans:	3,845	2,495	1,350
Average Stated Principal Balance:	$273,788	$332,897	$164,546
Weighted Average Gross Coupon:	8.502%	8.420%	8.808%
Weighted Average Net Coupon(2):	7.995%	7.913%	8.301%
Weighted Average Original Credit Score:	637	630	664
Weighted Average Original LTV or CLTV Ratio(3):	82.74%	81.81%	86.23%
Weighted Average Stated Remaining Term (months):	358	358	356
Weighted Average Seasoning (months):	2	2	1
Weighted Average Months to Roll(4):	23	23	N/A
Weighted Average Gross Margin(4):	6.153%	6.153%	N/A
Weighted Average Initial Rate Cap(4):	2.908%	2.908%	N/A
Weighted Average Periodic Rate Cap(4):	1.502%	1.502%	N/A
Weighted Average Gross Maximum Lifetime Rate(4):	14.419%	14.419%	N/A

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate and the master servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the group 2 adjustable-rate mortgage loans.
     The stated principal balances of the Group 2 Mortgage Loans range from approximately $14,940 to approximately $1,274,251. The Group 2 Mortgage Loans had an average stated principal balance of approximately $273,788.
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the Group 2 Mortgage Loans is approximately 82.74% and approximately 39.39% of the Group 2 Mortgage Loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately 0.48% of the Group 2 Mortgage Loans are secured by mortgaged properties located in any one zip code area.
     None of the Group 2 Mortgage Loans are more than 30 days delinquent as of August 1, 2006.
     None of the Group 2 Mortgage Loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately 39.44% of the Group 2 Mortgage Loans are balloon loans.
     None of the Group 2 Mortgage Loans has a prepayment penalty in excess of three years.
     See “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus supplement.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the Group 2 Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums
     Approximately 63.35% of the mortgage loans, approximately 59.61% of the Group 1 Mortgage Loans and approximately 66.00% of the Group 2 Mortgage Loans and provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be distributed to the holders of the Class P Certificates and will not be available for distribution to the Senior Certificates or Subordinate Certificates.
     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.
Adjustable-Rate Mortgage Loans
     All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as described below under “—The Index”), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).
     The first adjustment for approximately 96.68% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date) will occur after an initial period of approximately two years following origination (the “2/28 Adjustable-Rate Mortgage Loans”); for approximately 2.64% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date), approximately three years following origination (the “3/27 Adjustable-Rate Mortgage Loans”); and for approximately 0.68% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date), approximately five years following origination (the “5/25 Adjustable Rate Mortgage Loans”).
     On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8 of the applicable index and a fixed percentage amount (the “Gross Margin”). However, for substantially all of the adjustable-rate mortgage loans, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of 1.500% as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage loan (the “Minimum Rate”). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the “Initial Cap”). The Initial Cap for all of the adjustable-rate mortgage loans is 2.000% or 3.000%. Except with respect to interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date. With respect to interest-only loans, the monthly payment amount will be adjusted on the third or fifth anniversary, as applicable, of the initial payment date for such loan to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining term, in addition to interest at the then current interest rate. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable index and the related Gross Margin, rounded as described in this free writing prospectus supplement. See “—The Index” below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.
The Index
     The Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (“Six-Month LIBOR”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.
Credit Scores
     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by third parties, which analyzed data on consumers in order to establish patterns, which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.
     The tables on Schedule A set forth certain information as of the Cut-off Date as to the Credit Scores of the related mortgagors, for the mortgage loans in the aggregate and for each mortgage loan group, obtained by the originator in connection with the origination of each mortgage loan.
THE ISSUING ENTITY
     Fremont Home Loan Trust 2006-C will be formed on the closing date by the depositor pursuant to the pooling and servicing agreement among the trustee, the master servicer and trust administrator, the originator and the depositor. The Issuing Entity will be a New York common law trust, for which HSBC Bank USA, National Association will act as trustee. The Issuing Entity not own any assets other than the mortgage loans or the other assets described herein and will not have any directors, officers or employees. The Issuing Entity will not have any liabilities other than those incurred in connection with the pooling and servicing agreement and any related agreements nor will it have any ability to make additional borrowings or issue additional securities. The fiscal year end of the Issuing Entity will be December 31 of each year, commencing in 2006. The trustee, the trust administrator, the master servicer, the depositor, the originator and the servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the pooling and servicing agreement.
     The Issuing Entity, as a common law trust may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefor it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.
     The Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)) will be made available on the web site of the Sponsor (http://www.fremont-regab.com) on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.
THE SPONSOR, ORIGINATOR AND THE SERVICER
Fremont Investment & Loan
     Fremont is a California industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.
     Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of June 30, 2006, Fremont had approximately $12.65 billion in assets, approximately $11.06 billion in liabilities and approximately $1.59 billion in equity. As part of its residential subprime mortgage loan origination program, Fremont either
•	sells its mortgage loans to third parties in whole loan sales transactions,

•	transfers such loans in connection with a securitization, or

•	retains the loans for long term investment.
     Fremont sponsored its first securitization in 1999 and has sponsored $1,156,712,000 (2 issues), $2,701,228,000 (4 issues), $6,267,933,000 (5 issues) and $2,211,824,000 (2 issues) in aggregate principal amount of publicly offered mortgage backed certificates in 2003, 2004, 2005 and 2006, respectively. In addition to acting as sponsor of its securitizations, Fremont also acts as the originator and servicer of the mortgage loans and is the sole owner of the depositor. As part if its securitization program, Fremont works with the related underwriters in designing the overall structures of the transactions.
Static Pool Information
     Information concerning the sponsor’s prior residential mortgage loan securitizations involving mortgage backed certificates sponsored by Fremont since 2001 is available on the internet at: http://www.fremont-regab.com. Those securitizations involve comparable types of mortgage loans to the types of mortgage loans contained in the trust fund.

     Without charge or registration, investors can view on this website the following information for each of those securitizations:
•	summary initial pool information; and
•	delinquency, cumulative loss, and prepayment information as of each distribution date for the five years preceding the date of first use of this free writing prospectus supplement.
     In the event any changes or updates are made to the information regarding these securitizations available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at (714) 961-5000, Attention: Investor Reporting.
     The static pool data available on the sponsor’s website relating to any of the sponsor’s mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this free writing prospectus supplement, the prospectus or the depositor’s registration statement.
     This static pool data may have been influenced in the past by factors beyond the sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the mortgage loans. In addition, the static pool date is necessarily limited to data on loans that are included in prior securitization sponsored by Fremont, and therefor only reflect a portion of the sponsors total origination volume.
Originations
     Fremont has been originating sub-prime residential mortgage loans since May 1994 and substantially all of its residential mortgage loan originations consist of sub-prime mortgage loans. Fremont’s sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion, $23.91 billion and $36.24 billion for the years ended 2002, 2003, 2004 and 2005, respectively, and approximately $18.08 billion for the first six months ended June 30, 2006.
Underwriting Guidelines
     All of the mortgage loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting guidelines of Fremont.
     Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker application and agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.
     Mortgage loans are underwritten in accordance with Fremont’s current underwriting programs, referred to as the Scored Programs (“Scored Programs”), subject to various exceptions as described in this section. Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Fremont’s underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter’s judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

     The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont’s Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.
     Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,
•	if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

•	if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

•	if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $800,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.
Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.
     All of the mortgage loans were underwritten by Fremont’s underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.
     There are three documentation types, Full Documentation (“Full Documentation”), Easy Documentation (“Easy Documentation”) and Stated Income (“Stated Income”). Fremont’s underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant’s line of work.
     Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont’s underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.
     Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.
     Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont’s senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.
     Balloon Loans. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Beginning in September 2005, Fremont began originating certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years (“40/30 Loans”).
     Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with minimum Credit Scores of 600, credit grades of at least “C” and debt to income ratios not greater than 50%. Permissible loan balances for this program are from $15,000 to $44,444. The maximum term on these loans is 10 to 30 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance of $15,000 or greater. Terms over 15 years are available only for Full Documentation or Easy Documentation loans with an original loan balance of $25,000 or greater. Loans under this program are available for “owner occupied” or “non-owner occupied” properties.
     The second program is for borrowers with minimum Credit Scores of 600. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program are from $15,000 to $200,000. Combined loan balances (first and second lien mortgage loans) of up to $1,000,000 are allowed to borrowers under Full Documentation that have Credit Scores of 600 and greater or Stated Documentation loans that have Credit Scores of 640 and greater. In addition, permissible loan balances from $15,000 to $250,000 are allowed for Full Documentation borrowers with Credit Scores of 640 or greater. Combined loan balances (first and second lien mortgage loans) of up to $1,250,000 are allowed. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for an amortization term of 20 years or longer. Rural properties and properties in Alaska are not allowed under this program.
     Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of 580. This program allowed for loans of 20%

loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than 620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.
Risk Categories
     Fremont’s underwriting guidelines under the Scored Programs with respect to each rating category generally require:
•	debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 90%;

•	applicants have a Credit Score of at least 500;

•	that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

•	that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.
     In addition, the various risk categories generally have the following criteria for borrower eligibility:
     “A+.” Under the “A+” category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A.” Under the “A” category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A-.” Under the “A-” category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “B.” Under the “B” category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C.” Under the “C” category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 85% with a minimum Credit Score of 580. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C-.” Under the “C-” category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “D.” Under the “D” category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.
Servicing
     Fremont has been servicing sub-prime mortgage loans since 1994 through its nationwide servicing operation, currently located in Ontario, California. As of June 30, 2006, Fremont was servicing 121,283 sub-prime residential mortgage loans with a total principal balance of approximately $24.869 billion. Approximately $13.675 billion of this balance was comprised of recently originated mortgage loans that were either owned by Fremont and held for sale or had been sold to third parties for which Fremont was providing interim servicing until the servicing was transferred. The product types serviced include both fixed and adjustable rate residential sub-prime mortgage loans, which may provide for principal payments that may fully amortize all payments of principal, or provide an initial interest only period of up to five years or provide for a balloon payment at maturity.
     Fremont’s residential sub-prime servicing operations are currently rated SQ3+ by Moody’s and RPS3 by Fitch and have been assigned a rating of “average” from S&P.
     Fremont has experienced significant growth in its servicing activities, increasing its servicing portfolio of sub-prime residential mortgage loans by more than 500% since 2002, based on outstanding principal balance.
     In addition, Fremont has only been servicing mortgage loans for third parties for a limited period of time, and most of Fremont’s servicing portfolio, approximately 55%, 62%, 74%, 80% and 90% as of June 30, 2006, December 31, 2005, 2004, 2003 and 2002, respectively, consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days.

Loan Servicing
(Dollars in billions)

	As of June 30,	As of December 31,	As of December 31,	As of December 31,
	2006	2005	2004	2003
Interim Serviced Outstandings	$13.68	$13.79	$11.10	$7.60
Held to Maturity Serviced Outstandings	$11.19	$8.46	$3.80	$1.90
Total Serviced Outstandings	$24.87	$22.25	$14.90	$9.50
Interim Serviced Units	69,696	73,927	66,375	46,258
Held to Maturity Service Units	51,587	40,141	19,669	10,162
Total Serviced Units	121,283	114,068	86,044	56,420
Servicing Employees	391 *	325	186	89

*	(Servicing employees as of March 31, 2006)
Servicer’s Delinquency and Foreclosure Experience
     The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Fremont at the end of the indicated periods. Fremont’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. In particular, the fact that Fremont has only been servicing mortgage loans for third parties for a limited period of time and that most of Fremont’s servicing portfolio consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days may result in significant differences between the historical performance of Fremont’s servicing portfolio and the expected performance of the mortgage loans included in this transaction. Therefore, the historical information presented herein may not be indicative of the performance that you will experience with respect to the mortgage loan pool included in the trust. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fremont. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Fremont’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Fremont Mortgage Loan Servicing Portfolio
(Combined Loans Held for Sale, Interim Serviced, Held for Investment and Securitized)
Delinquencies and Foreclosures

	As of June 30, 2006			As of December 31, 2005
			Percent			Percent
		Principal	by		Principal	by
	Number	Balance	Principal	Number	Balance	Principal
	of Loans	(in thousands)	Balance	of Loans	(in thousands)	Balance
Current Loans	115,053	$23,686,501	95.25%	109,896	$21,521,721	96.72%

Period of Delinquency
30 to 59 days	2,073	$440,969	1.77%	1,407	$268,612	1.21%
60+ days	1,889	$251,874	1.01%	725	85,171	0.38
Total Delinquencies	3,962	$692,843	2.79%	2,132	$353,783	1.59%

Foreclosures/Forbearances	1,481	$351,958	1.42%	1,310	$264,469	1.18%
Bankruptcies	446	71,754	0.29%	547	83,521	0.38
Total Foreclosures and Bankruptcies	1,927	$423,712	1.70%	1,857	$347,990	1.56%

Real Estate Owned	341	65,493	0.26%	183	$28,841	0.13%

Total Portfolio	121,283	$24,468,549	100.00%	114,068	$22,252,335	100.00%

	As of December 31, 2004			As of December 31, 2003			As of December 31, 2002
		Principal	Percent by		Principal	Percent by		Principal	Percent by
	Number of	Balance (in	Principal	Number of	Balance (in	Principal	Number of	Balance (in	Principal
	Loans	thousands)	Balance	Loans	thousands)	Balance	Loans	thousands)	Balance
Current Loans	84,383	$14,692,643	98.18%	55,691	$9,380,221	98.91%	26,953	$3,973,672	99.18%

Period of Delinquency
30 to 59 days	595	$97,995	0.65%	285	$43,951	0.46%	37	$3,921	0.10%
60+ days	77	11,262	0.08	79	11,307	0.12	10	1,559	0.04

Total Delinquencies	672	$109,257	0.73%	364	$55,258	0.58%	47	$5,480	0.14%
Foreclosures/ Forbearances	784	125,592	0.84%	229	32,357	0.34%	108	15,072	0.37%
Bankruptcies	205	$28,772	0.19	115	$13,502	0.14	78	$8,916	0.22

Total Foreclosures and Bankruptcies	989	154,364	1.03%	344	$45,859	0.48%	186	$23,988	0.59%
Real Estate Owned	48	$8,575	0.06%	21	$2,642	0.03%	37	$3,490	0.09%

Total Portfolio	86,092	$14,964,838	100.00%	56,420	$9,483,980	100.00%	27,223	$4,006,630	100.00%

Fremont Mortgage Loan Servicing Portfolio
(Loans Held to Maturity/Serviced For Others)
Delinquencies and Foreclosures

	As of June 30, 2006			As of December 31, 2005
			Percent			Percent
		Principal	by		Principal	by
	Number	Balance	Principal	Number	Balance	Principal
	of Loans	(in thousands)	Balance	of Loans	(in thousands)	Balance
Current Loans	47,753	$10,422,424	93.11%	37,591	$7,995,870	94.48%

Period of Delinquency
30 to 59 days	1,156	$239,583	2.14%	739	$147,834	1.75%
60+ days	658	101,827	0.91%	269	36,762	0.43
Total Delinquencies	1,814	$341,410	3.05%	1,008	$184,596	2.18%

Foreclosures/Forbearances	1,319	$300,010	2.68%	977	$190,383	2.25%
Bankruptcies	379	67,392	0.60%	407	66,689	0.79
Total Foreclosures and Bankruptcies	1,698	$367,402	3.29%	1,304	$257,072	3.04%

Real Estate Owned	322	$62,073	0.55%	158	$25,167	0.30%

Total Portfolio	51,587	$11,193,309	100.00%	40,141	$8,462,705	100.00%

	As of December 31, 2004			As of December 31, 2003			As of December 31, 2002
		Principal	Percent by		Principal	Percent by		Principal	Percent by
	Number of	Balance (in	Principal	Number of	Balance (in	Principal	Number of	Balance (in	Principal
	Loans	thousands)	Balance	Loans	thousands)	Balance	Loans	thousands)	Balance
Current Loans	18,746	$3,675,608	95.60%	9,915	$1,844,818	97.75%	2,403	$380,873	96.87%

Period of Delinquency
30 to 59 days	253	$45,603	1.19%	104	$18,650	0.99%	22	$3,582	0.91%
60+ days	36	5,743	0.15	21	4,476	0.23	6	520	0.13

Total Delinquencies	289	$51,347	1.34%	125	$23,126	1.22%	28	$4,102	1.04%
Foreclosures/ Forbearances	490	88,871	2.31%	66	11,753	0.62%	21	4,139	1.05%
Bankruptcies	144	$22,967	0.60	50	$6,975	0.37	33	$3,767	0.96

Total Foreclosures and Bankruptcies	634	$111,838	2.91%	116	$18,728	0.99%	54	$7,906	2.01%
Real Estate Owned	34	5,977	0.16%	6	668	0.04%	4	311	0.08%

Total Portfolio	19,703	$3,844,769	100.00%	10,162	$1,887,340	100.00%	2,489	$393,192	100.00%

     The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. For example, a payment on a mortgage loan that was due on January 1 is not considered delinquent unless it is not received by the close of business on February 1 and such delinquency will not be reported as delinquent unless the mortgage loan remains delinquent until the related delinquency report is generated, at the end of February.
Servicing Processes and Procedures
     See “Sale and Servicing of the Trust Assets” in the prospectus.
     Fremont will not have custodial responsibility for the mortgage notes or other items constituting the mortgage file, other than in limited instances necessary to effect the servicing and collection of the related mortgage loan. For example, certain states require that the servicer produce an original mortgage note upon the commencement of a foreclosure action. The Custodian is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. See “The Master Servicer, Trust Administrator and Custodian” in this free writing prospectus supplement.
Advances.
     The servicer is required to make servicing advances and advances of principal and interest on each Servicer Remittance Date with respect to each first lien mortgage loan it services, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable. The servicer is only required to make such advances with respect to a first lien mortgage loan until the related mortgage property becomes an REO property. These advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. The servicer is not required to make advances on any second lien mortgage loan. The servicer will charge off any second lien mortgage loan that is delinquent in excess of 180 days. See “The Pooling and Servicing Agreement—P&I Advances and Servicing Advances” in this free writing prospectus supplement.
     There are no outstanding servicing advances on any of the mortgage loans transferred to the Issuing Entity.
Prior Securitizations.
     Since 2003, there has not been a servicing event of default, servicer termination or early amortization event (or any event that would result in the forgoing) with respect to any residential sub-prime mortgage loan portfolio serviced by Fremont for 3rd parties. In addition, Fremont has not been terminated under any such portfolio due to a servicer default or application of a servicing performance test or trigger. During such time, Fremont has neither failed to make any required advance with respect to any residential sub-prime mortgage loan portfolio nor disclosed any material noncompliance with the servicing criteria applicable to any such securitization.
THE DEPOSITOR
     Fremont Mortgage Securities Corporation was incorporated in Delaware in November 1999, as a wholly owned, limited-purpose financing subsidiary of Fremont. See “The Depositor” in the prospectus. The depositor’s certificate of incorporation limits it’s business and prohibits it from engaging in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. The depositor will have limited responsibilities to the Issuing Entity after the issuance of the certificates on the closing date, primarily ministerial duties and maintenance of existence.
THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN
     The information set forth in the next paragraph has been provided by Wells Fargo Bank, National Association (“Wells Fargo Bank”).
     Wells Fargo Bank will act as Master Servicer, Trust Administrator, and Custodian under the Pooling and Servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Sponsor, Seller and Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.
     Master Servicer. Primary servicing of the mortgage loans will be provided by the servicer in accordance with the terms and conditions of the Pooling and Servicing agreement and the servicer will be responsible for the servicing of the mortgage loans. Wells Fargo Bank will act as Master Servicer pursuant to the Pooling and Servicing agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer; provided, however, that the master servicer will not be responsible for the verification or approval of Applied Realized Loss Amounts (as defined under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus) as reported by the servicer. However, if the master servicer becomes aware that the servicer is not fulfilling its obligations under the Pooling and Servicing agreement with respect to these matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the Pooling and Servicing agreement. Following termination of the servicer and prior to the appointment of a successor servicer, the master servicer will assume the obligation to make P & I Advances and servicing advances. In the event of the occurrence of a Servicer Event of Default under the Pooling and Servicing agreement, under certain circumstances specified therein, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 90 days for the transfer of actual servicing to such successor servicer). Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. Wells Fargo Bank has acted as master servicer for all previous series of publicly offered mortgage backed certificates issued by the Depositor and as of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.
     The compensation to be paid to the master servicer in respect of its obligations under the Pooling and Servicing agreement will be equal to investment earnings on the amounts on deposit in the Distribution Account and a monthly fee equal to 0.0135% of the Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period.
     The master servicer may sell and assign its rights and delegate its duties and obligations in their entirety under the Pooling and Servicing agreement to a transferee that meets certain conditions, provided, among other things, that each of the Rating Agencies confirms that its then-current ratings of the Senior Certificates and Subordinate Certificates will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation.
     Trust Administrator. Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Trust Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs or other legal entities formed pursuant to the Pooling and Servicing Agreement and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. The Trust Administrator may make such statement available each month, to any interested party, via the Trust Administrator’s website. See “Description of the Certificates—Reports to Certificateholders.” Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. Wells Fargo Bank has acted as trust administrator for all previous series of publicly offered mortgage backed certificates issued by the Depositor and as of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.
     The Pooling and Servicing agreement requires that the Trust Administrator and the Master Servicer at all times be the same person, so long as a Master Servicer is required by the provisions of the pooling and servicing agreement. Under certain circumstances, the Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety under the pooling and servicing agreement, as described above.
     Wells Fargo Bank will not be entitled to any additional compensation by the issuing entity for the performance of its duties as the trust administrator.
     Custodian. Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.
     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Pursuant to the pooling and servicing agreement, the Issuing Entity will indemnify the Master Servicer, Trust Administrator and Custodian for certain matters which may reduce amounts otherwise distributable to Certificateholders. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this free writing prospectus supplement.
THE TRUSTEE
     The information set forth in the next paragraph has been provided by the trustee.
     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling and servicing agreement. The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee has acted as trustee for all previous series of publicly offered mortgage backed certificates issued by the Depositor. The trustee’s offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.
     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee, in accordance with the terms of the pooling and servicing agreement, is obligated to perform such obligations until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the pooling and servicing agreement, a successor trustee shall be appointed within 30 days by the depositor. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.
     As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee’s annual fee will be paid by the trust administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the Trust.
     The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the issuing entity against any loss, liability or expense set forth in the pooling and servicing agreement. In addition, the trustee shall be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer’s breach of its obligations as provided in the pooling and servicing agreement. The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this free writing prospectus supplement.
     As of June 30, 2006, HSBC Bank USA, National Associating is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.
DESCRIPTION OF THE CERTIFICATES
     On the closing date, the Issuing Entity will be created and the depositor will cause the Issuing Entity to issue the certificates. The certificates will be issued in nineteen classes. Only the Offered Certificates will be offered under this free writing prospectus supplement. The Class M11, Class C, Class P and Class R Certificates are not offered hereby. The certificates will collectively represent the entire undivided ownership interest in that portion of the trust fund attributable to the mortgage loans, which trust fund is created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:
•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due or collected after the Cut-off Date;

•	such assets as from time to time are identified as REO property and related collections and proceeds;

•	assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

•	payments under the Swap Administration Agreement and the rights and benefits of the Issuing Entity under the Swap Agreement.
     The Senior Certificates and Subordinate Certificates will be issued and available only in book-entry form, in minimum denominations of $100,000 initial principal amount and integral multiples of $1 in excess of $100,000.
     Voting rights will be allocated among holders of the Senior Certificates and Subordinate Certificates in proportion to the Certificate Principal Balances of their respective certificates on such date, except that the Class C and Class P Certificates will each be allocated 1.0% of the voting rights. The Class R Certificates will have no voting rights.
     The Class 1-A1 and Class 1-A2 Certificates generally represent interests in the mortgage loans designated as Group 1 Mortgage Loans. The Class 2-A1, Class 2-A2 and Class 2-A3 Certificates generally represent interests in the mortgage loans designated as Group 2 Mortgage Loans. The Subordinate Certificates represent interests in all of the mortgage loans in the trust fund.
Book-Entry Registration and Definitive Certificates
     The Offered Certificates are sometimes referred to in this free writing prospectus supplement as “book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the Issuing Entity, except under the limited circumstances described in this free writing prospectus supplement and the prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., in Europe. All references in this free writing prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC. The Offered Certificates will be issued in one or more certificates, which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
     Distributions on the book-entry certificates will be made on each Distribution Date by the trust administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.
     None of the Issuing Entity, the originator, the depositor, the servicer, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

     See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus. See also the attached Annex II for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).
     Definitive certificates will be transferable and exchangeable at the offices of the trust administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the trust administrator designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trust administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Distributions
     Distributions on the certificates will be required to be made by the trust administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in October 2006, to the persons in whose names the certificates are registered on the related Record Date.
     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trust administrator or, if no wire instructions are provided, then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trust administrator designated from time to time for those purposes. Initially, the trust administrator designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, for those purposes.
Interest Coverage Account
     On the Closing Date, a cash deposit in the amount of approximately $1,392,185 will be made into the Interest Coverage Account from the proceeds of the sale of the certificates. On the initial Distribution Date, the Trust Administrator will transfer the funds from the Interest Coverage Account to the Distribution Account to be included in Available Funds. The Interest Coverage Account will be closed following that payment. The Interest Coverage Account will not be an asset of any Trust REMIC formed under the Pooling and Servicing Agreement.
Priority of Distributions Among the Certificates
     As more fully described in this free writing prospectus supplement, distributions on the certificates will be made on each Distribution Date from the Available Funds (after taking into account any required payments with respect to the Swap Agreement) and will be made to the classes of certificates in the following order of priority:
(a) to interest on each class of certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal;”
(b) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal,” and
(c) to pay additional amounts to the Certificates, and then to deposit into the Net WAC Rate Carryover Reserve Account to cover any Net WAC Rate Carryover Amount and then to be released to the Class C Certificates, subject to certain limitations set forth below under “—Distributions of Interest and Principal.”“
     In addition, as more fully described in this free writing prospectus, distributions on the certificates will be made from the Swap Account in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal — Swap Administration Agreement.”
Distributions of Interest and Principal
     On each Distribution Date, the trust administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:
Interest Distributions
     I. On each Distribution Date, the Group 1 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:
     (i) first, concurrently, to the holders of the Class 1-A1 and Class 1-A2 Certificates, pro rata, based on the entitlement of each such class, the Current Interest and the Unpaid Interest Amounts, if any, for such class; and
     (ii) second, concurrently, to the holders of the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, based on the entitlement of each such class, an amount equal to the excess if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group 2 Interest Remittance Amount.
     II. On each Distribution Date, the Group 2 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:
     (i) first, concurrently, to the holders of the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, based on the entitlement of each such class, the Current Interest and the Unpaid Interest Amounts, if any, for each such class; and
     (ii) second, to the holders of the Class 1-A1 and Class 1-A2 Certificates, pro rata, based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group 1 Interest Remittance Amount.
     III. On each Distribution Date, following the distributions made pursuant to clauses I and II above, the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount will be distributed, sequentially, to the holders of the Subordinate Certificates (beginning with the Class M1 Certificates and ending with Class M11 Certificates), the related Current Interest for each such class, if any.
Principal Distributions
1. On each Distribution Date (a) prior to the Stepdown Date or (b) if a Trigger Event is in effect:
     I. Distributions of principal to the extent of the Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:

     (i) First, concurrently, to the holders of the Class 1-A1 and Class 1-A2 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof are reduced to zero; and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 2 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 1.II.(i) below, to the holders of the Group 2 Senior Certificates according to the principal distribution priority in such clause.
     II. Distributions of principal to the extent of the Group 2 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, sequentially, to the holders of the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero (notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class); and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 1 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 1.I.(i) above, to the holders of the Group 1 Senior Certificates according to the principal distribution priority in such clause.
     III. Following the distributions made pursuant to clauses 1.I. and 1.II. above, distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the Subordinate Certificates (beginning with the Class M1 Certificates and ending with Class M11 Certificates), until the Certificate Principal Balances thereof are reduced to zero; provided, however, that if a Trigger Event is not in effect and the Senior Certificates are reduced to zero on a Distribution Date, such distributions in respect of principal will be distributed pursuant to clause 2(III) below.
2. On each Distribution Date, on or after the Stepdown Date and if a Trigger Event is not in effect:
     I. Distributions of principal to the extent of the Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, concurrently, to the holders of the Class 1-A1 and Class 1-A2 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, the Group 1 Senior Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero; and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 2 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 2.II.(i) below, to the holders of the Group 2 Senior Certificates, an amount up to the Group 2 Senior Principal Distribution Amount, according to the principal distribution priority in such clause.
     II. Distributions of principal to the extent of the Group 2 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, sequentially, to the holders of the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, in that order, the Group 2 Senior Principal Distribution Amount until the Certificate Principal Balances thereof are reduced to zero; and (notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group 2 Senior Certificates exceeds the aggregate

Stated Principal Balance of the Group 2 Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class); and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 1 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 2.I.(i) above, to the holders of the Group 1 Senior Certificates, an amount up to the Group 1 Senior Principal Distribution Amount, according to the principal distribution priority in such clause.
     III. Distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, in the following amounts and order of priority:
     (i) to the holders of the Class M1 Certificates, an amount up to the Class M1 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (ii) to the holders of the Class M2 Certificates, an amount up to the Class M2 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (iii) to the holders of the Class M3 Certificates, an amount up to the Class M3 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (iv) to the holders of the Class M4 Certificates, an amount up to the Class M4 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (v) to the holders of the Class M5 Certificates, an amount up to the Class M5 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (vi) to the holders of the Class M6 Certificates, an amount up to the Class M6 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (vii) to the holders of the Class M7 Certificates, an amount up to the Class M7 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (viii) to the holders of the Class M8 Certificates, an amount up to the Class M8 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (ix) to the holders of the Class M9 Certificates, an amount up to the Class M9 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
     (x) to the holders of the Class M10 Certificates, an amount up to the Class M10 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and
     (xi) to the holders of the Class M11 Certificates, an amount up to the Class M11 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.
Excess Cashflow Distributions
     On each Distribution Date, the Excess Cashflow, if any, will be distributed as follows:
     (i) to the Servicer, Trustee, Master Servicer or Trust Administrator any amounts to which such persons are entitled under the pooling and servicing agreement to the extent such amounts have not otherwise been paid or reimbursed;

     (ii) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, in each case, according to the principal distribution priority in effect for such Distribution Date;
     (iii) to the holders of the Class 1-A2 Certificates, any Unpaid Realized Loss Amount allocable to such class of certificates;
     (iv) sequentially, to the holders of the Subordinate Certificates (beginning with the Class M1 Certificates and ending with the Class M11 Certificates), an amount equal to any Unpaid Interest Amount plus any Unpaid Realized Loss Amount allocable to each such class of certificates;
     (v) to the Net WAC Rate Carryover Reserve Account, the Net WAC Rate Carryover Amounts, without taking into account amounts, if any, received under the Swap Agreement, in respect of amounts otherwise distributable to the Class C Certificates for such Distribution Date distributed in the following order of priority:
     (a) concurrently, in proportion to their respective Net WAC Rate Carryover Amounts, to the Senior Certificates their related Net WAC Rate Carryover Amounts; and
     (b) sequentially, to the holders of the Subordinate Certificates (beginning with the Class M1 Certificates and ending with the Class M11 Certificates), their related Net WAC Rate Carryover Amounts;
     (vi) to the Swap Provider, from amounts otherwise distributable to the Class C Certificates, any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement;
     (vii) to the Class C Certificates and Class P Certificates, those amounts as set forth in the pooling and servicing agreement; and
     (viii) to the holders of the Class R Certificates, any remaining amounts as set forth in the pooling and servicing agreement.
     On each Distribution Date, the trust administrator is required to distribute to the holders of the Class P Certificates all amounts representing Prepayment Premiums received by it from the servicer in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.
     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the Senior Certificates, the Subordinate Certificates and the Class P Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Certificate Principal Balance of the Subordinate Certificates will be reduced, in reverse order of seniority and, in the case of Realized Losses on the Group 1 Mortgage Loans, the Class 1-A2 Certificates will be reduced, by an amount equal to that excess, until that Certificate Principal Balance is reduced to zero. That reduction is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of Subordinate Certificates or the Class 1-A2 Certificates, their Certificate Principal Balances will be permanently reduced by the amount so allocated, and no funds (other than as described in “Excess Cashflow Distributions” or “Swap Administration Agreement” herein or in the event of Subsequent Recoveries as described below) will be distributable with respect to the written down amounts or with respect to interest or Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution

Dates, even if funds are otherwise available for distribution. No Applied Realized Loss Amounts will be allocated to the Senior Certificates (other than the Class 1-A2 Certificates).
     In the event that the servicer ultimately recovers an amount in respect of a liquidated mortgage loan with respect to which a realized loss has occurred (any such amount, a “Subsequent Recovery” with respect to such liquidated mortgage loan), such Subsequent Recovery will be distributed in accordance with the distribution priorities with respect to principal described under “Description of the Certificates—Distribution of Interest and Principal” in this free writing prospectus supplement and the Certificate Principal Balance of any class of Subordinate Certificates or Class 1-A2 Certificates that has been reduced by an Applied Realized Loss Amount will be increased, in direct order of seniority, by the lesser of (a) the amount of such Subsequent Recovery and (b) the aggregate unreimbursed Applied Realized Loss Amount applicable to such class.
     On any Distribution Date, any shortfalls with respect to the mortgage loans resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls with respect to the mortgage loans not covered by Compensating Interest (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus supplement) will be allocated as a reduction to the accrued certificate interest for the Senior Certificates and the Subordinate Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Such reduced accrued interest will be distributed as Current Interest for each class of Senior Certificates and Subordinate Certificates. The holders of the Senior Certificates and the Subordinate Certificates will not be entitled to reimbursement for the allocation of any of the shortfalls not covered by Compensating Interest.
Calculation of One-Month LIBOR
     On each LIBOR Determination Date, the trust administrator will determine One-Month LIBOR for the next Interest Accrual Period for the Senior Certificates and the Subordinate Certificates. The determination of One-Month LIBOR by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the Senior Certificates and the Subordinate Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding. Notwithstanding the foregoing, the One-Month LIBOR index for the Senior Certificates and the Subordinate Certificates for the first Interest Accrual Period will be [___]%.
Net WAC Rate Carryover Reserve Account
     The “Net WAC Rate Carryover Payment” for any Distribution Date will be the aggregate of the Net WAC Rate Carryover Amounts for that date. On any Distribution Date, if there are undistributed Net WAC Rate Carryover Amounts from prior Distribution Dates or the Pass-through Rate for any class of certificates is based upon the applicable Net WAC Rate, then the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-through Rate not been subject to the applicable Net WAC Rate, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the applicable Net WAC Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-through Rate on that class of certificates, without giving effect to any Net WAC Rate) is the “Net WAC Rate Carryover Amount” for those classes of certificates.
     Any Net WAC Rate Carryover Amount on any class of Senior Certificates and Subordinate Certificates will be distributed on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Net WAC Rate Carryover Reserve Account, including any Net Swap Payments received from the Swap Provider with respect to such class of certificates and such Distribution Date (each as described in this free writing prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Net WAC Rate Carryover Amounts for that class of certificates.

     On each Distribution Date, the trust administrator will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Senior Certificates and Subordinate Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account: (i) first, concurrently, to each class of Group 1 Senior Certificates and Group 2 Senior Certificates, the related Net WAC Rate Carryover Amount, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and (ii) second, sequentially, to the Subordinate Certificates (beginning with the Class M1 Certificates and ending with the Class M11 Certificates), the related Net WAC Rate Carryover Amount for such class and Distribution Date.
     In the event the Certificate Principal Balances of the Senior Certificates and Subordinate Certificates are permanently reduced because of Applied Realized Loss Amounts (and are not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the Senior Certificates and Subordinate Certificates do not address the likelihood of the distribution of any Net WAC Rate Carryover Amount.
     Pursuant to the pooling and servicing agreement, an account (referred to as the “Net WAC Rate Carryover Reserve Account”) will be established, which is held in trust, as part of the trust fund, by the trust administrator. The Net WAC Rate Carryover Reserve Account will not be an asset of any Trust REMIC formed pursuant to the pooling and servicing agreement. Holders of the Senior Certificates and Subordinate Certificates will be entitled to receive distributions from the Net WAC Rate Carryover Reserve Account pursuant to the pooling and servicing agreement in an amount equal to any Net WAC Rate Carryover Amount for that class of certificates. Holders of the Senior Certificates and Subordinate Certificates will also be entitled to receive Net Swap Payments, if any, received and deposited into the Net WAC Rate Carryover Reserve Account with respect to any Distribution Date, to the extent necessary to cover any Net WAC Rate Carryover Amounts on the related Senior Certificates and Subordinate Certificates. The Net WAC Rate Carryover Reserve Account is required to be funded with any Net Swap Payments received and Excess Cashflow that would otherwise be distributed to the Class C Certificates. With respect to any Distribution Date, Net Swap Payments received in excess of any Net WAC Carryover Amounts on the Senior Certificates and Subordinate Certificates may be distributed to the Class C Certificates. Any distribution by the trust administrator from amounts in the Net WAC Rate Carryover Reserve Account is required to be made on the applicable Distribution Date.
The Swap Agreement
     On the Closing Date, the Trust Administrator, on behalf of the Issuing Entity, will enter into an interest rate swap agreement (the “Swap Agreement”) with Swiss Re Financial Products Corporation (the “Swap Provider”). On each Distribution Date, Wells Fargo Bank, N.A., as Swap Administrator pursuant to a Swap Administration Agreement (as further described below), will deposit into a segregated trust account (the “Swap Account”) certain amounts, if any, received from the Swap Provider from which distributions in respect of any remaining Current Interest, Unpaid Interest Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and any Unpaid Realized Loss Amounts will be made. The Swap Account will be an asset of the Trust but not of any Trust REMIC formed pursuant to the pooling and servicing agreement.
     Under the Swap Agreement, on or prior to each Distribution Date, the Issuing Entity will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the pooling and servicing agreement, a fixed amount equal to the product of (x) the fixed payment rate for the related Distribution Date as set forth on Annex I, (y) the Adjusted Swap Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 (the “Fixed Swap Payment”), and the Swap Provider will be obligated to pay to the Issuing Entity a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the Adjusted Swap Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Issuing Entity, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, plus any such amounts that remain unpaid from prior Distribution Dates, or (b) by the Issuing Entity to the Swap Provider to the extent that the floating amount exceeds the corresponding fixed amount. Net Swap Payments will be effected by the Swap Administrator through the Swap Account pursuant to the Swap Administration Agreement. See “—The Swap Administration Agreement” below.
     The “Adjusted Swap Notional Balance” with respect to each Distribution Date is the lesser of (a) the Scheduled Maximum Swap Notional Amount for the related Distribution Date multiplied by a factor of 250 and (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates for such Distribution Date. The “Scheduled Maximum Swap Notional Amount” for any Distribution Date will be set forth on Annex I (which will be substantially the same schedule attached to the Swap Agreement). The Swap Agreement will terminate immediately following the Distribution Date in August 2011 unless terminated earlier upon the occurrence of a Swap Default, a Early Termination Event or an Additional Termination Event (each as defined below).
     The respective obligations of the Swap Provider and the Issuing Entity to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.
     “Events of Default” under the Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:
          “Failure to Pay or Deliver,”
          “Bankruptcy” (as amended in the Swap Agreement), and
          “Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.
          “Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:
          “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),
          “Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and
          “Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.
     In addition, there are “Additional Termination Events” (as defined in the Swap Agreement) including if, pursuant to the terms of the pooling and servicing agreement, the Servicer exercises the option to purchase the mortgage loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).
     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), a Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of a Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”
     Upon any Swap Early Termination, the Issuing Entity or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid from the Issuing Entity on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders from collections on the mortgage loans.
     Upon a Swap Early Termination, the trust administrator, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement Swap Agreement or similar agreement. To the extent the Issuing Entity receives a Swap Termination Payment from the Swap Provider, the trust administrator will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement Swap Agreement or similar agreement. Furthermore, to the extent the Issuing Entity is required to pay a Swap Termination Payment to the Swap Provider, the Issuing Entity will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement Swap Agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.
     A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”
     If the Swap Provider’s long-term credit ratings fall below the levels specified in the Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Swap Agreement) to (1) post collateral securing its obligations under the Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Senior and Subordinate Certificates, all as provided in the Swap Agreement (such provisions, the “Downgrade Provisions”).
     The Issuing Entity will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.
The Swap Provider
     The information set forth in the following four paragraphs has been provided by the Swap Provider.

     Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.
     SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the pool 1 swap agreement are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.
     Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.
     Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to “non-traditional” products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as “non-traditional.” It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.
     The “significance percentage” of each of the Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Swap Agreement, the Swap Provider may be replaced or may be required to obtain a guarantor if the significance percentage of the Swap Agreement is 10% or more.
The Swap Administration Agreement
     The Swap Agreement will be administered by Wells Fargo Bank, N.A. as Swap Administrator pursuant to a swap administration agreement (the “Swap Administration Agreement”). Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Swap Administration Agreement. The Swap Administrator will be required to deposit into the Swap Account an amount equal to any remaining Current Interest, Unpaid Interest Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and any Unpaid Realized Loss Amounts, up to the Net Swap Payment received by the Swap Administrator from the Swap Provider. Any amounts received from the Swap Provider and not distributed to the Senior Certificates and Subordinate Certificates will be distributed to the majority holder of the Class C Certificates or its designee.
     Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust will be deducted from

Available Funds before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.
     On each Distribution Date, to the extent required, following the distribution of the Excess Cashflow as described in “—Overcollateralization Provisions” and withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Net WAC Rate Carryover Reserve Account”, the trust administrator will withdraw from amounts in the Swap Account to distribute to the Senior Certificates, the Subordinate Certificates and the Swap Provider in the following order of priority:
     first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
     second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
     third, concurrently, to each class of Senior Certificates, the related Current Interest and Unpaid Interest Amounts remaining undistributed after the distributions of the Group 1 Interest Remittance Amount and the Group 2 Interest Remittance Amount, on a pro rata basis based on such respective Current Interest and Unpaid Interest Amount, fourth, sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates in that order, the related Current Interest and Unpaid Interest Amounts, to the extent remaining undistributed after the distributions of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Excess Cashflow;
     fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under “—Excess Cashflow Distributions”;
     sixth, sequentially to the Class 1-A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, in each case up to the related Unpaid Realized Loss Amount for such Distribution Date remaining undistributed after distribution of the Excess Cashflow;
     seventh, concurrently, to each class of Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining; and
     eighth, sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.
     Amounts paid pursuant to priorities fifth and sixth above shall only be made to the extent of Cumulative Realized Losses (as reduced by any Subsequent Recoveries) on the mortgage loans.
Overcollateralization Provisions
     The Excess Cashflow, if any, on any Distribution Date may be applied as an accelerated distribution of principal of the Senior Certificates and Subordinate Certificates, to the limited extent described below. Any such application of Excess Cashflow to the distribution of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds and any Net Swap Payments received that is not required to be distributed to holders of the certificates as described above on any Distribution Date may be distributed to the holders of the Class C Certificates and in any event will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts, as applicable.
     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates, the Subordinate Certificates and the Class P Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date. The pooling and servicing agreement requires that the Excess Cashflow be applied as an accelerated distribution of principal on the certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Excess Cashflow actually applied as an accelerated distribution of principal is a “Extra Principal Distribution Amount.” The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Overcollateralization Target Amount” and is set forth in the definition of Overcollateralization Target Amount in the “Glossary of Terms” in this free writing prospectus supplement. As described above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Overcollateralization Target Amount may not “step down.” Excess Cashflow will then be applied to the distribution in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the “Trigger Event” (as defined under “Glossary of Terms” in this free writing prospectus supplement) is in effect.
     In the event that an Overcollateralization Target Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Senior Certificates and Subordinate Certificates on that Distribution Date will be distributed to the holders of the Class C Certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts to the Senior Certificates and Subordinate Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Senior Certificates and Subordinate Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Overcollateralization Target Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the Overcollateralization Target Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Senior Certificates and Subordinate Certificates on that Distribution Date will instead be distributed to the holders of the Class C Certificates (to the extent not required to pay Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts, as applicable, to the Senior Certificates and Subordinate Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Excess Cash Flow (referred to as the “Overcollateralization Release Amount” for that Distribution Date).
Reports to Certificateholders
     On each Distribution Date the trust administrator will prepare and make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trust administrator by the servicer and the Swap Providers, containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.

     The trust administrator will make the monthly distribution report available via the trust administrator’s internet website. The trust administrator’s website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trust administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust administrator shall provide timely and adequate notification to all above parties regarding any such changes. The trust administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.
     The trust administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).
The Other Certificates
     It is expected that the Class M11 Certificates will be sold to one or more third parties in privately negotiated transactions on the Closing Date. The Class C, Class P and Class R Certificates will initially be transferred to the sponsor as part of the purchase price for the mortgage loans pursuant to the Mortgage Loan Purchase Agreement. The sponsor intends to transfer the Class C and Class P Certificates to an affiliate in connection with the issuance of net interest margin or “NIM” securities. NIM securities generally are securities that pay principal and interest out of the excess cash flow payable on the Class C Certificates and the distribution of prepayment premiums on the Class P Certificates. The issuer of the NIM Securities is expected to be a Delaware statutory trust, the equity of which will be owned by the Sponsor or an affiliate, or an off-shore corporation, that will provide for the return of the Class C and Class P Certificates to the sponsor or and affiliate upon the payment in full of the NIM Securities. No interest in the NIM Securities are being offered hereby. The sponsor may retain or sell the Class R certificates to third parties in privately negotiated transactions.
THE MORTGAGE LOAN PURCHASE AGREEMENT
General
     Pursuant to the mortgage loan purchase agreement, the sponsor will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after the Cut-off Date, without recourse, to the depositor on the closing date. Such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the Cut-off Date; provided, however, that the sponsor will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the Cut-off Date and (y) interest due and accrued on each mortgage loan on or prior to the Cut-off Date.
Delivery of Mortgage Loan Documents
     See “Sale and Servicing of the Trust Assets—Delivery of Mortgage Loan Documents” in the prospectus.
Representations and Warranties Relating to the Mortgage Loans
     Pursuant to the mortgage loan purchase agreement, the originator will make certain representations and warranties with respect to each mortgage loan, as of the closing date (or such other date as may be expressly set forth below). These representations and warranties are set forth in the prospectus section entitled “Sale and Servicing of the Trust Assets—Representations and Warranties.”
     Pursuant to the mortgage loan purchase agreement, upon the discovery by any of the originator, a certificateholder, the servicer, the master servicer, the depositor, agent, the trustee or the trust administrator that any of the representations and warranties contained in the mortgage loan purchase agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the mortgage loan purchase agreement, within sixty (60) days of the earlier to occur of the originator’s discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the originator will be required to:
•	promptly cure such breach in all material respects,
•	remove from the mortgage pool each mortgage loan which has given rise to the requirement for action by the originator, substitute one or more Substitute Mortgage Loans into the mortgage loan pool and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the Issuing Entity on such Distribution Date the amount of such shortfall (provided that such substitution occurs within two years after the closing date), or
•	purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, plus costs and damages incurred in connection with violation of predatory or abusive lending laws.
     Notwithstanding the foregoing, pursuant to the terms of the mortgage loan purchase agreement, in the event of discovery by any party to the mortgage loan purchase agreement (a) that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the mortgage loan purchase agreement or (b) of a breach of the representations and warranties listed as number (24), (25), (26), (27) or (28) in the prospectus section entitled “Sale and Servicing of the Trust Assets—Representations and Warranties” the originator will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.
     In addition, the originator is obligated to indemnify the depositor, the servicer, the master servicer, the trust administrator, the Issuing Entity and the trustee for any third-party claims arising out of a breach by the originator of representations or warranties regarding the mortgage loans. The obligations of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the master servicer, the trustee, the trust administrator and the depositor.

THE POOLING AND SERVICING AGREEMENT
General
     Pursuant to the pooling and servicing agreement dated as of September 1, 2006, among the depositor, the servicer, the master servicer, the trustee and the trust administrator, the depositor will sell, without recourse, to the Issuing Entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the Cut-off Date. Fremont will service the mortgage loans pursuant to the pooling and servicing agreement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.
Payments on the Mortgage Loans
     The pooling and servicing agreement provides that the servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.
     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the Cut-off Date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring on or prior to the Cut-off Date:
•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest, net of the servicing fee, on the mortgage loans;

•	all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.
     The trust administrator will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.
     The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:
•	all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;
but excluding the following:
     (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;
     (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;
     (c) for such Servicer Remittance Date, the combined aggregate servicing fee for the mortgage loans;
     (d) all net income from eligible investments that are held in the collection account for the account of the servicer;
     (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;
     (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;
     (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and
     (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.
     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date. Verification of transaction activity in the collection account will be addressed by the annual statement of compliance and annual assessment and attestation in accordance with the terms and conditions of the pooling and servicing agreement.
Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses
     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee (the “Servicing Fee”), which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The Servicing Fee is an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The “Servicing Fee Rate” with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow accounts, as the case may be. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement. The principal compensation to be paid to the master servicer in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the distribution accounts and a monthly fee (the “Master Servicing Fee”) in an amount equal to one-twelfth of the master servicing fee rate (without regard to the words “per annum” in the definition thereof) multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related Due Period. The master servicing fee rate will be 0.0070% per annum.
     Summary of Fees and Expenses related to the Issuance of the Certificates. The following table summarizes the fees and expenses associated with the offering of the certificates, and the on-going costs of the administration and servicing of the mortgage loans. In addition, the Swap Provider will pay a fee to the Issuing Entity at closing in connection with the delivery of the Swap Agreement.

Source of
	Party Entitled	General	funds for
	to Receive	Purpose of	payment of
Fees and	Fees and	Fees and	fees and	Amount	Frequency	Priority of
Expenses	Expenses	Expenses	expenses	of fee	of Payment	Payment
Master Servicing Fee	Master Servicer	Consideration for supervising the servicing activities of the servicer.	Collections in respect of the mortgage loans	0.0070% per annum*	Monthly	Prior to distributions on certificates

Trust Administrator Fee	Trust Administrator	Consideration for services relating to distributions and reporting for the Certificates and administration of the Issuing Entity.	Collections in respect of the mortgage loans	**	Monthly	Prior to distributions on certificates

Custodial Fee	Trust Administrator/ Custodian	Consideration for custodial services with respect to mortgage loans.		***	Monthly	Prior to distribution on certificates

Servicing Fee	Servicer	Consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the mortgage loans	0.50% per annum*	Monthly	Prior to distributions on certificates

Swap Administrator Fee	Swap Administrator	Consideration for administering the swap and net swap payments	Consideration in respect of the mortgage loans	**	Monthly	Prior to distributions on certificates

*	Calculated on the stated principal balance of each mortgage loan as of the beginning of the related due period. The Master Servicer and Servicer are also entitled to interest income, if any, on funds held in the collection account or the distribution accounts as additional serving fee or master servicing fee.

**	Included as part of Master Servicing Fee.

[***	Included as part of Master Servicing Fee; provided that if Wells Fargo is no longer the Master Servicer, the Custodian will receive a fee of 0.20% per annum.]

In addition to the fees and expenses described in the table above, the master servicer, trust administrator, servicer and trustee shall be entitled to receive those payments described in the table below.

Party Entitled to	General Purpose of	Source of Funds	Limitation or Cap	Priority of
Receive Payment	Payments	for Payments	on Payments	Payment
Master Servicer	Indemnification; Reimbursement of Advances	Collections in respect of the mortgage loans	N/A	Prior to distributions on certificates

Trust Administrator	Indemnification	Collections in respect of the mortgage loans	N/A	Prior to distributions on certificates

Servicer	Indemnification; Reimbursement of Advances	Collections in respect of the mortgage loans	N/A	Prior to distributions on certificates

Trustee	Indemnification	Collections in respect of the mortgage loans	N/A	Prior to distributions on certificates

Swap Administrator	Indemnification	Collections in respect of the mortgage loans	N/A	Prior to distributions on certificates
P&I Advances and Servicing Advances
          P&I Advances. The servicer is required to make P&I Advances on the Servicer Remittance Date with respect to each first lien mortgage loan it services, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. The master servicer, as successor servicer, will be required to make, no later than the next Distribution Date, any P&I Advance which the servicer was required to make but failed to so make, subject to its own determination as to recoverability. Notwithstanding the servicer’s or master servicer’s, as applicable, determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, will be entitled to reimbursement for that advance from that the trust fund. Neither the servicer nor the master servicer will be required to make P&I Advances with respect to any second lien mortgage loans or first lien mortgage loans that have become REO property. See “The Pooling and Servicing Agreement—Payments on the Mortgage Loans” in this free writing prospectus supplement.
          Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:
•	the preservation, restoration and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

•	certain other customary amounts described in the pooling and servicing agreement.
          These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.
          Recovery of Advances. The servicer and master servicer, as applicable, may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, may be reimbursed for such advance from any amounts in the related collection account or related distribution account, as applicable.
          The servicer or master servicer, as applicable, will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer or master servicer, as applicable (as stated in an officer’s certificate of the servicer or master servicer, as applicable, delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.
Prepayment Interest Shortfalls
          In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding (1) any payments made upon liquidation of any mortgage loan, (2) voluntary principal prepayments in part and (3) voluntary principal prepayments in full with respect to any mortgage loans that occur from the 1st day of the month through the 15th day of the month), the servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments in full. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days’ interest on the related mortgage loans, but only to the extent of the Servicing Fee for the related distribution date (“Compensating Interest”). Any interest collected by the servicer with respect to mortgage loans as to which principal prepayments in full occur from the 1st day of the month through the 15th day of the month will be accompanied by interest that accrues from the 1st day of such month to the date of such principal prepayment in full (“Prepayment Interest Excess”). Any such Prepayment Interest Excess will be retained by the servicer. In the event that the servicer fails to pay the amount of any Compensating Interest required to be paid by it on any Servicer Remittance Date, the master servicer will pay such unpaid interest amounts, but only in an amount up to the amount of the Master Servicing compensation for the related Distribution Date.
Servicer Reports
          As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trust administrator a servicer remittance report setting forth the information necessary for the trust administrator to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trust administrator. In addition, the servicer will be required to deliver to the trust administrator and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trust administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.
          The servicer is required to deliver to the depositor, the trustee, the trust administrator and the rating agencies, on or prior to March 15th of each year, starting in 2007, an officer’s certificate stating that:
•	a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.
Collection and Other Servicing Procedures
          The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.
          The servicer will be required to act with respect to mortgage loans in default, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.
          The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.
          If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.
          Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Certain Legal Aspects of Mortgage Assets—Due-On-Sale Clauses” in the prospectus.
Hazard Insurance
          The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee’s clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums, which would have been deposited in the collection account but for such clause.
          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.
          The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.
          Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.
Realization Upon Defaulted Mortgage Loans
          The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.
Optional Repurchase of Delinquent Mortgage Loans
          The depositor has the option, but is not obligated, to purchase from the Issuing Entity any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.

Removal and Resignation of the Servicer
          Each of the master servicer, the trust administrator or the trustee may, and at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (h) below. Each of the following constitutes a “servicer event of default”:
          (a) any failure by the servicer to remit to the trust administrator any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor, the trust administrator, the master servicer or trustee or to the servicer, the depositor, the trust administrator, the master servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or
          (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement as being true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor, the trust administrator, the master servicer or trustee, or to the servicer, the depositor, the trust administrator, the master servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee and the trust administrator of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or
          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or
          (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or
          (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or
          (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or
          (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or certain reports are not timely delivered by the servicer to the trustee; or

          (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee, the trust administrator, the master servicer or the depositor, or to the servicer, the trustee, the trust administrator, the master servicer or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates.
          Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor, the trust administrator, the master servicer and the trustee or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.
          Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the depositor’s right to appoint a successor servicer acceptable to the master servicer, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period set forth in the pooling and servicing agreement). The successor servicer will be obligated to make P&I Advances no later than the next Distribution Date and servicing advances as and when required by the pooling and servicing agreement, unless it determines reasonably and in good faith that any such advances would not be recoverable. The successor servicer will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable but in no event later than 90 days after the master servicer, the trust administrator or the trustee has notified the predecessor servicer that it is being terminated upon the assumption by the successor servicer of the servicing obligations for the mortgage loans. If, however, the master servicer is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.
          The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Senior Certificates and Subordinate Certificates and a majority of the certificateholders. See “—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” above.
          The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the master servicer, the successor servicer or the trustee will be entitled to reimbursement for such costs and expenses from the trust fund.
Pledge of Servicing Rights
          See “Description of the Securities — Pledge of Servicing Rights” in the prospectus.

Termination; Optional Clean-up Call
          The servicer may, at its option, purchase the mortgage loans and related REO properties and terminate the Issuing Entity on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans as of the last day of the second preceding Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. The purchase price for such mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, together with any unpaid remaining Net WAC Rate Carryover Amounts, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on the mortgage loans at the applicable mortgage rate and (iii) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due as a result of such option. A purchase of all of the mortgage loans would result in the final distribution on the Senior Certificates and Subordinate Certificates on such Distribution Date. The servicer will deliver written notice of its intention to exercise such option to the depositor, the issuing entity, the trust administrator, the swap administrator, the Swap Provider and the master servicer not less than 20 days prior to the applicable Distribution Date. The depositor shall notify the servicer, the trustee and the trust administrator of the date the depositor intends to terminate the Issuing Entity with respect to the mortgage loans and of the applicable repurchase price of the mortgage loans and REO Properties. A Notice of Final Distribution, specifying the Distribution Date on which certificateholders may surrender their certificates for the final distribution and cancellation, will be given promptly by the trust administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution with respect to the certificates.
          The issuing entity also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer) or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.
Amendment
          The pooling and servicing agreement may be amended from time to time by the parties thereto by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, or to add to the duties of the depositor, the servicer, the master servicer, the trust administrator or the trustee, to comply with any requirements in the Code or to conform the provisions of the pooling and servicing agreement to the descriptions thereof in this free writing prospectus supplement. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of the Swap Provider (without prior written consent) or any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee and the trust administrator, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Senior Certificates and Subordinate Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.
          The pooling and servicing agreement may be amended from time to time by the parties thereto with the consent of the holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding. Notwithstanding anything to the contrary above, the pooling and servicing agreement may not be amended if such amendment would disqualify any Trust REMIC created thereunder or result in a prohibited transaction or contribution tax under the Code on any Trust REMIC created thereunder.
Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee, the Swap Administrator and the Trust Administrator
          The pooling and servicing agreement provides that none of the depositor, the servicer, the master servicer, the trustee or the trust administrator, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer, the master servicer, the trustee, the swap administrator or the trust administrator will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of such person’s willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.
          The depositor, the servicer, the master servicer, the trustee, the trust administrator, the custodian, the swap administrator and any director, officer, employee, affiliate or agent of the depositor, the servicer, the master servicer, the trustee, the swap administrator or the trust administrator will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor’s, the servicer’s, the master servicer’s, the custodian’s, the trustee’s, the swap administrator’s or the trust administrator’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.
          None of the depositor, the servicer, the master servicer, the trustee, the swap administrator or the trust administrator is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the master servicer, the trustee, the swap administrator and the trust administrator, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the master servicer, the trustee, the swap administrator or the trust administrator undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

PREPAYMENT AND YIELD CONSIDERATIONS
Structuring Assumptions
          Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus supplement with respect to the mortgage loans (the “Prepayment Assumption”) assumes a prepayment rate for the fixed-rate mortgage loans of 100.0% of the Fixed-Rate Prepayment Vector and a prepayment rate for the adjustable-rate mortgage loans of 100.0% of the Adjustable-Rate Prepayment Vector. A “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23.0%. An “Adjustable-Rate Prepayment Vector” assumes a CPR of 8.0% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 2.000% per annum in each month until the 12th month then 30.0% from the 12th month to and including the 22nd month, then 55.0% from the 23rd month to and including the 27th month. Beginning in the 28th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 35.0%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust fund.
          Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Senior Certificates and Subordinate Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Senior Certificates and Subordinate Certificates may be made earlier or later than as indicated in the tables.
          Unless otherwise specified, the information in the tables in this free writing prospectus supplement with respect to the mortgage loans has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (“Structuring Assumptions”):
•	the closing date for the Certificates occurs on September 7, 2006;

•	distributions on the Certificates are made on the 25th day of each month, commencing in October 2006, regardless if such day is a business day, in accordance with the priorities described in this free writing prospectus supplement;

•	the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under “Prepayment Scenarios” below;

•	the optional termination with respect to the mortgage loans is not exercised (except with respect to the weighted average life to call, in which case a 10% optional clean-up call is assumed);

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the Overcollateralization Target Amount is initially as specified in this free writing prospectus supplement and thereafter decreases in accordance with the provisions in this free writing prospectus supplement;

•	with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) Six-Month LIBOR remains constant at 5.466% per annum, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (after taking into account any interest only term);

•	all adjustable-rate mortgage loans are indexed to Six-Month LIBOR and adjust every six months after taking into account the first rate reset;

•	One-Month LIBOR remains constant at 5.343% per annum;

•	the aggregate Expense Fee Rate per annum on the mortgage loans is equal to 0.5085% per annum;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•	scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments are received on the last day of each month, commencing in September 2006;

•	the initial Certificate Principal Balance of each class of Senior Certificates and Subordinate Certificates is as set forth in the “Summary of Terms” on pages (i), (ii) and (iii) of this free writing prospectus supplement, and the Certificate Principal Balance of the Class P Certificates is zero;

•	the amount in the Interest Coverage Account on the Closing Date with respect to the Certificates is $1,392,185.

•	no Swap Termination payment is made;

•	interest accrues on each class of Certificates at the applicable Pass-through Rate set forth or described in this free writing prospectus supplement; and

•	the assumed mortgage loans have the approximate characteristics described below:

Assumed Mortgage Loan Characteristics

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
1	155,682.49	119	1	119			11.08658
1	16,324.38	119	1	119			10.99000
1	52,764.14	119	1	119			11.60000
1	122,326.08	119	1	119			12.20876
1	698,686.23	179	1	179			11.58419
1	35,433.53	179	1	179			12.70000
1	125,410.27	179	1	179			11.59863
1	66,297.49	179	1	179			10.56043
1	90,959.25	179	1	179			11.09712
1	33,435.26	179	1	179			12.36941
1	39,411.64	179	1	179			10.83362
1	80,925.28	178	2	178			10.65291
1	33,406.61	178	2	178			12.82675
1	136,562.79	178	2	178			8.67280
1	128,829.23	239	1	239			10.95636
1	225,572.24	239	1	239			7.21016
1	835,229.18	239	1	239			6.19262
1	118,500.23	238	2	238			7.15000
1	1,261,706.44	238	2	238			7.58027
1	151,009.48	299	1	299			6.87000
1	204,000.00	300	6	354	60	18	6.95000	4.53800	2.00000	1.50000	12.95000	6.95000
1	627,540.00	300	5	355	60	19	8.05893	6.12893	2.00000	1.50000	14.05893	8.05893
1	289,750.00	300	4	356	60	20	7.90000	5.97000	2.00000	1.50000	13.90000	7.90000
1	504,927.43	300	3	357	60	21	8.86581	6.69499	2.66544	1.50000	14.86581	8.86581
1	342,400.00	300	3	357	60	21	8.55000	6.32900	3.00000	1.50000	14.55000	8.55000
1	1,606,389.99	300	2	358	60	22	7.56007	5.28229	3.00000	1.50000	13.56007	7.56007
1	223,840.48	300	2	358	60	22	8.14000	5.86100	3.00000	1.50000	14.14000	8.14000
1	2,689,389.90	300	2	358	60	22	7.41182	5.13435	3.00000	1.50000	13.41182	7.41182
1	5,966,394.00	300	1	359	60	23	7.50402	5.63512	3.00000	1.50000	13.50402	7.50402
1	236,000.00	300	1	359	60	23	9.45000	6.99000	3.00000	1.50000	15.45000	9.45000
1	356,195.00	300	1	359	60	23	7.67732	5.21257	3.00000	1.50000	13.67732	7.67732
1	314,500.00	300	1	359	60	23	7.40000	6.99000	3.00000	1.50000	13.40000	7.40000
1	906,300.00	300	1	359	60	23	7.25370	5.38722	3.00000	1.50000	13.25370	7.25370
1	7,715,135.00	300	1	359	60	23	7.32757	5.39564	3.00000	1.50000	13.32757	7.32757
1	273,000.00	300	1	359	60	35	6.65000	4.37600	3.00000	1.50000	12.65000	6.65000
1	351,200.00	300	1	359	60	35	6.85820	5.94002	3.00000	1.50000	12.85820	6.85820
1	364,000.00	300	1	359	60	59	7.55000	5.27600	3.00000	1.50000	13.55000	7.55000
1	300,000.00	324	1	359	36	35	6.87500	6.99000	3.00000	1.50000	12.87500	6.87500
1	360,000.00	324	1	359	36	35	6.45000	4.17600	3.00000	1.50000	12.45000	6.45000
1	192,000.00	324	1	359	36	35	7.50000	6.99000	3.00000	1.50000	13.50000	7.50000
1	580,000.00	324	1	359	36	35	6.36931	3.93175	3.00000	1.50000	12.36931	6.36931
1	13,002,883.73	359	1	359			11.05043
1	29,984,045.68	358	2	358			8.18559
1	148,548.50	359	1	359			11.14651
1	211,788.95	359	1	359			6.00000
1	291,475.73	359	1	359			11.27765
1	897,942.12	359	1	359			7.41644
1	876,867.20	359	1	359			11.04294
1	11,685,071.19	358	2	358			7.27549
1	609,421.12	359	1	359			10.96355
1	928,383.69	359	1	359			8.10210
1	55,476.85	359	1	359			10.27500
1	495,540.31	359	1	359			9.04295
1	960,535.14	359	1	359			11.02018
1	319,750.36	359	1	359			7.25000
1	87,461.28	359	1	359			8.00000
1	5,364,493.92	359	1	359			10.88229
1	4,862,453.20	358	2	358			7.90418

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
1	589,612.45	359	1	359			7.66568
1	139,545.22	359	1	359			10.65366
1	7,688,584.99	359	1	359			7.47450
1	69,949.01	358	2	358			10.92500
1	938,670.99	358	2	358			8.83708
1	89,504.56	358	2	358			9.14000
1	190,453.98	359	1	359			10.97682
1	3,396,621.26	359	1	359			8.18248
1	123,379.06	358	2	358			9.67028
1	2,464,264.44	359	1	359			10.70506
1	49,610,420.77	359	1	359			7.21465
1	304,219.92	352	8	352		16	7.75000	5.65000	2.00000	1.50000	13.75000	7.75000
1	1,205,524.81	353	7	353		17	9.13264	6.46377	2.00000	1.50000	15.13264	9.13264
1	259,225.16	353	7	353		17	9.23051	6.64434	2.00000	1.50000	15.23051	9.23051
1	146,923.17	353	7	353		17	9.00000	6.58800	2.00000	1.50000	15.00000	9.00000
1	1,579,668.93	354	6	354		18	9.06630	6.34933	2.00000	1.50000	15.06630	9.06630
1	268,465.40	354	6	354		18	10.84227	6.99000	2.00000	1.50000	16.84227	10.84227
1	152,544.15	354	6	354		18	9.55000	6.99000	2.00000	1.50000	15.55000	9.55000
1	5,385,114.97	355	5	355		19	10.12111	6.76507	2.00000	1.50000	16.12111	10.12111
1	77,974.10	355	5	355		19	8.80000	6.87000	2.00000	1.50000	14.80000	8.80000
1	436,944.26	355	5	355		19	10.29935	6.67188	2.00000	1.50000	16.29935	10.29935
1	2,522,754.54	355	5	355		19	9.67143	6.65935	2.10466	1.50000	15.67143	9.67143
1	111,813.54	355	5	355		19	11.40000	5.89000	2.00000	1.50000	17.40000	11.40000
1	368,863.28	355	5	355		19	8.50000	6.57000	2.00000	1.50000	14.50000	8.50000
1	6,661,689.29	356	4	356		20	8.99610	6.42826	2.05416	1.50000	14.99610	8.99610
1	396,644.20	356	4	356		20	9.75769	6.99000	3.00000	1.50000	15.75769	9.75769
1	862,353.77	356	4	356		20	9.30484	6.70192	2.15810	1.50000	15.30484	9.30484
1	386,011.24	356	4	356		20	9.44724	6.99000	2.00000	1.50000	15.44724	9.44724
1	1,615,498.12	356	4	356		20	9.64309	6.50764	2.15208	1.50000	15.64309	9.64309
1	114,742.60	356	4	356		20	8.95000	6.87900	3.00000	1.50000	14.95000	8.95000
1	167,539.98	356	4	356		20	7.95000	5.90900	2.00000	1.50000	13.95000	7.95000
1	21,107,012.34	357	3	357		21	9.62771	6.61218	2.77952	1.50000	15.62771	9.62771
1	2,874,051.33	357	3	357		21	9.92175	6.74256	2.93195	1.50000	15.92175	9.92175
1	764,761.18	357	3	357		21	9.61622	6.95937	3.00000	1.50000	15.61622	9.61622
1	1,077,374.61	357	3	357		21	9.59888	6.82666	2.89453	1.50000	15.59888	9.59888
1	67,429.47	357	3	357		21	11.15000	6.99000	3.00000	1.50000	17.15000	11.15000
1	12,754,710.10	357	3	357		21	9.22812	6.58880	2.84232	1.50000	15.22812	9.22812
1	383,173.36	357	3	357		21	9.46781	6.88800	3.00000	1.50000	15.46781	9.46781
1	614,559.42	357	3	357		21	10.91142	6.64126	2.68296	1.50000	16.91142	10.91142
1	40,438,761.78	358	2	358		22	8.92282	6.26833	2.99215	1.50000	14.92282	8.92282
1	94,313.77	358	2	358		22	9.35000	6.99000	3.00000	1.50000	15.35000	9.35000
1	826,767.35	358	2	358		22	8.63618	6.34538	3.00000	1.50000	14.63618	8.63618
1	2,750,145.69	358	2	358		22	8.76522	6.28393	3.00000	1.50000	14.76522	8.76522
1	1,895,932.30	358	2	358		22	9.62612	6.75691	3.00000	1.50000	15.62612	9.62612
1	1,661,808.37	358	2	358		22	8.86393	5.75090	3.00000	1.50000	14.86393	8.86393
1	53,948.31	358	2	358		22	9.65000	6.99000	3.00000	1.50000	15.65000	9.65000
1	4,698,140.15	358	2	358		22	8.56085	6.12446	3.00000	1.50000	14.56085	8.56085
1	37,769,043.11	358	2	358		22	8.87788	6.33235	2.99396	1.50000	14.87788	8.87788
1	190,268.28	358	2	358		22	9.05000	6.77100	3.00000	1.50000	15.05000	9.05000
1	255,672.57	358	2	358		22	8.25000	6.02900	3.00000	1.50000	14.25000	8.25000
1	546,522.14	358	2	358		22	9.15949	6.55398	3.00000	1.50000	15.15949	9.15949
1	1,486,044.18	358	2	358		22	8.80042	6.50245	3.00000	1.50000	14.80042	8.80042
1	62,436,946.06	359	1	359		23	8.89299	6.40509	3.00000	1.50000	14.89299	8.89299
1	2,847,307.88	359	1	359		23	9.13898	6.01695	3.00000	1.50000	15.13898	9.13898
1	173,883.01	359	1	359		23	7.99000	6.99000	3.00000	1.50000	13.99000	7.99000
1	162,720.60	359	1	359		23	9.72464	6.99000	3.00000	1.50000	15.72464	9.72464
1	2,234,554.74	359	1	359		23	8.94651	6.60880	3.00000	1.50000	14.94651	8.94651
1	5,029,055.84	359	1	359		23	9.66009	6.84522	3.00000	1.50000	15.66009	9.66009
1	13,522,245.61	359	1	359		23	8.81269	6.22364	3.00000	1.50000	14.81269	8.81269
1	347,297.80	359	1	359		23	8.69741	5.99669	3.00000	1.50000	14.69741	8.69741
1	287,849.12	359	1	359		23	9.20000	6.68400	3.00000	1.50000	15.20000	9.20000

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
1	7,388,670.97	359	1	359		23	9.17251	6.58937	3.00000	1.50000	15.17251	9.17251
1	63,174,942.05	359	1	359		23	8.72790	6.41632	2.99763	1.50000	14.72790	8.72790
1	281,063.32	359	1	359		23	8.09384	5.57784	3.00000	1.50000	14.09384	8.09384
1	195,587.40	359	1	359		23	8.75000	6.99000	3.00000	1.50000	14.75000	8.75000
1	564,167.98	359	1	359		23	8.67608	6.27343	3.00000	1.50000	14.67608	8.67608
1	194,000.00	360	0	360		24	7.75000	5.23400	3.00000	1.50000	13.75000	7.75000
1	1,127,523.93	358	2	358		34	7.69343	5.41443	3.00000	1.50000	13.69343	7.69343
1	836,481.63	358	2	358		34	8.84421	6.23397	3.00000	1.50000	14.84421	8.84421
1	2,757,101.21	359	1	359		35	8.45866	6.29685	3.00000	1.50000	14.45866	8.45866
1	93,331.37	359	1	359		35	7.55000	6.99000	3.00000	1.50000	13.55000	7.55000
1	628,311.66	359	1	359		35	7.29699	6.99000	3.00000	1.50000	13.29699	7.29699
1	356,783.22	359	1	359		35	8.48964	6.58394	3.00000	1.50000	14.48964	8.48964
1	1,460,172.16	359	1	359		35	8.37627	5.66707	3.00000	1.50000	14.37627	8.37627
1	381,412.21	356	4	356		56	8.25000	6.32000	2.00000	1.50000	14.25000	8.25000
1	279,449.58	357	3	357		57	8.15000	5.92900	3.00000	1.50000	14.15000	8.15000
1	359,575.58	358	2	358		58	8.65000	6.37100	3.00000	1.50000	14.65000	8.65000
1	376,438.67	358	2	358		58	7.50000	5.22600	3.00000	1.50000	13.50000	7.50000
1	279,648.91	358	2	358		58	8.35000	6.07100	3.00000	1.50000	14.35000	8.35000
1	203,785.42	358	2	358		58	9.20000	6.92100	3.00000	1.50000	15.20000	9.20000
1	525,197.83	359	1	359		59	9.81858	6.99000	3.00000	1.50000	15.81858	9.81858
1	169,901.17	359	1	359		59	8.70000	6.42100	3.00000	1.50000	14.70000	8.70000
1	10,471,958.02	478	2	358			7.72469
1	362,256.11	479	1	359			9.51401
1	750,703.40	478	2	358			6.69015
1	7,441,263.48	478	2	358			7.39996
1	1,176,882.10	479	1	359			6.75255
1	314,848.16	479	1	359			6.15000
1	1,412,279.84	478	2	358			7.07571
1	312,868.51	479	1	359			6.65000
1	163,795.91	478	2	358			8.60000
1	1,961,690.98	479	1	359			7.05198
1	1,085,551.50	478	2	358			9.58176
1	179,920.49	478	2	358			8.90000
1	746,316.39	478	2	358			8.22496
1	19,148,754.03	478	2	358			7.32093
1	4,615,172.90	479	1	359			7.19844
1	116,934.67	473	7	353		17	12.30000	6.99000	2.00000	1.50000	18.30000	12.30000
1	169,610.24	473	7	353		17	7.62500	5.31800	2.00000	1.50000	13.62500	7.62500
1	249,849.48	474	6	354		18	11.55000	6.99000	2.00000	1.50000	17.55000	11.55000
1	324,569.20	474	6	354		18	8.95000	6.46600	2.00000	1.50000	14.95000	8.95000
1	116,916.51	474	6	354		18	11.00000	6.99000	2.00000	1.50000	17.00000	11.00000
1	159,814.38	474	6	354		18	9.40000	6.91600	2.00000	1.50000	15.40000	9.40000
1	1,865,270.18	475	5	355		19	8.87763	6.37226	2.00000	1.50000	14.87763	8.87763
1	439,570.01	475	5	355		19	9.35000	6.99000	2.00000	1.50000	15.35000	9.35000
1	320,396.18	475	5	355		19	8.50000	6.57000	2.00000	1.50000	14.50000	8.50000
1	1,927,931.15	475	5	355		19	9.20371	6.73525	2.00000	1.50000	15.20371	9.20371
1	89,871.24	475	5	355		19	8.05000	6.12000	2.00000	1.50000	14.05000	8.05000
1	347,958.10	475	5	355		19	7.76000	5.83000	2.00000	1.50000	13.76000	7.76000
1	5,130,724.00	476	4	356		20	8.78696	6.38715	2.15817	1.50000	14.78696	8.78696
1	234,251.96	476	4	356		20	9.14397	6.69580	2.57573	1.50000	15.14397	9.14397
1	2,520,704.69	476	4	356		20	7.58174	5.40296	2.30690	1.50000	13.58174	7.58174
1	336,619.95	476	4	356		20	8.09000	6.01900	2.00000	1.50000	14.09000	8.09000
1	1,398,351.18	476	4	356		20	8.25877	5.81201	2.00000	1.50000	14.25877	8.25877
1	12,834,755.13	477	3	357		21	8.47616	6.10303	2.79294	1.50000	14.47438	8.47616
1	531,127.01	477	3	357		21	9.05560	6.63043	2.70367	1.50000	15.05560	9.05560
1	147,418.86	477	3	357		21	9.55256	6.98497	3.00000	1.50000	15.55256	9.55256
1	234,799.61	477	3	357		21	8.05000	5.82900	3.00000	1.50000	14.05000	8.05000
1	1,052,685.65	477	3	357		21	8.63278	6.46112	2.80234	1.50000	14.63278	8.63278
1	74,962.44	477	3	357		21	9.85000	6.99000	3.00000	1.50000	15.85000	9.85000
1	13,602,755.58	477	3	357		21	8.64414	6.18700	2.96371	1.50000	14.64414	8.64414
1	571,119.40	477	3	357		21	8.90588	6.66013	3.00000	1.50000	14.90588	8.90588

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
1	256,340.18	477	3	357		21	9.12000	6.89900	3.00000	1.50000	15.12000	9.12000
1	3,511,768.37	477	3	357		21	8.15955	5.83355	3.00000	1.50000	14.15955	8.15955
1	24,082,905.93	478	2	358		22	8.57033	6.10279	3.00000	1.50000	14.57033	8.57033
1	207,833.37	478	2	358		22	7.80000	5.52100	3.00000	1.50000	13.80000	7.80000
1	1,147,933.40	478	2	358		22	9.36070	6.59149	3.00000	1.50000	15.36070	9.36070
1	1,257,152.22	478	2	358		22	8.70827	6.26340	3.00000	1.50000	14.70827	8.70827
1	206,139.72	478	2	358		22	8.25000	5.97100	3.00000	1.50000	14.25000	8.25000
1	3,049,429.54	478	2	358		22	8.73053	6.29506	3.00000	1.50000	14.73053	8.73053
1	173,937.63	478	2	358		22	9.60000	6.99000	3.00000	1.50000	15.60000	9.60000
1	18,112,756.11	478	2	358		22	8.29169	5.87799	3.00000	1.50000	14.29169	8.29169
1	560,314.14	478	2	358		22	7.83862	5.52073	3.00000	1.50000	13.83862	7.83862
1	1,415,656.92	478	2	358		22	8.36234	6.09434	3.00000	1.50000	14.36234	8.36234
1	44,774,046.12	479	1	359		23	8.40133	6.32215	3.00000	1.50000	14.40000	8.40133
1	600,225.53	479	1	359		23	9.15046	6.47671	3.00000	1.50000	15.15046	9.15046
1	1,947,654.44	479	1	359		23	8.44151	6.34159	3.00000	1.50000	14.44151	8.44151
1	2,100,676.36	479	1	359		23	8.52562	6.38771	3.00000	1.50000	14.52562	8.52562
1	4,983,593.94	479	1	359		23	8.40108	5.93016	3.00000	1.50000	14.40108	8.40108
1	5,114,935.52	479	1	359		23	8.17108	6.25394	3.00000	1.50000	14.17108	8.17108
1	81,980.57	479	1	359		23	8.65000	6.13400	3.00000	1.50000	14.65000	8.65000
1	40,743,895.74	479	1	359		23	8.13819	6.07930	3.00000	1.50000	14.13909	8.13819
1	171,956.78	479	1	359		23	8.45000	6.99000	3.00000	1.50000	14.45000	8.45000
1	1,023,641.31	479	1	359		23	8.30551	6.19853	3.00000	1.50000	14.30551	8.30551
1	414,505.94	477	3	357		33	6.87500	4.65400	3.00000	1.50000	12.87500	6.87500
1	664,669.85	478	2	358		34	8.74310	5.89518	3.00000	1.50000	14.74310	8.74310
1	279,800.55	478	2	358		34	7.25000	4.97100	3.00000	1.50000	13.25000	7.25000
1	2,154,860.26	479	1	359		35	8.19098	6.33505	3.00000	1.50000	14.19098	8.19098
1	151,817.84	479	1	359		35	8.45000	6.17100	3.00000	1.50000	14.45000	8.45000
1	157,213.82	479	1	359		35	8.75000	6.47600	3.00000	1.50000	14.75000	8.75000
1	812,657.42	479	1	359		35	7.92555	6.51520	3.00000	1.50000	13.92555	7.92555
1	331,191.86	477	3	357		57	7.75000	5.52900	3.00000	1.50000	13.75000	7.75000
1	128,715.75	478	2	358		58	7.55000	5.27100	3.00000	1.50000	13.55000	7.55000
1	145,480.69	478	2	358		58	6.75000	4.47100	3.00000	1.50000	12.75000	6.75000
1	548,323.76	479	1	359		59	7.67968	6.80658	3.00000	1.50000	13.67968	7.67968
1	303,121.55	479	1	359		59	8.35000	6.07100	3.00000	1.50000	14.35000	8.35000
1	227,122.69	479	1	359		59	7.40000	6.99000	3.00000	1.50000	13.40000	7.40000
1	163,944.59	479	1	359		59	7.42500	5.14600	3.00000	1.50000	13.42500	7.42500
2	461,543.15	119	1	119			11.33978
2	257,315.93	119	1	119			11.42500
2	683,233.95	119	1	119			10.73690
2	58,534.10	119	1	119			11.32500
2	198,229.79	179	1	179			11.25267
2	113,791.35	179	1	179			12.68616
2	67,329.44	176	4	176			9.90000
2	67,849.32	179	1	179			10.84622
2	37,356.10	178	2	178			12.50000
2	52,976.52	179	1	179			10.40000
2	22,413.25	178	2	178			12.45000
2	438,610.62	179	1	179			6.99000
2	48,433.38	239	1	239			10.27500
2	809,317.46	238	2	238			7.36573
2	91,494.04	239	1	239			10.99000
2	169,335.09	238	2	238			8.34057
2	724,500.00	300	6	354	60	18	8.55000	6.06600	2.00000	1.50000	14.55000	8.55000
2	630,000.00	300	5	355	60	19	6.99000	5.06000	2.00000	1.50000	12.99000	6.99000
2	369,000.00	300	4	356	60	20	8.80000	6.75900	2.00000	1.50000	14.80000	8.80000
2	2,511,876.99	300	4	356	60	20	7.76066	5.73746	2.17596	1.50000	13.76066	7.76066
2	2,369,459.99	300	3	357	60	21	8.87427	6.58386	3.00000	1.50000	14.87427	8.87427
2	1,348,200.00	300	3	357	60	21	8.41636	6.22095	3.00000	1.50000	14.41636	8.41636
2	370,500.00	300	3	357	60	21	6.80000	4.57900	3.00000	1.50000	12.80000	6.80000
2	2,803,785.98	300	2	358	60	22	8.22241	5.89821	3.00000	1.50000	14.22241	8.22241
2	1,651,199.99	300	2	358	60	22	7.57137	5.29673	3.00000	1.50000	13.57137	7.57137

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
2	522,750.00	300	2	358	60	22	7.95000	5.67600	3.00000	1.50000	13.95000	7.95000
2	14,254,401.95	300	2	358	60	22	7.37505	5.10542	3.00000	1.50000	13.37505	7.37505
2	2,248,920.00	300	2	358	60	22	6.74850	4.48375	3.00000	1.50000	12.74850	6.74850
2	11,546,395.00	300	1	359	60	23	7.79878	6.28530	3.00000	1.50000	13.79878	7.79878
2	376,000.00	300	1	359	60	23	7.50000	4.98400	3.00000	1.50000	13.50000	7.50000
2	8,780,000.00	300	1	359	60	23	7.66743	6.23211	3.00000	1.50000	13.66743	7.66743
2	1,808,000.00	300	1	359	60	23	6.93905	4.83277	3.00000	1.50000	12.93905	6.93905
2	1,271,000.00	300	1	359	60	23	7.74629	5.63977	3.00000	1.50000	13.74629	7.74629
2	50,034,258.00	300	1	359	60	23	7.23589	5.42076	3.00000	1.50000	13.23589	7.23589
2	68,800.00	300	1	359	60	23	7.25000	6.99000	3.00000	1.50000	13.25000	7.25000
2	740,000.00	300	2	358	60	34	7.65000	5.42900	3.00000	1.50000	13.65000	7.65000
2	332,000.00	300	1	359	60	35	6.50000	4.06400	3.00000	1.50000	12.50000	6.50000
2	799,200.00	300	1	359	60	35	6.75000	4.23400	3.00000	1.50000	12.75000	6.75000
2	1,644,800.00	300	1	359	60	35	6.70659	4.19059	3.00000	1.50000	12.70659	6.70659
2	760,000.00	300	1	359	60	59	6.85000	4.33400	3.00000	1.50000	12.85000	6.85000
2	468,000.00	324	1	359	36	35	7.50000	6.99000	3.00000	1.50000	13.50000	7.50000
2	1,545,192.00	324	1	359	36	35	7.40955	4.89355	3.00000	1.50000	13.40955	7.40955
2	28,604,834.74	359	1	359			11.13645
2	30,992.07	359	1	359			12.50000
2	19,202,387.32	358	2	358			8.15380
2	297,887.60	359	1	359			10.74665
2	701,474.35	359	1	359			7.47696
2	239,086.60	358	2	358			11.55229
2	9,045,471.01	359	1	359			11.17446
2	28,493.03	359	1	359			12.70000
2	15,442,996.00	358	2	358			7.29522
2	1,560,222.49	359	1	359			11.06373
2	24,992.83	359	1	359			11.99000
2	336,876.63	358	2	358			9.83084
2	234,866.79	358	2	358			10.87080
2	1,514,157.31	359	1	359			11.10626
2	30,389.96	359	1	359			11.35000
2	29,119,579.49	359	1	359			10.86830
2	42,530.16	359	1	359			12.95000
2	5,242,577.40	358	2	358			7.68966
2	430,582.94	359	1	359			7.95000
2	545,929.30	359	1	359			11.15674
2	4,394,782.78	359	1	359			7.15787
2	290,895.23	359	1	359			10.95605
2	539,514.89	358	2	358			8.80820
2	99,955.29	359	1	359			9.95000
2	741,885.82	359	1	359			10.90209
2	2,169,241.21	358	2	358			7.43420
2	9,477,559.36	359	1	359			10.73798
2	24,991.07	359	1	359			10.99000
2	40,633,308.25	359	1	359			7.41593
2	109,816.53	347	13	347		11	8.40000	6.99000	2.00000	1.50000	14.40000	8.40000
2	67,781.72	352	8	352		16	10.60000	6.99000	2.00000	1.50000	16.60000	10.60000
2	514,095.34	353	7	353		17	8.86218	6.45018	2.00000	1.50000	14.86218	8.86218
2	275,167.61	353	7	353		17	10.81920	6.98890	2.00000	1.50000	16.81920	10.81920
2	1,759,006.72	354	6	354		18	8.35612	5.40943	2.00000	1.50000	14.35612	8.35612
2	71,758.49	354	6	354		18	9.30000	6.81600	2.00000	1.50000	15.30000	9.30000
2	167,298.29	354	6	354		18	7.90000	5.41600	2.00000	1.50000	13.90000	7.90000
2	430,615.79	354	6	354		18	9.20000	6.71600	2.00000	1.50000	15.20000	9.20000
2	486,517.15	354	6	354		18	11.10869	6.90111	2.00000	1.50000	17.10869	11.10869
2	7,700,448.04	355	5	355		19	9.56625	6.88326	2.00000	1.50000	15.56625	9.56625
2	239,287.25	355	5	355		19	9.30008	6.50305	2.00000	1.50000	15.30008	9.30008
2	214,196.28	355	5	355		19	9.20000	6.99000	2.00000	1.50000	15.20000	9.20000
2	478,540.29	355	5	355		19	8.55000	6.62000	2.00000	1.50000	14.55000	8.55000
2	5,109,701.47	355	5	355		19	8.89017	6.39505	2.00000	1.50000	14.89017	8.89017
2	78,036.44	355	5	355		19	8.05000	5.56600	2.00000	1.50000	14.05000	8.05000

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
2	6,804,868.59	356	4	356		20	9.23585	6.70904	2.21463	1.50000	15.23585	9.23585
2	2,020,675.53	356	4	356		20	9.90143	6.99000	2.00000	1.50000	15.90143	9.90143
2	735,681.07	356	4	356		20	9.07502	6.79394	2.00000	1.50000	15.07502	9.07502
2	1,252,126.68	356	4	356		20	9.04874	6.76092	2.29046	1.50000	15.04874	9.04874
2	4,432,127.96	356	4	356		20	9.35506	6.70872	2.45511	1.50000	15.35506	9.35506
2	276,684.77	356	4	356		20	9.62269	6.99000	2.00000	1.50000	15.62269	9.62269
2	114,953.23	356	4	356		20	9.15000	6.99000	2.00000	1.50000	15.15000	9.15000
2	1,867,550.41	356	4	356		20	8.30002	6.03600	2.74348	1.50000	14.30002	8.30002
2	10,526,057.13	357	3	357		21	9.42732	6.60151	2.80471	1.50000	15.42732	9.42732
2	465,242.11	357	3	357		21	8.25000	6.17900	2.00000	1.50000	14.25000	8.25000
2	169,739.05	357	3	357		21	9.35000	6.99000	3.00000	1.50000	15.35000	9.35000
2	1,231,002.81	357	3	357		21	9.14485	6.61715	3.00000	1.50000	15.14485	9.14485
2	908,095.63	357	3	357		21	10.37990	6.83109	2.87682	1.50000	16.37990	10.37990
2	2,424,625.27	357	3	357		21	9.03611	6.44404	2.64506	1.50000	15.03611	9.03611
2	10,719,325.61	357	3	357		21	9.13107	6.51798	2.92602	1.50000	15.03051	9.13107
2	353,083.41	357	3	357		21	8.44088	6.10560	3.00000	1.50000	14.44088	8.44088
2	1,257,601.72	357	3	357		21	8.35377	6.10759	2.52792	1.50000	14.35377	8.35377
2	39,211,415.37	358	2	358		22	8.68044	6.22139	3.00000	1.50000	14.68044	8.68044
2	244,966.00	358	2	358		22	9.18000	6.90100	3.00000	1.50000	15.18000	9.18000
2	79,932.60	358	2	358		22	10.25000	6.99000	3.00000	1.50000	16.25000	10.25000
2	1,783,571.00	358	2	358		22	9.36395	6.25964	3.00000	1.50000	15.36395	9.36395
2	2,947,161.02	358	2	358		22	8.18902	5.93594	3.00000	1.50000	14.18902	8.18902
2	3,023,901.57	358	2	358		22	9.38014	6.62441	3.00000	1.50000	15.38014	9.38014
2	2,056,100.97	358	2	358		22	8.56535	6.30255	3.00000	1.50000	14.56535	8.56535
2	127,850.64	358	2	358		22	8.70000	6.42100	3.00000	1.50000	14.70000	8.70000
2	4,844,926.59	358	2	358		22	8.57021	6.07283	3.00000	1.50000	14.57021	8.57021
2	36,853,983.49	358	2	358		22	8.88357	6.32197	2.99794	1.50000	14.88357	8.88357
2	682,377.03	358	2	358		22	8.29695	5.94709	3.00000	1.50000	14.29695	8.29695
2	3,317,311.46	358	2	358		22	8.11357	5.69744	3.00000	1.50000	14.11357	8.11357
2	73,826,752.25	359	1	359		23	8.69749	6.34366	3.00000	1.50000	14.69749	8.69749
2	271,851.24	359	1	359		23	8.99412	6.47812	3.00000	1.50000	14.99412	8.99412
2	629,709.17	359	1	359		23	9.80000	6.99000	3.00000	1.50000	15.80000	9.80000
2	993,074.57	359	1	359		23	9.35448	6.99000	3.00000	1.50000	15.35448	9.35448
2	8,987,982.41	359	1	359		23	8.75740	6.39836	3.00000	1.50000	14.75740	8.75740
2	9,233,577.55	359	1	359		23	8.80113	6.19964	3.00000	1.50000	14.80113	8.80113
2	1,312,197.90	359	1	359		23	8.48754	6.66641	3.00000	1.50000	14.48754	8.48754
2	235,081.95	359	1	359		23	9.42043	6.84693	3.00000	1.50000	15.42043	9.42043
2	8,600,622.22	359	1	359		23	9.34308	6.60762	3.00000	1.72382	15.34308	9.34308
2	212,845.68	359	1	359		23	9.52884	6.84382	3.00000	1.50000	15.52884	9.52884
2	83,349,800.96	359	1	359		23	8.71873	6.43646	3.00000	1.50000	14.71873	8.71873
2	467,637.04	355	5	355		31	6.00000	4.07000	2.00000	1.50000	12.00000	6.00000
2	728,430.44	358	2	358		34	8.88415	6.64633	3.00000	1.50000	14.88415	8.88415
2	177,277.01	358	2	358		34	7.50000	5.22600	3.00000	1.50000	13.50000	7.50000
2	283,219.99	358	2	358		34	9.50000	6.99000	3.00000	1.50000	15.50000	9.50000
2	1,226,356.13	359	1	359		35	7.94531	6.99000	3.00000	1.50000	13.94531	7.94531
2	109,936.05	359	1	359		35	8.70000	6.99000	3.00000	1.50000	14.70000	8.70000
2	67,568.12	359	1	359		35	9.70000	6.99000	3.00000	1.50000	15.70000	9.70000
2	2,844,447.98	359	1	359		35	7.33030	5.62758	3.00000	1.50000	13.33030	7.33030
2	87,954.85	359	1	359		59	9.30000	6.99000	3.00000	1.50000	15.30000	9.30000
2	177,478.39	359	1	359		59	7.90000	5.62100	3.00000	1.50000	13.90000	7.90000
2	479,729.50	359	1	359		59	8.85000	6.33400	3.00000	1.50000	14.85000	8.85000
2	224,878.37	359	1	359		59	9.05000	6.77100	3.00000	1.50000	15.05000	9.05000
2	477,000.00	420	4	356	60	32	8.37500	6.33400	2.00000	1.50000	14.37500	8.37500
2	6,784,674.20	478	2	358			7.49073
2	1,284,646.14	479	1	359			8.23781
2	6,715,228.05	478	2	358			7.64956
2	1,228,776.94	479	1	359			6.98049
2	463,023.62	479	1	359			6.10000
2	1,121,772.18	478	2	358			7.48088
2	1,455,116.02	478	2	358			7.08978
2	2,004,909.60	479	1	359			6.67772

						Months to
		Remaining			Original	First	Gross		Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage	Gross	Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
2	509,757.48	479	1	359			6.20000
2	549,545.58	479	1	359			6.92061
2	20,655,632.59	479	1	359			7.17312
2	4,738,249.88	479	1	359			7.26019
2	861,694.37	474	6	354		18	8.28568	5.84072	2.00000	1.50000	14.28568	8.28568
2	159,923.86	474	6	354		18	12.30000	6.99000	2.00000	1.50000	18.30000	12.30000
2	2,149,875.67	474	6	354		18	7.63993	5.15593	2.00000	1.50000	13.63993	7.63993
2	4,447,953.35	475	5	355		19	8.12069	5.78929	2.00000	1.50000	14.12069	8.12069
2	599,395.91	475	5	355		19	9.25000	6.99000	2.00000	1.50000	15.25000	9.25000
2	394,552.37	475	5	355		19	8.85000	6.92000	2.00000	1.50000	14.85000	8.85000
2	752,415.31	475	5	355		19	9.09242	6.92571	2.00000	1.50000	15.09242	9.09242
2	5,387,094.06	475	5	355		19	8.02338	5.91118	2.00000	1.50000	14.02338	8.02338
2	986,359.35	475	5	355		19	8.78648	6.85648	2.00000	1.50000	14.78648	8.78648
2	7,709,016.65	476	4	356		20	8.37273	6.13674	2.16621	1.50000	14.37273	8.37273
2	522,782.25	476	4	356		20	8.89081	6.87593	2.00000	1.50000	14.89081	8.89081
2	9,337,968.43	476	4	356		20	8.33884	6.10462	2.25372	1.50000	14.33884	8.33884
2	58,506.28	476	4	356		20	10.35000	6.99000	2.00000	1.50000	16.35000	10.35000
2	717,687.47	476	4	356		20	8.13673	6.16387	2.00000	1.50000	14.13673	8.13673
2	20,088,651.65	477	3	357		21	8.91956	6.41885	2.84652	1.50000	14.91956	8.91956
2	80,946.91	477	3	357		21	8.95000	6.87900	2.00000	1.50000	14.95000	8.95000
2	2,604,207.51	477	3	357		21	8.91836	6.68875	3.00000	1.50000	14.91836	8.91836
2	439,714.95	477	3	357		21	9.54136	6.86099	3.00000	1.50000	15.54136	9.54136
2	465,741.15	477	3	357		21	7.55000	5.32900	3.00000	1.50000	13.55000	7.55000
2	1,989,948.02	477	3	357		21	7.70648	5.45400	2.78555	1.50000	13.70648	7.70648
2	159,527.01	477	3	357		21	8.40000	6.35900	3.00000	1.50000	14.40000	8.40000
2	11,282,891.03	477	3	357		21	8.51068	6.20269	2.81521	1.50000	14.51068	8.51068
2	155,225.05	477	3	357		21	9.98757	6.99000	3.00000	1.50000	15.98757	9.98757
2	454,475.45	477	3	357		21	6.99000	4.76900	3.00000	1.50000	12.99000	6.99000
2	2,098,551.44	477	3	357		21	8.85371	6.45924	2.76933	1.50000	14.85371	8.85371
2	33,139,725.63	478	2	358		22	8.65785	6.16975	3.00000	1.50000	14.65785	8.65785
2	759,494.30	478	2	358		22	7.49000	5.21100	3.00000	1.50000	13.49000	7.49000
2	725,646.00	478	2	358		22	8.13097	5.85352	3.00000	1.50000	14.13097	8.13097
2	8,376,641.71	478	2	358		22	8.89368	6.46968	3.00000	1.50000	14.89368	8.89368
2	898,827.77	478	2	358		22	9.36060	6.76296	3.00000	1.50000	15.36060	9.36060
2	679,577.20	478	2	358		22	7.76770	5.48870	3.00000	1.50000	13.76770	7.76770
2	1,977,046.90	478	2	358		22	9.36285	6.53269	3.00000	1.50000	15.36285	9.36285
2	39,558,762.26	478	2	358		22	8.25940	5.93845	3.00000	1.50000	14.25940	8.25940
2	2,769,862.48	478	2	358		22	7.03186	4.72883	3.00000	1.50000	13.03186	7.03186
2	69,696,922.72	479	1	359		23	8.43372	6.27590	3.00000	1.50000	14.43584	8.43372
2	1,804,982.12	479	1	359		23	8.01840	5.40579	3.00000	1.50000	14.01840	8.01840
2	195,960.55	479	1	359		23	9.20000	6.92100	3.00000	1.50000	15.20000	9.20000
2	13,869,235.88	479	1	359		23	8.12321	6.18680	3.00000	1.50000	14.12321	8.12321
2	5,757,411.71	479	1	359		23	8.22584	5.78944	3.00000	1.50000	14.22584	8.22584
2	1,109,198.20	479	1	359		23	8.19039	6.76032	3.00000	1.50000	14.19039	8.19039
2	91,977.22	479	1	359		23	8.50000	6.22600	3.00000	1.50000	14.50000	8.50000
2	5,806,146.06	479	1	359		23	7.92372	5.90261	3.00000	1.50000	13.92372	7.92372
2	91,412,880.69	479	1	359		23	8.13701	6.06193	3.00000	1.50000	14.13701	8.13701
2	582,048.35	479	1	359		23	8.12493	6.82967	3.00000	1.50000	14.12493	8.12493
2	427,873.81	479	1	359		23	7.90000	5.38400	3.00000	1.50000	13.90000	7.90000
2	539,121.18	475	5	355		31	7.60000	5.67000	2.00000	1.50000	13.60000	7.60000
2	548,570.89	477	3	357		33	8.35000	6.12900	3.00000	1.50000	14.35000	8.35000
2	1,366,568.41	478	2	358		34	8.54918	6.14969	3.00000	1.50000	14.54918	8.54918
2	359,761.14	478	2	358		34	7.50000	5.22100	3.00000	1.50000	13.50000	7.50000
2	1,129,487.51	478	2	358		34	8.00136	5.62727	3.00000	1.50000	14.00136	8.00136
2	1,630,388.13	479	1	359		35	8.43387	6.48678	3.00000	1.50000	14.43387	8.43387
2	679,714.18	479	1	359		35	6.75000	6.99000	3.00000	1.50000	12.75000	6.75000
2	164,936.25	479	1	359		35	6.95000	4.67100	3.00000	1.50000	12.95000	6.95000
2	1,172,816.75	479	1	359		35	7.62781	5.26149	3.00000	1.50000	13.62781	7.62781
2	3,112,777.89	479	1	359		35	7.91220	5.82922	3.00000	1.50000	13.91220	7.91220
2	419,674.50	478	2	358		58	6.95000	4.67100	3.00000	1.50000	12.95000	6.95000
2	335,892.01	479	1	359		59	7.60000	6.99000	3.00000	1.50000	13.60000	7.60000
2	2,155,155.36	479	1	359		59	7.27324	6.16414	3.00000	1.50000	13.27324	7.27324

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.
Defaults in Delinquent Payments
     The yield to maturity of the Senior Certificates and Subordinate Certificates, and particularly the Subordinate Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a Senior Certificate or a Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Senior Certificates or the Subordinate Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates, except as set forth herein and to the extent of Subsequent Recoveries. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae/Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Freddie Mac standards.
     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and additional costs could in turn delay the distribution of net Liquidation Proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the Issuing Entity to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Loan Pool—General” in this free writing prospectus supplement.
Prepayment Considerations and Risks
     The rate of principal payments on the Senior Certificates and Subordinate Certificates, the aggregate amount of distributions on the Senior Certificates and Subordinate Certificates and the yields to maturity of the Senior Certificates and Subordinate Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this free writing prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this free writing prospectus supplement.
     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this free writing prospectus supplement) will result in distributions on the Senior Certificates and Subordinate Certificates of principal amounts which would otherwise be distributed over the remaining respective terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Senior Certificates or Subordinate Certificates may vary from the anticipated yield will depend upon the degree to which that Senior Certificates or Subordinate Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Senior Certificates or Subordinate Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Senior Certificates or Subordinate Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.
     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
     As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable initial rate cap, periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, the ARMs (which consist of 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans) will not have their initial Adjustment Date until two years, three years or five years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans or the 5/25 mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.
     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Senior Certificates and Subordinate Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.
     When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest, a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.
     To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Senior Certificates and Subordinate Certificates, pro rata, according to the amount of interest to which each class of such certificates would otherwise be entitled in reduction of that amount.
     The Pass-through Rate for each class of Senior Certificates and Subordinate Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on Six-Month LIBOR. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the LIBOR Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR. It is possible that a decrease in Six-Month LIBOR, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Senior Certificates or Subordinate Certificates were to be higher than the Net WAC Rate, the Pass-through Rate on the related Senior Certificates or Subordinate Certificates would be lower than otherwise would be the case. Although holders of the Senior Certificates and Subordinate Certificates are entitled to receive any Net WAC Rate Carryover Amount from and to the extent of funds available in the Net WAC Rate Carryover Reserve Account including any Net Swap Payments received, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Senior Certificates and Subordinate Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.
Overcollateralization Provisions
     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Senior Certificates and Subordinate Certificates and consequently the yields to maturity of those certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, Excess Cashflow will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Excess Cashflow. Following the closing date, there can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.
     Excess Cashflow generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to distribute interest on the Senior Certificates and Subordinate Certificates and expenses at the Expense Fee Rate. Such excess interest will be reduced as a result of realized losses on the mortgage loans. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Excess Cashflow. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Excess Cashflow available to make accelerated payments of principal of the Senior Certificates and Subordinate Certificates.
     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Senior Certificates and Subordinate Certificates may vary significantly over time and from class to class.

Subordinate Certificates
     The Subordinate Certificates provide credit enhancement for the certificates that have a higher distribution priority, and each such class may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in reverse order of their relative distribution priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Certificate Principal Balance of each such class of Subordinate Certificates (and the Class 1-A2 Certificates) then outstanding with the lowest relative distribution priority if and to the extent that the aggregate Certificate Principal Balance of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Certificate Principal Balance of a class of Subordinate Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.
     The Principal Remittance Amount includes the net proceeds in respect of principal received upon the liquidation of a mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balance of the mortgage loans will decline more than the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the related overcollateralization or excess interest, the class of Subordinate Certificates then outstanding with the lowest relative distribution priority will bear such loss. In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinate Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the mortgage loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of realized losses, the Subordinate Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.
     For all purposes, the Class M11 Certificates will have the lowest distribution priority of any class of Subordinate Certificates.
Weighted Average Lives
     The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of the certificate referred to in clause (a).
     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield Considerations” in the prospectus.
     In general, the weighted average lives of the Senior Certificates and Subordinate Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Senior Certificates and Subordinate Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement.

     The interaction of the foregoing factors may have different effects on the various classes of Senior Certificates and Subordinate Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Senior Certificates and Subordinate Certificates. Further, to the extent the prices of the Senior Certificates and Subordinate Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of those classes of certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of certificates may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.
Decrement Tables
     The following tables indicate the percentages of the initial Certificate Principal Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.
Prepayment Scenarios

	SCENARIO	SCENARIO	SCENARIO	SCENARIO	SCENARIO
	I	II	III	IV	V
Fixed-rate mortgage loans(1)	50%	75%	100%	125%	150%
Adjustable-rate mortgage loans(1)	50%	75%	100%	125%	150%

(1)	Percentage of Prepayment Assumption, maximum of 90% constant percentage rate for any given period for each scenario.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 1-A1 and Class 1-A2
	PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
September 2007	86	79	72	66	59
September 2008	66	51	37	24	11
September 2009	49	30	14	2	0
September 2010	36	25	14	2	0
September 2011	30	19	11	2	0
September 2012	25	14	8	2	0
September 2013	21	11	6	2	0
September 2014	18	9	4	2	0
September 2015	15	7	3	1	0
September 2016	12	5	2	1	0
September 2017	10	4	1	*	0
September 2018	9	3	1	0	0
September 2019	7	2	1	0	0
September 2020	6	2	*	0	0
September 2021	5	1	*	0	0
September 2022	4	1	0	0	0
September 2023	3	1	0	0	0
September 2024	3	1	0	0	0
September 2025	2	*	0	0	0
September 2026	2	*	0	0	0
September 2027	2	0	0	0	0
September 2028	1	0	0	0	0
September 2029	1	0	0	0	0
September 2030	1	0	0	0	0
September 2031	1	0	0	0	0
September 2032	*	0	0	0	0
September 2033	*	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	4.76	3.25	2.36	1.62	1.29
Weighted Average Life to Call (years)(2)(3)	4.41	3.00	2.17	1.54	1.29

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 2-A1
	PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
September 2007	72	58	44	30	16
September 2008	30	0	0	0	0
September 2009	0	0	0	0	0
September 2010	0	0	0	0	0
September 2011	0	0	0	0	0
September 2012	0	0	0	0	0
September 2013	0	0	0	0	0
September 2014	0	0	0	0	0
September 2015	0	0	0	0	0
September 2016	0	0	0	0	0
September 2017	0	0	0	0	0
September 2018	0	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	1.62	1.22	1.00	0.85	0.74
Weighted Average Life to Call (years)(2)(3)	1.62	1.22	1.00	0.85	0.74

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 2-A2					Class 2-A3
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
September 2007	100	100	100	100	100	100	100	100	100	100
September 2008	100	99	69	41	13	100	100	100	100	100
September 2009	96	55	21	0	0	100	100	100	14	0
September 2010	69	44	21	0	0	100	100	100	14	0
September 2011	55	31	16	0	0	100	100	100	14	0
September 2012	45	22	8	0	0	100	100	100	14	0
September 2013	36	15	3	0	0	100	100	100	14	0
September 2014	29	9	0	0	0	100	100	98	14	0
September 2015	23	5	0	0	0	100	100	69	14	0
September 2016	18	2	0	0	0	100	100	49	14	0
September 2017	14	0	0	0	0	100	98	35	5	0
September 2018	10	0	0	0	0	100	75	25	0	0
September 2019	7	0	0	0	0	100	58	15	0	0
September 2020	4	0	0	0	0	100	45	6	0	0
September 2021	2	0	0	0	0	100	34	0	0	0
September 2022	1	0	0	0	0	100	26	0	0	0
September 2023	0	0	0	0	0	89	20	0	0	0
September 2024	0	0	0	0	0	74	12	0	0	0
September 2025	0	0	0	0	0	61	5	0	0	0
September 2026	0	0	0	0	0	50	0	0	0	0
September 2027	0	0	0	0	0	41	0	0	0	0
September 2028	0	0	0	0	0	33	0	0	0	0
September 2029	0	0	0	0	0	26	0	0	0	0
September 2030	0	0	0	0	0	21	0	0	0	0
September 2031	0	0	0	0	0	13	0	0	0	0
September 2032	0	0	0	0	0	6	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0
September 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	6.68	4.41	3.05	2.06	1.77	20.73	14.31	10.54	4.08	2.33
Weighted Average Life to Call (years)(2)(3)	6.57	4.34	3.00	2.06	1.77	13.13	8.72	6.38	3.24	2.33

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M1					Class M2
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
September 2007	100	100	100	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100	100	100	100
September 2009	100	100	100	100	100	100	100	100	100	100
September 2010	100	70	85	100	100	100	70	46	100	39
September 2011	85	53	32	100	68	85	53	32	29	10
September 2012	71	41	22	64	40	71	41	22	11	6
September 2013	59	31	15	35	24	59	31	15	7	3
September 2014	50	24	11	17	12	50	24	11	5	0
September 2015	42	18	8	8	3	42	18	8	2	0
September 2016	35	14	5	1	0	35	14	5	0	0
September 2017	29	11	4	0	0	29	11	4	0	0
September 2018	24	8	3	0	0	24	8	*	0	0
September 2019	20	6	0	0	0	20	6	0	0	0
September 2020	17	5	0	0	0	17	5	0	0	0
September 2021	14	4	0	0	0	14	4	0	0	0
September 2022	12	3	0	0	0	12	1	0	0	0
September 2023	10	*	0	0	0	10	0	0	0	0
September 2024	8	0	0	0	0	8	0	0	0	0
September 2025	7	0	0	0	0	7	0	0	0	0
September 2026	5	0	0	0	0	5	0	0	0	0
September 2027	4	0	0	0	0	4	0	0	0	0
September 2028	4	0	0	0	0	4	0	0	0	0
September 2029	3	0	0	0	0	1	0	0	0	0
September 2030	1	0	0	0	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0
September 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	9.57	6.43	5.37	6.84	6.06	9.54	6.40	5.13	5.13	4.19
Weighted Average Life to Call (years)(2)(3)	8.65	5.76	4.87	4.88	3.88	8.65	5.75	4.66	4.71	3.79

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M3					Class M4
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
September 2007	100	100	100	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100	100	100	100
September 2009	100	100	100	100	100	100	100	100	100	94
September 2010	100	70	46	79	17	100	70	46	29	17
September 2011	85	53	32	18	10	85	53	32	18	10
September 2012	71	41	22	11	6	71	41	22	11	6
September 2013	59	31	15	7	0	59	31	15	7	0
September 2014	50	24	11	5	0	50	24	11	5	0
September 2015	42	18	8	0	0	42	18	8	0	0
September 2016	35	14	5	0	0	35	14	5	0	0
September 2017	29	11	2	0	0	29	11	0	0	0
September 2018	24	8	0	0	0	24	8	0	0	0
September 2019	20	6	0	0	0	20	6	0	0	0
September 2020	17	5	0	0	0	17	5	0	0	0
September 2021	14	2	0	0	0	14	0	0	0	0
September 2022	12	0	0	0	0	12	0	0	0	0
September 2023	10	0	0	0	0	10	0	0	0	0
September 2024	8	0	0	0	0	8	0	0	0	0
September 2025	7	0	0	0	0	7	0	0	0	0
September 2026	5	0	0	0	0	5	0	0	0	0
September 2027	4	0	0	0	0	2	0	0	0	0
September 2028	*	0	0	0	0	0	0	0	0	0
September 2029	0	0	0	0	0	0	0	0	0	0
September 2030	0	0	0	0	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0
September 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	9.51	6.37	5.02	4.68	3.77	9.48	6.34	4.96	4.51	3.61
Weighted Average Life to Call (years)(2)(3)	8.65	5.75	4.56	4.32	3.49	8.65	5.75	4.52	4.16	3.34

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M5					Class M6
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
September 2007	100	100	100	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100	100	100	100
September 2009	100	100	100	100	31	100	100	100	100	31
September 2010	100	70	46	29	17	100	70	46	29	17
September 2011	85	53	32	18	10	85	53	32	18	10
September 2012	71	41	22	11	6	71	41	22	11	1
September 2013	59	31	15	7	0	59	31	15	7	0
September 2014	50	24	11	*	0	50	24	11	0	0
September 2015	42	18	8	0	0	42	18	8	0	0
September 2016	35	14	4	0	0	35	14	0	0	0
September 2017	29	11	0	0	0	29	11	0	0	0
September 2018	24	8	0	0	0	24	8	0	0	0
September 2019	20	6	0	0	0	20	5	0	0	0
September 2020	17	1	0	0	0	17	0	0	0	0
September 2021	14	0	0	0	0	14	0	0	0	0
September 2022	12	0	0	0	0	12	0	0	0	0
September 2023	10	0	0	0	0	10	0	0	0	0
September 2024	8	0	0	0	0	8	0	0	0	0
September 2025	7	0	0	0	0	6	0	0	0	0
September 2026	4	0	0	0	0	0	0	0	0	0
September 2027	0	0	0	0	0	0	0	0	0	0
September 2028	0	0	0	0	0	0	0	0	0	0
September 2029	0	0	0	0	0	0	0	0	0	0
September 2030	0	0	0	0	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0
September 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	9.45	6.31	4.90	4.37	3.49	9.40	6.27	4.85	4.26	3.39
Weighted Average Life to Call (years)(2)(3)	8.65	5.74	4.49	4.04	3.23	8.65	5.74	4.46	3.95	3.15

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M7					Class M8
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
September 2007	100	100	100	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100	100	100	100
September 2009	100	100	100	100	31	100	100	100	100	31
September 2010	100	70	46	29	17	100	70	46	29	17
September 2011	85	53	32	18	10	85	53	32	18	10
September 2012	71	41	22	11	0	71	41	22	11	0
September 2013	59	31	15	3	0	59	31	15	0	0
September 2014	50	24	11	0	0	50	24	11	0	0
September 2015	42	18	5	0	0	42	18	0	0	0
September 2016	35	14	0	0	0	35	14	0	0	0
September 2017	29	11	0	0	0	29	11	0	0	0
September 2018	24	8	0	0	0	24	0	0	0	0
September 2019	20	0	0	0	0	20	0	0	0	0
September 2020	17	0	0	0	0	17	0	0	0	0
September 2021	14	0	0	0	0	14	0	0	0	0
September 2022	12	0	0	0	0	12	0	0	0	0
September 2023	10	0	0	0	0	10	0	0	0	0
September 2024	7	0	0	0	0	0	0	0	0	0
September 2025	0	0	0	0	0	0	0	0	0	0
September 2026	0	0	0	0	0	0	0	0	0	0
September 2027	0	0	0	0	0	0	0	0	0	0
September 2028	0	0	0	0	0	0	0	0	0	0
September 2029	0	0	0	0	0	0	0	0	0	0
September 2030	0	0	0	0	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0
September 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	9.33	6.22	4.79	4.16	3.30	9.25	6.16	4.73	4.07	3.23
Weighted Average Life to Call (years)(2)(3)	8.65	5.74	4.44	3.88	3.09	8.65	5.74	4.42	3.83	3.04

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M9					Class M10
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
September 2007	100	100	100	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100	100	100	100
September 2009	100	100	100	100	31	100	100	100	100	31
September 2010	100	70	46	29	17	100	70	46	29	17
September 2011	85	53	32	18	1	85	53	32	18	0
September 2012	71	41	22	8	0	71	41	22	0	0
September 2013	59	31	15	0	0	59	31	15	0	0
September 2014	50	24	5	0	0	50	24	0	0	0
September 2015	42	18	0	0	0	42	18	0	0	0
September 2016	35	14	0	0	0	35	7	0	0	0
September 2017	29	5	0	0	0	29	0	0	0	0
September 2018	24	0	0	0	0	24	0	0	0	0
September 2019	20	0	0	0	0	20	0	0	0	0
September 2020	17	0	0	0	0	17	0	0	0	0
September 2021	14	0	0	0	0	8	0	0	0	0
September 2022	9	0	0	0	0	0	0	0	0	0
September 2023	*	0	0	0	0	0	0	0	0	0
September 2024	0	0	0	0	0	0	0	0	0	0
September 2025	0	0	0	0	0	0	0	0	0	0
September 2026	0	0	0	0	0	0	0	0	0	0
September 2027	0	0	0	0	0	0	0	0	0	0
September 2028	0	0	0	0	0	0	0	0	0	0
September 2029	0	0	0	0	0	0	0	0	0	0
September 2030	0	0	0	0	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0
September 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	9.14	6.08	4.66	3.99	3.16	8.98	5.97	4.57	3.90	3.09
Weighted Average Life to Call (years)(2)(3)	8.65	5.74	4.41	3.79	3.01	8.65	5.74	4.41	3.77	2.99

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Last Scheduled Distribution Date
     The last scheduled Distribution Date for each class of Senior Certificates and Subordinate Certificates is the Distribution Date in October 2036.
     The last scheduled Distribution Date for each class of Senior Certificates and Subordinate Certificates is the date on which the initial Certificate Principal Balance set forth in the “Summary of Terms” on pages (i), (ii) and (iii) of this free writing prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.
     Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates and Subordinate Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Certificate Principal Balance of each such class could be reduced to zero significantly earlier than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives” above and “Yield Considerations” in the prospectus.

FEDERAL INCOME TAX CONSIDERATIONS
     The discussion in this section and in the section “Material Federal Income Tax Considerations” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this free writing prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.
General
     The pooling and servicing agreement provides that certain segregated asset pools within the Issuing Entity (exclusive, among other things, of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Swap Agreement, the Interest Coverage Account and certain other assets specified in the pooling and servicing agreement) will comprise multiple REMICs (each, a “Trust REMIC”). Elections will be made to treat each of the related Trust REMICs as a REMIC for federal income tax purposes. The Class R Certificates represent ownership of the sole class of residual interest in one or more of the Trust REMICs. The Class R Certificates represent ownership of the sole class of residual interest in the remaining Trust REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.
Taxation of the Offered Certificates
     For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as beneficially owning two assets: (i) a REMIC regular interest and (ii) the right to receive payments in respect of their related Net WAC Rate Carryover Reserve Amount or the obligation to make payments to the Swap Account (the “Notional Principal Contract Arrangement”). None of the Net WAC Rate Carryover Reserve Account, the Swap Account nor the Swap Agreement are assets of any Trust REMIC. The REMIC regular interest corresponding to an Offered Certificate (the “Regular Interest”) will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of the corresponding Regular Interest will equal the weighted average of the applicable Net WAC Rate for each Group of Mortgage Loans, weighted on the basis of the Stated Principal Balance of each Group of Mortgage Loans and computed for these purposes by limiting the Adjusted Swap Notional Balance of the Swap Agreement to the aggregated Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cashflow otherwise distributable to the Class C Certificate. As a result of the foregoing, the amount of distributions on the Regular Interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate. Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding Regular Interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Notional Principal Contract Arrangement. Alternatively, any amount payable on the Regular Interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Regular Interest and then as having been paid by such holder pursuant to the Notional Principal Contract Arrangement. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Material Federal Income Tax Considerations—REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Notional Principal Contract Arrangement component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract Arrangement component, subject to the discussion under “—The Notional Principal Contract Arrangement Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.
     A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components — the Regular Interest component and the Notional Principal Contract Arrangement component. For information reporting purposes, the Trust Administrator will assume that the Notional Principal Contract Arrangement components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Notional Principal Contract Arrangement is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Notional Principal Contract Arrangement component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value of the Notional Principal Contract Arrangement components. To the extent the Notional Principal Contract Arrangement component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Material Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus.
     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. The amount of the sale price allocated to the right to receive payments under the Notional Principal Contract Arrangement would be considered a “termination payment” under the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”) allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) upon entering into or acquiring its interest in the right to receive payments under the Notional Principal Contract Arrangement. Gain or loss realized upon the termination of the right to receive payments from the Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract Arrangement component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Material Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition”.
     Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of the Offered Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Material Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to the respective percentages of the related Prepayment Assumptions under Scenario III, as set forth under “Prepayment and Yield Considerations—Prepayment Scenarios” in this free writing prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.
Status of the Offered Certificates
     The Regular Interest components of the Offered Certificates (but not the Notional Principal Contract Arrangement Components) will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Issuing Entity, exclusive of any trust assets not included in any Trust REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Notional Principal Contract Arrangement components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.
The Notional Principal Contract Arrangement Component
     As indicated above, a portion of the purchase price paid by a beneficial owner of an Offered Certificate to acquire the certificate will be attributable to the Notional Principal Contract Arrangement component of such certificate. The Trust Administrator will, as required by the pooling and servicing agreement, treat payments made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the Notional Principal Contract Regulations. The regulations governing OID provide that the Issuing Entity’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Issuing Entity’s allocation. The Trust Administrator must separately treat the right to receive payments from the Net WAC Rate Carryover Account or the Swap Account as a distinct property right and may, as required by the pooling and servicing agreement, assign that right more than a de minimis value. Upon written request, the trust administrator will make available information regarding such amounts and values as has been provided to it.
     The portion of the overall purchase price of an Offered Certificate attributable to the Notional Principal Contract Arrangement component must be amortized over the life of the Notional Principal Contract Arrangement, taking into account the declining balance of the related Regular Interest component. The Notional Principal Contracts Regulations provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield or constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trust Administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations. Beneficial owners of Offered Certificates should consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract Arrangement component of an Offered Certificate.
     Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding Regular Interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

     A beneficial owner’s ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement component in computing the beneficial owner’s alternative minimum tax liability.
     Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contact Arrangement but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract Arrangement would be subject to the limitations described above.
     It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.
Other Matters
     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.
STATE AND LOCAL TAXES
     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding these tax consequences.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such Plans.
     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code (“Similar Law”). Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.
     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.
     The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions. Because of the inclusion of the Swap Agreement and its terms, the Exemption is not expected to apply to the Certificates. Accordingly, the Offered Certificates may not be purchased by a Plan or by a person acting on behalf of or with the assets of a Plan except as specified below.
     Each owner of an Offered Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that it is not a Plan or a person acting on behalf of or with the assets of a Plan or (ii) provide the Trust Administrator with an opinion of counsel on which the Depositor, the Trustee, the Trust Administrator, the Swap Administrator, the Servicer and the Master Servicer may rely, that the purchase of the Offered Certificate (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or Similar Law and (c) will not subject the Depositor, the Trustee, the Trust Administrator, the Swap Administrator, the Servicer or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the pooling and servicing agreement, which opinion of counsel shall not be an expense of the Depositor, the Trustee, the Trust Administrator, the Swap Administrator, the Servicer and the Master Servicer.
     If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted owner will be treated as the owner of that Certificate, retroactive to the date of transfer to the purported owner. Any purported owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the Depositor, the Trustee, the Trust Administrator, the Swap Administrator, the Servicer, the Master Servicer and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.
     For more information about ERISA considerations, see the information under the heading “ERISA Considerations” in the Base Prospectus.
     Prior to making an investment in the Offered Certificates, prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS
     None of the Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), and, as a result, the appropriate characterization of these certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, is subject to significant interpretive uncertainties.
     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.
     Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.
     See “Legal Investment Considerations” in the prospectus.
USE OF PROCEEDS
     Substantially all of the net proceeds to be received from the sale of the Certificates and from amounts received from the Swap Provider on the Closing Date will be applied by the Depositor (i) to pay the purchase price of the mortgage loans and (ii) to fund the Interest Coverage Account.
LEGAL MATTERS
     Certain legal matters with respect to the Offered Certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by Thacher Proffitt & Wood LLP.
AFFILIATED PARTIES
     As of the Closing Date, Fremont is the Sponsor, the Originator and the Servicer. The Depositor is a wholly-owned subsidiary of Fremont. The Issuing Entity was created by the Depositor. None of Wells Fargo Bank, the Trustee, the Swap Provider or the underwriters is affiliated with any of the foregoing entities.

RATINGS
     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P, Moody’s, Fitch and DBRS:

Class	S&P	Moody’s	Fitch	DBRS
1-A1	AAA	Aaa	AAA	AAA
1-A2	AAA	Aaa	AAA	AAA
2-A1	AAA	Aaa	AAA	AAA
2-A2	AAA	Aaa	AAA	AAA
2-A3	AAA	Aaa	AAA	AAA
2-A4	AAA	Aaa	AAA	AAA
M1	AA+	Aa1	AA+	AA (high)
M2	AA	Aa2	AA	AA
M3	AA-	Aa3	AA-	AA (low)
M4	A+	A1	A+	A (high)
M5	A	A2	A	A
M6	A-	A3	A-	A (low)
M7	BBB+	Baa1	BBB+	BBB (high)
M8	BBB	Baa2	BBB+	BBB (high)
M9	BBB-	Baa3	BBB	BBB
M10	BB+	Ba1	BBB-	BBB (low)
     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor’s, 55 Water Street, New York, New York 10041, Moody’s Investors Service, Inc., 90 Church Street, New York, New York 10007, Fitch, Inc., One State Street Plaza, New York, New York 10004 and Dominion Bond Rating Service, 55 Broadway, 28th Floor, New York, New York 10006.
     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Moody’s, Fitch or DBRS are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such certificates.

GLOSSARY OF TERMS
     The following terms have the meanings given below when used in this free writing prospectus supplement.
     “2/28 Adjustable-Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “3/27 Adjustable-Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “5/25 Adjustable-Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “40/30 Loans” has the meaning set forth in “The Sponsor, Originator and the Servicer—Originations” in this free writing prospectus supplement.
     “Adjustable-Rate Prepayment Vector” has the meaning set forth in “Prepayment and Yield Considerations” in this free writing prospectus supplement.
     “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such mortgage loan (or the mortgage rate for such mortgage loan, if such mortgage loan has a fixed rate) less the sum of (i) the Master Servicing Fee Rate, (ii) the Trust Administration Fee Rate and (iii) the Servicing Fee Rate.
     “Adjusted Net Mortgage Rate” means for any mortgage loan a per annum rate equal to the mortgage rate for such mortgage loan as of the first day of the month preceding the month in which such Distribution Date occurs less the Expense Fee Rate.
     “Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement.
     “ARM” means an adjustable-rate mortgage loan.
     “Available Funds” means, with respect to any Distribution Date, an amount equal to the sum of the following amounts, net of fees and other amounts payable or reimbursable therefrom to the servicer, the master servicer, the custodian, the swap administrator, the trust administrator or the trustee or the Swap Provider (including any Net Swap Payment owed to the Swap Provider or Swap Termination Payment owed to the Pool Swap Provider other than Swap Termination Payments resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the mortgage loans; (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, net liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitution for such mortgage loans occurring during the related Prepayment Period, excluding prepayment charges; (iii) payments from the servicer in connection with Advances for the mortgage loans for such Distribution Date and payments by the servicer and the master servicer in connection with Compensating Interest for such Distribution Date; and (iv) any amounts withdrawn from the Interest Coverage Account.
     “Base Rate” for each class of Senior Certificates and Subordinate Certificates is a per annum rate as follows: for the Class 1-A1 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class 1-A2 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class 2-A1

Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class 2-A2 Certificates, one-month LIBOR plus [___]% ([___]% after the distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class 2-A3 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M1 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M2 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M3 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M4 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M5 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M6 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M7 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M8 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M9 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); for the Class M10 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable); and for the Class M11 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call with respect to the mortgage loans is exercisable.
     “Certificate Principal Balance” means, with respect to any class of certificates as of any Distribution Date, the initial Certificate Principal Balance of that class reduced by the sum of:
•	all amounts previously distributed to holders of certificates of that class as payments of principal, and

•	in the case of any class of Subordinate Certificates and the Class 1-A2 Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates; provided, however, that the Certificate Principal Balances of the Subordinate Certificates and the Class 1-A2 Certificates then outstanding will be increased in direct order of seniority by the amount of any Subsequent Recoveries distributed to any class of certificates senior to such class.
     “Class M1 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M1 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date) and (ii) the aggregate certificate principal balance of the Class M1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 63.20% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M2 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M2 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date) and (iii) the aggregate certificate principal balance of the Class M2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 71.80% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M3 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M3 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date) and (iv) the aggregate certificate principal balance of the Class M3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 75.40% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M4 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M4 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), and (v) the aggregate certificate principal balance of the Class M4 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 78.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M5 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M5 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution

Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date) and (vi) the aggregate certificate principal balance of the Class M5 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 82.10% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M6 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M6 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such distribution date) and (vii) the aggregate certificate principal balance of the Class M6 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 85.10% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M7 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M7 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such distribution date) and (viii) the aggregate certificate principal balance of the Class M7 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 87.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M8 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M8 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such distribution date), and (ix) the aggregate certificate principal balance of the Class M8 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 89.60% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M9 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M9 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such distribution date), (ix) the aggregate certificate principal balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such distribution date), and (x) the aggregate certificate principal balance of the Class M9 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 92.00% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M10 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M10 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such distribution date), (ix) the aggregate certificate principal balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such distribution date), (x) the aggregate certificate principal balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such distribution date), and (xi) the aggregate certificate principal balance of the Class M10 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Class M11 Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M11 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such distribution date), (ix) the aggregate certificate principal balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such distribution date), (x) the aggregate certificate principal balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such distribution date), (xi) the aggregate certificate principal balance of the Class M10 Certificates (after taking into account the payment of the Class M10 Principal Distribution Amount on such distribution date), and (xii) the aggregate certificate principal balance of the Class M11 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $8,992,865.
     “Code” has the meaning set forth in “Material Federal Income Tax Considerations” in this free writing prospectus supplement.
     “Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus supplement.
     “Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.
     “CPR” has the meaning set forth in “Prepayment and Yield Considerations” in this free writing prospectus supplement.
     “Credit Enhancement Percentage” means for any Distribution Date and a class of Subordinate Certificates, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of certificates junior in priority to such class and the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the mortgage loans, calculated prior to taking into account distributions of principal on the mortgage loans and distribution of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date.
     “Credit Scores” has the meaning set forth in “Sale and Servicing of Trust Assets—Credit Scores” in the prospectus.
     “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.
     “Current Interest” means, for each class of certificates on any Distribution Date, the aggregate amount of interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date at the related Pass-through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement.
     “Cut-off Date” means September 1, 2006.
     “DBRS” means Dominion Bond Ratings Service.

     “Delinquency Rate” means for any month the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all mortgage loans 60 or more days delinquent (including REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (including REO Properties), as of the close of business on the last day of such month. In each case, the Delinquency Rate will exclude mortgage loans that had been liquidated as of the end of the related Prepayment Period.
     “Determination Date” means, for each Distribution Date, the 15th of that month or, if that day is not a business day, the immediately preceding business day.
     “Distribution Date” means the 25th day of each month or, if that day is not a business day, the immediately succeeding business day. The first Distribution Date is in October 2006.
     “DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus supplement.
     “Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.
     “Easy Documentation” has the meaning set forth in “The Sponsor, Originator and the Servicer—Originations” in this free writing prospectus supplement.
     “ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus supplement.
     “Excess Cashflow” means, with respect to any Distribution Date, the sum of (1) the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date (exclusive of any Prepayment Interest Excess) or advanced by the servicer for the related Servicer Remittance Date, net of (i) the Servicing Fee, the Master Servicing Fee and the Trust Administration Fee with respect to the mortgage loans and (ii) any Net Swap Payment owed to the Swap Provider on that Distribution Date, over (y) the sum of the amounts paid to the classes of certificates pursuant to clauses (I), (II) and (III) under “Description of the Certificates—Distributions of Interest and Principal—Interest Distributions” in this free writing prospectus supplement and (2) any Overcollateralization Release Amount for such Distribution Date.
     “Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus supplement.
     “Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the Master Servicing Fee Rate, and the Servicing Fee Rate. The Expense Fee Rate is not expected to exceed 0.5070%.
     “Extra Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus supplement.
     “Fixed-Rate Prepayment Vector” has the meaning set forth in “Prepayment and Yield Considerations” (with respect to the mortgage loans) in this free writing prospectus supplement.
     “Formula Rate” means with respect to each class of Senior Certificates and Subordinate Certificates, a rate equal to the lesser of (i) the Base Rate for such class and (ii) the Maximum Cap.
     “Full Documentation” has the meaning set forth in “The Sponsor, Originator and the Servicer—Originations” in this free writing prospectus supplement.

     “Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “Group 1 Allocation Percentage” means the aggregate principal balance of the Group 1 Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.
     “Group 1 Interest Remittance Amount” means, with respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans.
     “Group 1 Mortgage Loans” means the mortgage loans designated as “group 1 mortgage loans” under the pooling and servicing agreement.
     “Group 1 Net WAC Rate” for any Distribution Date means a per annum rate equal to (a) (x) the weighted average of the Adjusted Net Mortgage Rates then in effect at the beginning of the related Due Period on the Group 1 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period), less (y) the Net Swap Payment or Swap Termination Payment, if any, and made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event) multiplied by Group 1 Allocation Percentage expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Issuing Entity multiplied by 12, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 1 mortgage loans, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.
     “Group 1 Principal Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 1 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the sum of the Principal Remittance Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans for such Distribution Date.
     “Group 1 Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount for the Group 1 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 1 Principal Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 1 Principal Allocation Percentage.
     “Group 1 Senior Certificates” means the Class 1-A1 and Class 1-A2 Certificates.
     “Group 1 Senior Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Group 1 Senior Certificates immediately prior to such distribution date and (II) the excess of (x) the aggregate certificate principal balance of the Group 1 Senior Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 54.10% and (ii) the aggregate stated principal balance of the Group 1 mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the Group 1 mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $3,729,282.

     “Group 2 Allocation Percentage” means the aggregate principal balance of the Group 2 Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.
     “Group 2 Interest Remittance Amount” means, with respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans.
     “Group 2 Mortgage Loans” means the mortgage loans designated as “group 2 mortgage loans” under the pooling and servicing agreement.
     “Group 2 Net WAC Rate” for any Distribution Date means a per annum rate equal to (a) (x) the weighted average of the Adjusted Net Mortgage Rates then in effect at the beginning of the related Due Period on the Group 2 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period), less (y) the Net Swap Payment or Swap Termination Payment, if any, and made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event) multiplied by Group 2 Allocation Percentage expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Issuing Entity multiplied by 12, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 2 mortgage loans, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.
     “Group 2 Principal Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 2 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the sum of the Principal Remittance Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans for such Distribution Date.
     “Group 2 Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount for the Group 2 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 2 Principal Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 2 Principal Allocation Percentage.
     “Group 2 Senior Certificates” means the Class 2-A1 Certificates, Class 2-A2 Certificates and Class 2-A3 Certificates.
     “Group 2 Senior Principal Distribution Amount” means, for any distribution date, an amount equal to the lesser of (I) the aggregate certificate principal balance of the Group 2 Senior Certificates immediately prior to such distribution date and (II) the excess of (x) the aggregate certificate principal balance of the Group 2 Senior Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 54.10% and (ii) the aggregate stated principal balance of the Group 2 mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the Group 2 mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,263,583.
     “Group Subordinate Amount”: With respect to either Loan Group and any Distribution Date, the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group then in effect at the beginning of the related Due Period (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period) over (b) the aggregate Certificate Principal Balance of the Senior Certificates related to such Loan Group immediately prior to such Distribution Date.
     “Index” shall mean the Six-Month LIBOR Index.
     “Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.
     “Interest Accrual Period” for any Distribution Date means with respect to the Senior Certificates and the Subordinate Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.
     “Interest Coverage Account” means an account established and held by the trust administrator designated the “interest coverage account.”
     “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.
     “Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through the sale or assignment of such defaulted mortgage loan, a trustee’s sale, foreclosure sale or otherwise.
     “Loan Group” means the Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as applicable.
     “Master Servicing Fee” has the meaning set forth in “The Pooling and Servicing Agreement—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” in this free writing prospectus supplement.
     “Master Servicing Fee Rate” means a per annum rate equal to 0.0070%.
     “Maximum Cap” for any Distribution Date means the Senior Maximum Cap relating to the Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as applicable.
     “Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “MERS Designated Mortgage Loan” means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns, has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.
     “Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “Net Swap Payment” has the meaning set forth in “Description of the Certificates—The Swap Agreement” in this free writing prospectus supplement.

     “Net WAC Rate” for any Distribution Date means the Group 1 Net WAC Rate, the Group 2 Net WAC Rate and the Subordinate Net WAC Rate, as applicable.
     “Net WAC Rate Carryover Amount” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this free writing prospectus supplement.
     “Net WAC Rate Carryover Payment” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this free writing prospectus supplement.
     “Net WAC Rate Carryover Reserve Account” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this free writing prospectus supplement.
     “Notional Principal Contract Arrangement” has the meaning set forth in “Material Federal Income Tax Considerations—The Notional Principal Contract Arrangement Component” in this free writing prospectus supplement.
     “Offered Certificates” means the Senior Certificates and the Subordinate Certificates (other than the Class M11 Certificates) being offered by this free writing prospectus supplement.
     “One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits, which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trust administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trust administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.
     “Overcollateralized Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus supplement.
     “Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus supplement.
     “Overcollateralization Release Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus supplement.
     “Overcollateralization Target Amount” means with respect to any Distribution Date (i) prior to the Stepdown Date, 2.20% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) 4.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Rating Agencies may increase the foregoing percentages in connection with the closing, which revised percentages will be set forth in the pooling and servicing agreement filed in connection therewith.
     “P&I Advances” means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the first lien mortgage loans, less the servicing fee.

     “Pass-through Rate” means for any Distribution Date for each class of Senior Certificates and Subordinate Certificates, the lesser of (a) the related Formula Rate for that class and that Distribution Date and (b) the applicable Net WAC Rate for that class for such Distribution Date. With respect to the Senior Certificates and Subordinate Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed (which, for the first Interest Accrual Period, shall be 48 days).
     “Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus supplement.
     “Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus supplement.
     “Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus supplement.
     “Prepayment Interest Excess” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus supplement.
     “Prepayment Period” means, with respect to any Distribution Date, either (a) with respect to unscheduled receipt of principal (other than voluntary partial principal prepayment), the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period beginning on the Cut-off Date) to and including the 15th day of the month in which that Distribution Date occurs, or (b) with respect to voluntary principal prepayments in part, the calendar month prior to the Distribution Date.
     “Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus supplement.
     “Principal Remittance Amount” means, with respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication): (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date, (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to the termination of (to the extent they relate to principal).
     “Realized Loss” with respect to a mortgage loan means, if a mortgage loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such mortgage loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the mortgage loans will, in effect, be absorbed first, by the Excess Cashflow, second, by any Net Swap Payments, and third, by the reduction of the Overcollateralized Amount.
     “Record Date” means, with respect to the Senior Certificates and Subordinate Certificates, the business day immediately preceding the related Distribution Date, unless the Senior Certificates and Subordinate Certificates are issued in definitive form, in which case the Record Date will be the last day of the calendar month immediately preceding the related Distribution Date (or if such day is not a business day, on the immediately preceding business day).

     “Reference Banks” means leading banks selected by the trust administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.
     “Regular Interest” has the meaning set forth in “Material Federal Income Tax Considerations—Taxation of the Offered Certificates” in this free writing prospectus supplement.
     “REIT” has the meaning set forth in “Material Federal Income Tax Considerations” in this free writing prospectus supplement.
     “Rolling Three-Month Delinquency Rate” with respect to the mortgage loans means with respect to any Distribution Date, the weighted average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.
     “Scored Programs” has the meaning set forth in “The Sponsor, Originator and the Servicer—Originations” in this free writing prospectus supplement.
     “Senior Certificates” means the Group 1 Senior Certificates and the Group 2 Senior Certificates.
     “Senior Enhancement Percentage” means for any Distribution Date the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralized Amount (which, for purposes of this definition, will not be less than zero), and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans, in each case after giving effect to distributions on that Distribution Date.
     “Senior Maximum Cap” with respect to any Distribution Date after the first Distribution Date, means the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (i) the sum of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the mortgage loans in the related loan group and (y) the Net Swap Payment made by the Swap Provider, if any, multiplied by the Group 1 Allocation Percentage or Group 2 Allocation Percentage, as applicable, divided by (ii) the aggregate principal balance of the mortgage loans in the related loan group.
     “Senior Principal Distribution Amount” means, with respect to any distribution date, the sum of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount.
     “Servicer Remittance Date” means, with respect to any Distribution Date, the 24th day of the month in which such Distribution Date occurs if it is a business day or, if the 24th day of the month is not a business day, the business day preceding the 24th day of the month in which such Distribution Date occurs.
     “Servicing Fee” has the meaning set forth in “The Pooling and Servicing Agreement—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” in this free writing prospectus supplement.
     “Servicing Fee Rate” means a per annum rate equal to 0.50%.
     “Six-Month LIBOR” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this free writing prospectus supplement.
     “Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the Cut-off Date, after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the servicer with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal

Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.
     “Stated Income” has the meaning set forth in “The Sponsor, Originator and the Servicer—Originations” in this free writing prospectus supplement.
     “Stepdown Date” means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates, after any distributions of the related Principal Remittance Amount for such Distribution Date are made, are reduced to zero and (ii) the later to occur of (A) the Distribution Date occurring in October 2009 and (B) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans but prior to distribution of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 45.90%.
     “Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus supplement.
     “Subordinate Certificates” means any or all, as the context requires, of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates.
     “Subordinate Maximum Cap” with respect to any Distribution Date after the first Distribution Date, means the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Senior Certificates) of (i) the Maximum Cap Rate for the Group 1 Senior Certificates and (ii) the Maximum Cap Rate for the Group 2 Senior Certificates.
     “Subordinate Net WAC Rate” means the weighted average of (i) the Group 1 Net WAC Rate and (ii) the Group 2 Net WAC Rate, weighted on the basis of the related Group Subordinate Amount.
     “Subsequent Recovery” with respect to the Mortgage Loans has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus supplement.
     “Substitute Mortgage Loan” means a mortgage loan substituted by the originator for a mortgage loan that is in breach of the originator’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1.00% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the originator.
     “Substitution Adjustment Amount” has the meaning set forth in “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus supplement.
     “Swap Account” means an account established and held by the Swap Administrator designated the “swap account.”

     “Swap Agreement” has the meaning set forth in “Description of the Certificates—The Swap Agreement” in this free writing prospectus supplement.
     “Swap Provider” has the meaning set forth in “Description of the Certificates—Swap Agreement” in this free writing prospectus supplement.
     “Swap Provider” means the counterparty to the Swap Agreement.
     “Swap Termination Payment” has the meaning set forth in “Description of the Certificates—The Swap Agreement” in this free writing prospectus supplement.
     “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
     A “Trigger Event” is in effect with respect to the mortgage loans on any Distribution Date on or after the Stepdown Date(i) if the Rolling Three-Month Delinquency Rate for the mortgage loans as of the last day of the immediately preceding month equals or exceeds 34.86% of the Senior Enhancement Percentage for that Distribution Date or (ii) if cumulative Realized Losses for the mortgage loans for the related Distribution Date as a percentage of the principal balance of the mortgage loans as of the Cut-off Date are greater than:

Distribution Date Occurring in	Loss percentage
October 2008 through September 2009	1.40% for the first month plus an additional 1/12th of 1.75% for each month thereafter

October 2009 through September 2010	3.15% for the first month plus an additional 1/12th of 1.80% for each month thereafter

October 2010 through September 2011	4.95% for the first month plus an additional 1/12th of 1.45% for each month thereafter

October 2011 through September 2012	6.40% for the first month plus an additional 1/12th of 0.75% for each month thereafter

October 2012 and thereafter	7.15%
     “Trust REMIC” has the meaning set forth in “Material Federal Income Tax Considerations—General” in this free writing prospectus supplement.
     “Unpaid Interest Amount” for any class of Certificates and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any Unpaid Interest Amount from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on the amount in clause (1) for the related Interest Accrual Period at the applicable Pass-through Rate (to the extent permitted by applicable law).
     “Unpaid Realized Loss Amount” for any class of Certificates and any Distribution Date, the portion of any Realized Losses previously allocated to that class remaining unpaid from prior Distribution Dates.

SCHEDULE A
MORTGAGE LOAN POOL STATISTICAL INFORMATION1
[Begins on following page.]

[1]	References to OLTV in this Schedule A refer (i) in the case of the first-lien mortgage loans, to the loan-to-value ratio at origination of such mortgage loans, and (ii) in the case of the second-lien mortgage loans, to the combined loan-to-value ratio at origination of such mortgage loans.

Schedule A-1

Description of the Total Collateral
Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	7,806

Aggregate Current Principal Balance	$1,798,572,975.69
Average Current Principal Balance	$ 230,409.04	$13,966.91 to $1,274,251.08

Aggregate Original Principal Balance	$1,800,029,205.47
Average Original Principal Balance	$ 230,595.59	$14,000.00 to $1,275,000.00

Fully Amortizing Mortgage Loans	62.63%

1st Lien	93.90%

Weighted Avg. Gross Coupon	8.509%	5.850% to 14.200%

Weighted Avg. Original Term (months)	359	120 to 360
Weighted Avg. Remaining Term (months)	358	118 to 360

Weighted Avg. Margin (ARM Loans Only)	6.201%	3.334% to 6.990%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.530%	8.350% to 20.200%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.530%	5.850% to 14.200%

Weighted Avg. Combined Original LTV	81.38%	6.25% to 100.00%

Weighted Avg. Borrower FICO	628	500 to 817

Geographic Distribution (Top 5)	CA (26.51%)
	FL (14.76%)
	NY (10.37%)
	MD (6.11%)
	IL (5.81%)

Schedule A-2

Description of the The Total Collateral
Collateral Type

			% OF PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

2YR/6 MO LIBOR	2,927	660,263,949.65	36.71	358	43.16	8.914	602	78.92
2YR/6 MO LIBOR - 40YR AMORT	1,724	553,869,067.70	30.79	358	44.88	8.374	628	83.47
2YR/6 MO LIBOR - 5YR IO	350	125,671,809.70	6.99	359	42.12	7.469	660	80.64
3YR/6 MO LIBOR	54	13,164,577.94	0.73	359	42.80	8.010	639	76.41
3YR/6 MO LIBOR - 40YR AMORT	43	15,339,668.01	0.85	358	45.01	7.992	648	83.29
3YR/6 MO LIBOR - 40YR AMORT - 5YR IO	1	477,000.00	0.03	356	39.72	8.375	664	90.00
3YR/6 MO LIBOR - 3YR IO	9	3,445,192.00	0.19	359	42.60	7.105	671	80.00
3YR/6 MO LIBOR - 5YR IO	9	4,140,200.00	0.23	359	39.69	6.876	662	79.63
5YR/6 MO LIBOR	13	3,545,450.48	0.20	358	47.09	8.660	626	75.79
5YR/6 MO LIBOR - 40YR AMORT	15	4,758,622.76	0.26	359	45.86	7.419	674	80.59
5YR/6 MO LIBOR - 5YR IO	2	1,124,000.00	0.06	359	46.77	7.077	684	80.00
FIXED RATE	2,356	315,117,843.35	17.52	354	41.63	8.773	655	83.93
FIXED RATE - 40YR AMORT	303	97,655,594.10	5.43	359	42.99	7.362	666	79.69

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
Principal Balance as of the Cut-Off Date

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
BALANCES AS OF THE	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 25,000.00	84	1,727,174.64	0.10	191	41.29	11.523	645	98.74
25,000.01 - 50,000.00	517	19,884,432.68	1.11	354	42.17	11.043	646	98.01
50,000.01 - 100,000.00	1,353	101,414,453.28	5.64	356	42.16	10.188	626	88.75
100,000.01 - 150,000.00	1,192	149,152,980.58	8.29	357	42.25	9.353	612	81.29
150,000.01 - 200,000.00	1,180	206,513,261.43	11.48	357	43.18	8.752	618	79.72
200,000.01 - 250,000.00	795	178,650,976.88	9.93	358	43.41	8.479	623	79.63
250,000.01 - 300,000.00	565	154,849,588.36	8.61	358	44.34	8.538	618	79.23
300,000.01 - 350,000.00	527	170,318,103.06	9.47	358	44.75	8.219	630	80.86
350,000.01 - 400,000.00	432	161,893,055.27	9.00	358	43.64	8.129	635	80.86
400,000.01 - 450,000.00	285	121,286,703.09	6.74	358	44.90	8.097	635	81.52
450,000.01 - 500,000.00	218	103,491,180.34	5.75	358	43.51	8.257	625	81.32
500,000.01 - 550,000.00	177	92,895,958.88	5.16	358	43.45	7.933	646	82.10
550,000.01 - 600,000.00	119	68,526,471.06	3.81	358	43.33	8.288	632	82.77
600,000.01 - 650,000.00	76	47,590,348.48	2.65	358	43.02	8.187	632	83.16
650,000.01 - 700,000.00	84	56,728,748.00	3.15	357	42.21	8.092	640	83.28
700,000.01 - 750,000.00	67	48,540,995.70	2.70	358	43.97	8.131	628	81.23
750,000.01 - 800,000.00	85	66,915,772.88	3.72	358	42.04	8.128	636	79.02
800,000.01 - 850,000.00	11	9,126,048.61	0.51	358	36.58	7.297	647	74.65
850,000.01 - 900,000.00	7	6,146,011.92	0.34	358	42.93	7.366	682	83.38
900,000.01 - 950,000.00	6	5,577,997.16	0.31	359	37.12	7.107	651	81.30
950,000.01 - 1,000,000.00	17	16,716,635.64	0.93	359	40.17	7.064	668	80.00
1,000,000.01 - 1,050,000.00	1	1,048,164.33	0.06	355	50.36	7.350	699	77.78
1,100,000.01 - 1,150,000.00	1	1,119,228.93	0.06	358	44.92	7.370	633	75.93
1,150,000.01 - 1,200,000.00	4	4,702,572.34	0.26	358	40.33	7.209	637	79.39
1,200,000.01 - 1,250,000.00	2	2,481,861.07	0.14	358	37.72	7.474	630	67.95
1,250,000.01 - 1,300,000.00	1	1,274,251.08	0.07	358	49.30	7.925	682	79.69

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-3

Description of The Total Collateral
Remaining Term to Maturity

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MONTHS	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
REMAINING	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

61 - 120	25	1,807,724.22	0.10	119	44.11	11.165	667	99.95
121 - 180	85	2,339,084.74	0.13	179	42.45	10.458	643	91.93
181 - 240	24	3,688,417.29	0.21	238	42.23	7.455	667	69.37
241 - 300	1	151,009.48	0.01	299	44.01	6.870	646	70.00
301 - 360	7,671	1,790,586,739.96	99.56	358	43.36	8.506	628	81.38

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
Mortgage Rates

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
RANGE OF CURRENT	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
MORTGAGE RATES	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
(%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	48	18,143,727.51	1.01	356	40.80	5.970	705	66.19
6.000 - 6.499	189	67,664,876.90	3.76	357	42.97	6.247	693	74.03
6.500 - 6.999	422	153,923,819.46	8.56	357	42.01	6.796	665	78.44
7.000 - 7.499	479	162,092,494.73	9.01	358	41.90	7.257	654	79.70
7.500 - 7.999	1,010	302,892,464.33	16.84	358	43.08	7.772	641	80.70
8.000 - 8.499	881	244,217,267.83	13.58	358	43.77	8.266	633	81.38
8.500 - 8.999	1,167	305,767,849.94	17.00	358	43.88	8.753	616	82.49
9.000 - 9.499	754	179,492,985.41	9.98	358	44.31	9.243	599	82.54
9.500 - 9.999	734	136,964,720.44	7.62	358	43.81	9.756	589	84.82
10.000 - 10.499	536	65,887,650.70	3.66	356	43.23	10.219	601	85.59
10.500 - 10.999	450	55,125,415.62	3.06	357	44.35	10.783	594	82.46
11.000 - 11.499	579	51,730,603.78	2.88	353	44.07	11.254	622	90.07
11.500 - 11.999	339	31,423,769.82	1.75	355	44.30	11.699	597	85.14
12.000 - 12.499	124	13,785,613.10	0.77	353	43.55	12.250	563	71.68
12.500 - 12.999	80	8,426,556.67	0.47	352	44.09	12.680	556	72.41
13.000 - 13.499	11	750,011.72	0.04	348	33.71	13.200	568	86.92
13.500 - 13.999	2	168,808.13	0.01	358	44.24	13.661	542	52.67
14.000 - 14.499	1	114,339.60	0.01	357	21.25	14.200	541	65.00

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-4

Description of The Total Collateral
Combined Original Loan-to-Value Ratios

			% OF
		PRINCIPAL	PRINCIPAL	REMAINING
RANGE OF ORIGINAL	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
LOAN-TO-VALUE	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RATIOS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 25.00	18	2,373,475.46	0.13	358	36.61	8.596	601	19.95
25.01 - 30.00	7	956,817.02	0.05	359	41.76	7.837	663	27.18
30.01 - 35.00	19	2,351,810.42	0.13	358	42.15	8.795	597	33.13
35.01 - 40.00	36	7,389,140.39	0.41	353	39.68	7.995	633	37.95
40.01 - 45.00	38	6,710,963.36	0.37	353	39.91	8.613	622	42.64
45.01 - 50.00	68	14,110,954.54	0.78	357	40.36	8.271	613	48.20
50.01 - 55.00	100	22,354,017.62	1.24	356	43.05	8.467	609	53.07
55.01 - 60.00	158	34,545,233.21	1.92	358	43.38	8.756	593	57.91
60.01 - 65.00	315	74,571,618.57	4.15	357	43.07	8.971	593	63.40
65.01 - 70.00	325	78,879,789.71	4.39	358	44.63	8.949	587	68.87
70.01 - 75.00	414	110,437,762.09	6.14	358	44.65	8.504	600	74.04
75.01 - 80.00	2,564	734,880,320.46	40.86	358	42.91	8.040	643	79.82
80.01 - 85.00	634	176,335,859.84	9.80	358	44.00	8.263	610	84.57
85.01 - 90.00	1,065	289,228,901.39	16.08	358	44.59	8.541	620	89.77
90.01 - 95.00	324	78,885,949.46	4.39	358	41.97	8.627	635	94.70
95.01 - 100.00	1,721	164,560,362.15	9.15	354	42.55	10.330	658	99.93

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
FICO Score at Origination

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RANGE OF FICO SCORES	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

500 - 519	337	76,536,715.72	4.26	357	45.07	9.986	509	71.63
520 - 539	422	97,947,709.51	5.45	358	44.79	9.683	530	72.99
540 - 559	475	103,421,478.01	5.75	358	45.58	9.207	551	78.32
560 - 579	447	99,245,333.20	5.52	358	44.54	9.108	569	80.72
580 - 599	665	152,317,748.12	8.47	358	43.47	8.804	589	81.32
600 - 619	910	202,842,127.91	11.28	358	43.43	8.563	609	83.56
620 - 639	1,044	233,086,406.30	12.96	358	42.54	8.262	628	83.27
640 - 659	1,349	304,182,021.76	16.91	358	42.87	8.309	648	83.63
660 - 679	881	200,548,100.52	11.15	358	42.23	8.171	668	83.09
680 - 699	559	140,332,044.94	7.80	357	42.93	7.931	689	82.34
700 - 719	316	75,860,704.65	4.22	356	42.98	7.843	708	82.50
720 - 739	171	49,790,148.31	2.77	357	44.93	7.648	728	80.07
740 - 759	118	29,752,157.39	1.65	358	42.47	7.775	749	80.82
760 - 779	64	17,138,671.14	0.95	357	40.73	7.625	769	80.99
780 - 799	32	9,659,440.76	0.54	359	43.10	7.382	788	79.60
800 - 819	16	5,912,167.45	0.33	359	44.03	7.428	807	71.75

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-5

Description of The Total Collateral
Debt-to-Income Ratio

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00	203	52,252,393.77	2.91	358	14.02	8.151	632	82.30
20.01 - 25.00	181	42,048,836.07	2.34	357	22.83	8.197	628	79.43
25.01 - 30.00	291	61,750,114.21	3.43	358	27.90	8.489	630	80.15
30.01 - 35.00	606	125,452,236.83	6.98	358	32.59	8.379	627	79.89
35.01 - 40.00	976	212,272,894.53	11.80	358	37.77	8.473	631	80.73
40.01 - 45.00	1,520	335,178,550.87	18.64	357	42.75	8.514	636	81.36
45.01 - 50.00	2,746	627,116,256.37	34.87	357	47.87	8.571	637	83.28
50.01 - 55.00	1,274	340,471,519.80	18.93	358	52.87	8.558	601	79.18
55.01 >=	9	2,030,173.24	0.11	358	56.69	8.668	623	85.45

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-6

Description of The Total Collateral
Geographic Distribution

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
STATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

California	1,416	476,875,391.29	26.51	358	43.42	8.113	638	80.35
Florida	1,328	265,536,846.73	14.76	358	42.77	8.724	620	81.28
New York	574	186,509,174.56	10.37	357	44.30	8.339	644	80.28
Maryland	495	109,891,471.75	6.11	357	44.45	8.591	629	81.11
Illinois	613	104,523,230.82	5.81	357	43.76	8.866	635	84.03
New Jersey	330	90,678,599.19	5.04	358	44.00	8.960	619	81.36
Massachusetts	266	66,393,638.41	3.69	358	43.13	8.572	623	82.29
Virginia	271	65,603,244.95	3.65	358	44.29	8.708	603	80.47
Arizona	233	48,832,103.82	2.72	356	42.83	8.514	625	79.58
Georgia	267	40,180,674.88	2.23	357	42.73	8.886	615	85.22
Pennsylvania	183	28,963,284.63	1.61	357	42.44	8.779	610	81.19
Connecticut	124	26,761,026.10	1.49	358	42.41	8.572	619	81.00
Hawaii	77	26,691,731.20	1.48	358	45.44	8.157	649	81.13
Texas	172	25,214,979.42	1.40	357	41.82	8.267	636	81.13
Nevada	100	23,438,275.00	1.30	358	41.62	8.709	623	81.11
Washington	105	23,311,407.69	1.30	358	44.23	8.220	625	82.84
Colorado	134	21,159,333.09	1.18	356	43.73	8.190	641	83.39
District of Columbia	62	19,021,775.62	1.06	358	44.99	8.478	611	77.20
North Carolina	125	18,427,070.74	1.02	358	35.97	8.820	611	85.24
Michigan	146	16,601,309.37	0.92	357	43.08	9.374	605	85.45
Minnesota	86	15,563,737.22	0.87	357	44.20	8.669	625	86.03
Ohio	82	10,859,812.74	0.60	357	42.21	8.734	627	86.75
Rhode Island	47	9,983,993.64	0.56	358	46.44	8.851	616	82.62
Wisconsin	71	8,263,507.11	0.46	358	43.04	9.175	616	86.15
South Carolina	60	8,202,564.50	0.46	358	39.04	8.503	630	83.54
Tennessee	52	6,542,853.57	0.36	357	39.68	9.064	608	85.84
New Hampshire	35	6,127,922.60	0.34	358	40.34	8.860	591	79.07
New Mexico	28	5,995,686.27	0.33	358	42.77	8.325	624	82.34
Missouri	55	5,854,945.88	0.33	357	41.98	9.358	597	87.59
Indiana	61	5,636,551.30	0.31	356	39.78	9.352	620	88.19
Utah	29	5,571,360.55	0.31	355	39.46	8.926	588	82.54
Oregon	27	4,444,923.24	0.25	358	44.89	8.384	600	81.57
Delaware	28	4,412,303.69	0.25	358	43.49	8.798	626	81.83
Idaho	25	3,804,252.65	0.21	358	43.45	8.444	616	81.54
West Virginia	16	2,558,046.02	0.14	357	47.67	9.538	556	78.41
Kentucky	17	2,269,651.71	0.13	358	44.28	8.554	613	85.74
Kansas	8	1,035,002.34	0.06	354	44.71	9.328	610	86.98
Arkansas	11	1,011,913.10	0.06	358	43.90	9.364	626	93.69
Nebraska	9	994,860.48	0.06	355	38.62	9.041	592	79.72
Wyoming	5	967,535.16	0.05	359	39.34	8.920	654	81.97
Maine	7	954,848.28	0.05	359	41.91	9.199	581	78.21
Oklahoma	7	722,302.19	0.04	359	28.55	9.035	561	81.52
Iowa	9	673,165.65	0.04	353	39.57	8.804	615	87.49
Alaska	4	657,342.27	0.04	358	42.83	10.734	533	65.93
Vermont	4	517,816.29	0.03	358	42.89	9.457	584	78.27
Montana	2	331,507.98	0.02	356	47.50	7.955	622	77.83

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-7

Description of The Total Collateral
Occupancy Status

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
OCCUPANCY	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
STATUS	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Owner Occupied	7,191	1,667,776,889.07	92.73	358	43.39	8.477	628	81.55
Non-Owner Occupied	528	105,831,561.85	5.88	358	43.14	9.064	632	79.66
Second Home	87	24,964,524.77	1.39	358	42.32	8.334	631	77.48

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
Documentation Type

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
INCOME	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
DOCUMENTATION	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Full Documentation	4,782	1,060,751,783.20	58.98	358	42.47	8.128	625	82.04
Stated Documentation	2,953	716,658,548.88	39.85	358	44.68	9.059	634	80.23
Easy Documentation	71	21,162,643.61	1.18	354	43.19	9.009	598	87.43

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
Loan Purpose

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
PURPOSE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Refinance-Debt
Consolidation Cash Out	3,981	1,026,607,899.78	57.08	358	43.40	8.437	613	78.92
Purchase	3,716	741,104,607.91	41.21	358	43.39	8.610	649	84.93
Refinance-Debt
Consolidation No Cash
Out	109	30,860,468.00	1.72	358	41.15	8.499	622	78.13

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-8

Description of The Total Collateral
Risk Category

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RISK CATEGORY	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

AXP	643	179,117,739.05	9.96	358	44.26	8.701	592	81.43
A-XP	365	82,375,471.53	4.58	358	43.25	8.971	574	77.30
A+XP	5,020	1,289,112,177.75	71.67	358	43.05	8.145	645	82.31
BXP	394	96,719,041.32	5.38	358	44.72	9.094	566	74.54
CXP	274	56,231,216.85	3.13	358	45.05	9.841	557	67.93
C-XP	122	25,574,587.55	1.42	358	45.32	11.864	552	62.98
DXP	37	5,477,954.16	0.30	357	43.88	11.746	570	54.86
XTA	30	2,264,145.50	0.13	357	40.09	11.652	626	99.34
XTA+	921	61,700,641.98	3.43	354	42.95	11.020	660	99.77

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
Property Type

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Single Family Residence	6,553	1,510,247,137.08	83.97	358	43.30	8.475	626	81.23
Two-to Four-Family	675	183,804,163.08	10.22	357	44.61	8.645	638	81.63
Condominium	577	104,446,379.93	5.81	358	42.01	8.767	638	83.14
Manufactured Housing	1	75,295.60	0.00	356	30.66	11.200	534	46.29

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.
Prepayment Charge Term

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
PREPAYMENT CHARGE	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
TERM AT ORIGINATION	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
(MONTHS)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	2,971	659,203,614.70	36.65	357	43.95	8.790	630	82.27
12 Months	494	147,265,711.77	8.19	357	42.83	8.402	639	80.57
24 Months	3,310	748,785,597.18	41.63	358	43.34	8.550	617	81.59
30 Months	8	1,732,774.52	0.10	359	41.27	7.976	636	88.68
36 Months	1,023	241,585,277.52	13.43	357	42.16	7.688	652	78.76

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-9

Description of The Total Collateral
Maximum Mortgage Rates of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

8.000 - 8.499	1	179,660.27	0.01	357	17.17	8.350	524	34.29
11.500 - 11.999	8	4,283,210.26	0.31	358	47.21	5.907	684	76.51
12.000 - 12.499	59	23,532,808.09	1.70	358	43.07	6.271	668	78.82
12.500 - 12.999	220	84,004,933.02	6.06	358	42.66	6.816	658	80.39
13.000 - 13.499	340	118,612,130.84	8.56	358	42.11	7.263	651	80.39
13.500 - 13.999	800	247,824,209.02	17.88	358	43.49	7.778	640	80.71
14.000 - 14.499	782	222,888,902.92	16.08	358	44.11	8.263	633	81.30
14.500 - 14.999	1,066	282,123,129.63	20.36	358	44.10	8.756	616	82.54
15.000 - 15.499	698	170,323,620.53	12.29	358	44.31	9.239	598	82.75
15.500 - 15.999	542	117,723,961.85	8.50	358	43.91	9.745	581	83.80
16.000 - 16.499	208	40,014,475.97	2.89	358	43.93	10.233	571	79.53
16.500 - 16.999	176	32,467,327.25	2.34	358	45.17	10.740	550	73.65
17.000 - 17.499	88	14,433,622.05	1.04	358	45.37	11.194	545	69.34
17.500 - 17.999	70	10,950,131.49	0.79	357	46.06	11.703	536	64.47
18.000 - 18.499	57	10,107,343.47	0.73	358	44.48	12.225	550	62.50
18.500 - 18.999	26	5,774,701.18	0.42	358	44.68	12.666	538	61.61
19.000 - 19.499	3	272,222.67	0.02	357	26.15	13.256	524	64.72
19.500 - 19.999	2	168,808.13	0.01	358	44.24	13.661	542	52.67
20.000 - 20.499	1	114,339.60	0.01	357	21.25	14.200	541	65.00

Total:	5,147	1,385,799,538.24	100.00	358	43.78	8.530	619	80.92

[1]	Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MINIMUM	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	8	4,283,210.26	0.31	358	47.21	5.907	684	76.51
6.000 - 6.499	59	23,532,808.09	1.70	358	43.07	6.271	668	78.82
6.500 - 6.999	220	84,004,933.02	6.06	358	42.66	6.816	658	80.39
7.000 - 7.499	340	118,612,130.84	8.56	358	42.11	7.263	651	80.39
7.500 - 7.999	801	248,623,973.14	17.94	358	43.47	7.779	640	80.68
8.000 - 8.499	783	222,513,735.68	16.06	358	44.11	8.265	633	81.30
8.500 - 8.999	1,066	282,062,651.82	20.35	358	44.09	8.757	616	82.54
9.000 - 9.499	697	170,139,161.73	12.28	358	44.33	9.240	598	82.74
9.500 - 9.999	542	117,723,961.85	8.50	358	43.91	9.745	581	83.80
10.000 - 10.499	208	40,014,475.97	2.89	358	43.93	10.233	571	79.53
10.500 - 10.999	176	32,467,327.25	2.34	358	45.17	10.740	550	73.65
11.000 - 11.499	88	14,433,622.05	1.04	358	45.37	11.194	545	69.34
11.500 - 11.999	70	10,950,131.49	0.79	357	46.06	11.703	536	64.47
12.000 - 12.499	57	10,107,343.47	0.73	358	44.48	12.225	550	62.50
12.500 - 12.999	26	5,774,701.18	0.42	358	44.68	12.666	538	61.61
13.000 - 13.499	3	272,222.67	0.02	357	26.15	13.256	524	64.72
13.500 - 13.999	2	168,808.13	0.01	358	44.24	13.661	542	52.67
14.000 - 14.499	1	114,339.60	0.01	357	21.25	14.200	541	65.00

Total:	5,147	1,385,799,538.24	100.00	358	43.78	8.530	619	80.92

[1]	Original LTV if first lien, combined LTV if second lien

Schedule A-10

Description of The Total Collateral
Gross Margins of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF GROSS	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MARGINS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

3.250 - 3.499	4	2,609,170.23	0.19	359	45.51	5.908	691	74.01
3.500 - 3.749	8	2,518,896.53	0.18	358	46.97	6.360	658	77.10
3.750 - 3.999	30	12,885,108.69	0.93	358	42.56	6.246	677	78.80
4.000 - 4.249	44	16,171,937.99	1.17	358	41.90	6.556	663	80.13
4.250 - 4.499	75	30,269,014.54	2.18	359	42.22	6.786	659	80.00
4.500 - 4.749	108	34,788,473.88	2.51	358	41.87	7.001	658	80.38
4.750 - 4.999	144	54,341,267.06	3.92	358	42.84	7.252	647	80.60
5.000 - 5.249	178	61,535,072.58	4.44	358	41.90	7.478	646	80.32
5.250 - 5.499	276	85,431,274.28	6.16	358	43.75	7.769	635	81.44
5.500 - 5.749	374	107,161,701.44	7.73	358	44.48	8.036	641	81.03
5.750 - 5.999	395	110,807,123.27	8.00	358	43.81	8.349	630	81.33
6.000 - 6.249	369	103,875,465.49	7.50	358	44.96	8.486	621	81.29
6.250 - 6.499	351	96,784,259.98	6.98	358	44.07	8.719	618	82.38
6.500 - 6.749	402	103,468,797.21	7.47	358	43.69	8.919	607	82.31
6.750 - 6.999	2,389	563,151,975.07	40.64	358	43.95	9.237	600	80.48

Total:	5,147	1,385,799,538.24	100.00	358	43.78	8.530	619	80.92

[1]	Original LTV if first lien, combined LTV if second lien.
Next Rate Adjustment Date of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
NEXT RATE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
ADJUSTMENT	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
DATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

August 1, 2007	1	109,816.53	0.01	347	43.41	8.400	532	51.63
January 1, 2008	2	372,001.64	0.03	352	48.13	8.269	547	88.18
February 1, 2008	14	2,687,481.00	0.19	353	46.27	9.298	559	75.35
March 1, 2008	36	9,867,018.39	0.71	354	45.05	8.763	634	80.67
April 1, 2008	125	41,539,981.67	3.00	355	45.43	9.013	583	80.76
May 1, 2008	194	58,846,387.29	4.25	356	45.32	8.736	594	81.80
June 1, 2008	569	145,270,944.37	10.48	357	44.43	8.993	594	80.72
July 1, 2008	1,335	352,941,187.26	25.47	358	43.44	8.580	616	81.64
August 1, 2008	2,724	727,976,008.90	52.53	359	43.56	8.410	628	80.65
September 1, 2008	1	194,000.00	0.01	360	40.68	7.750	575	68.79
April 1, 2009	2	1,006,758.22	0.07	355	53.64	6.857	645	79.38
May 1, 2009	1	477,000.00	0.03	356	39.72	8.375	664	90.00
June 1, 2009	2	963,076.83	0.07	357	44.65	7.715	643	83.16
July 1, 2009	25	7,693,220.46	0.56	358	42.58	8.252	623	79.12
August 1, 2009	86	26,426,582.44	1.91	359	43.15	7.688	656	80.23
May 1, 2011	1	381,412.21	0.03	356	50.52	8.250	750	90.00
June 1, 2011	2	610,641.44	0.04	357	48.43	7.933	633	79.38
July 1, 2011	7	1,913,319.52	0.14	358	42.80	7.847	665	77.36
August 1, 2011	20	6,522,700.07	0.47	359	47.07	7.812	652	78.39

Total:	5,147	1,385,799,538.24	100.00	358	43.78	8.530	619	80.92

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—11

Description of The Total Collateral
Initial Periodic Rate Cap of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
INITIAL PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

2.000	432	125,392,954.46	9.05	356	45.28	8.860	593	80.95
3.000	4,715	1,260,406,583.78	90.95	358	43.63	8.497	622	80.92

Total:	5,147	1,385,799,538.24	100.00	358	43.78	8.530	619	80.92

[1]	Original LTV if first lien, combined LTV if second lien.
Periodic Rate Cap of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.500	5,146	1,385,371,757.81	99.97	358	43.78	8.530	619	80.93
6.000	1	427,780.43	0.03	359	35.73	9.300	678	80.00

Total:	5,147	1,385,799,538.24	100.00	358	43.78	8.530	619	80.92

[1]	Original LTV if first lien, combined LTV if second lien.
Delinquency History

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
DELINQUENCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
HISTORY*	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0 x 30	7,775	1,790,206,708.04	99.53	358	43.34	8.507	628	81.41
1 x 30	29	7,835,614.25	0.44	350	46.79	9.176	570	76.44

1 x 60	1	342,554.37	0.02	356	42.48	7.600	575	70.00

2 x 30	1	188,099.03	0.01	353	43.35	8.450	632	90.00

Total:	7,806	1,798,572,975.69	100.00	358	43.36	8.509	628	81.38

[1]	Original LTV if first lien, combined LTV if second lien.

*	Delinquency history since origination.

Schedule A—12

Description of the Group 1 Collateral
Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	3,961

Aggregate Current Principal Balance	$745,856,370.94
Average Current Principal Balance	$188,300.02	$13,966.91 to $672,286.75

Aggregate Original Principal Balance	$746,482,046.47
Average Original Principal Balance	$188,457.98	$14,000.00 to $675,000.00

Fully Amortizing Mortgage Loans	65.55%

1st Lien	96.53%

Weighted Avg. Gross Coupon	8.520%	5.850% to 14.200%

Weighted Avg. Original Term (months)	359	120 to 360
Weighted Avg. Remaining Term (months)	357	118 to 360

Weighted Avg. Margin (ARM Loans Only)	6.273%	3.359% to 6.990%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.694%	11.850% to 20.200%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.694%	5.850% to 14.200%

Weighted Avg. Combined Original LTV	79.47%	7.13% to 100.00%

Weighted Avg. Borrower FICO	615	501 to 817

Geographic Distribution (Top 5)	CA (17.18%)
	FL (14.98%)
	NY (7.92%)
	IL (7.83%)
	MD (7.77%)

Schedule A—13

Description of the Group 1 Collateral
Collateral Type

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

2YR/6 MO LIBOR	1,635	314,175,247.62	42.12	358	44.15	8.998	589	77.19
2YR/6 MO LIBOR - 40YR AMORT	844	200,323,740.64	26.86	358	46.52	8.411	615	83.38
2YR/6 MO LIBOR - 5YR IO	92	21,982,761.80	2.95	359	44.47	7.517	667	80.88
3YR/6 MO LIBOR	36	7,259,705.18	0.97	359	44.53	8.257	616	75.84
3YR/6 MO LIBOR - 40YR AMORT	19	4,635,525.68	0.62	359	48.24	8.077	618	79.61
3YR/6 MO LIBOR - 3YR IO	5	1,432,000.00	0.19	359	44.36	6.647	693	80.00
3YR/6 MO LIBOR - 5YR IO	3	624,200.00	0.08	359	44.31	6.767	640	78.08
5YR/6 MO LIBOR	9	2,575,409.37	0.35	358	45.63	8.621	635	78.30
5YR/6 MO LIBOR - 40YR AMORT	8	1,847,900.89	0.25	358	48.32	7.663	690	82.80
5YR/6 MO LIBOR - 5YR IO	1	364,000.00	0.05	359	40.82	7.550	676	80.00
FIXED RATE	1,118	140,491,617.94	18.84	354	43.58	8.213	648	79.22
FIXED RATE - 40YR AMORT	191	50,144,261.82	6.72	358	44.42	7.442	655	78.67

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Principal Balance as of the Cut-Off Date

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
BALANCES AS OF THE	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 25,000.00	62	1,266,487.08	0.17	189	43.04	11.440	640	99.33
25,000.01 - 50,000.00	338	12,598,537.42	1.69	354	43.75	11.003	646	97.97
50,000.01 - 100,000.00	514	38,311,233.71	5.14	356	43.67	9.829	618	85.32
100,000.01 - 150,000.00	675	85,302,398.08	11.44	358	42.42	8.892	602	77.25
150,000.01 - 200,000.00	784	136,743,648.73	18.33	358	44.40	8.533	612	77.68
200,000.01 - 250,000.00	528	118,708,629.68	15.92	358	44.57	8.404	615	78.19
250,000.01 - 300,000.00	359	98,613,525.92	13.22	358	45.46	8.532	608	78.37
300,000.01 - 350,000.00	334	107,990,060.57	14.48	357	46.03	8.131	619	79.63
350,000.01 - 400,000.00	253	94,882,608.38	12.72	358	45.22	8.051	626	80.52
400,000.01 - 450,000.00	72	29,882,352.30	4.01	358	47.36	8.028	624	81.29
450,000.01 - 500,000.00	19	9,088,436.38	1.22	358	44.72	8.184	625	81.74
500,000.01 - 550,000.00	18	9,394,866.98	1.26	358	46.73	8.119	626	83.57
550,000.01 - 600,000.00	2	1,163,701.12	0.16	358	29.62	10.336	593	72.20
600,000.01 - 650,000.00	2	1,237,597.84	0.17	358	34.54	9.321	594	77.54
650,000.01 - 700,000.00	1	672,286.75	0.09	356	52.86	5.990	703	71.81

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Remaining Term to Maturity

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MONTHS	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
REMAINING	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

61 - 120	9	347,097.09	0.05	119	44.67	11.556	655	99.75
121 - 180	61	1,340,528.35	0.18	179	43.10	11.207	635	94.38
181 - 240	17	2,569,837.32	0.34	238	42.91	7.246	671	66.69
241 - 300	1	151,009.48	0.02	299	44.01	6.870	646	70.00
301 - 360	3,873	741,447,898.70	99.41	358	44.76	8.518	615	79.48

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—14

Description of the Group 1 Collateral
Mortgage Rates

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
RANGE OF CURRENT	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
MORTGAGE RATES	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
(%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	31	8,848,239.34	1.19	354	43.04	5.976	716	62.97
6.000 - 6.499	120	32,759,829.25	4.39	356	43.39	6.255	695	71.53
6.500 - 6.999	227	59,609,312.68	7.99	358	45.23	6.816	655	76.91
7.000 - 7.499	240	56,879,553.78	7.63	358	44.98	7.247	647	78.58
7.500 - 7.999	536	120,326,145.21	16.13	358	44.05	7.774	632	79.55
8.000 - 8.499	482	103,718,155.76	13.91	358	44.62	8.256	618	80.76
8.500 - 8.999	651	133,750,888.48	17.93	358	44.90	8.748	601	81.35
9.000 - 9.499	388	75,759,361.32	10.16	358	45.65	9.248	588	81.71
9.500 - 9.999	374	62,942,326.61	8.44	358	45.49	9.736	577	82.76
10.000 - 10.499	246	26,639,254.98	3.57	356	44.11	10.231	580	80.70
10.500 - 10.999	195	25,106,504.31	3.37	357	44.48	10.743	567	75.57
11.000 - 11.499	211	17,650,821.59	2.37	354	44.84	11.251	592	80.87
11.500 - 11.999	154	13,114,272.71	1.76	353	45.96	11.700	573	75.01
12.000 - 12.499	71	6,425,166.30	0.86	349	43.14	12.249	570	70.88
12.500 - 12.999	34	2,212,199.02	0.30	339	45.71	12.719	567	77.55
14.000 - 14.499	1	114,339.60	0.02	357	21.25	14.200	541	65.00

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Combined Original Loan-to-Value Ratios

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
RANGE OF ORIGINAL	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
LOAN-TO-VALUE	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RATIOS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 25.00	14	1,711,703.94	0.23	358	41.96	8.648	614	21.11
25.01 - 30.00	6	866,861.29	0.12	359	40.54	7.664	674	27.04
30.01 - 35.00	10	1,516,487.64	0.20	358	45.98	8.562	611	33.45
35.01 - 40.00	28	5,531,374.18	0.74	355	38.50	7.678	639	38.05
40.01 - 45.00	26	4,425,285.41	0.59	351	41.14	8.640	626	42.62
45.01 - 50.00	52	9,908,432.36	1.33	356	40.64	8.229	606	48.48
50.01 - 55.00	71	14,243,283.95	1.91	355	42.97	8.409	611	53.09
55.01 - 60.00	116	23,349,982.81	3.13	358	42.89	8.675	588	58.05
60.01 - 65.00	211	43,940,915.32	5.89	357	43.91	8.934	587	63.58
65.01 - 70.00	223	48,246,854.24	6.47	357	46.08	9.011	584	68.81
70.01 - 75.00	275	61,153,636.61	8.20	357	44.85	8.528	598	73.95
75.01 - 80.00	1,126	236,583,050.99	31.72	358	44.24	8.140	628	79.75
80.01 - 85.00	370	86,028,316.27	11.53	358	45.82	8.233	609	84.52
85.01 - 90.00	548	119,249,851.86	15.99	358	46.36	8.576	611	89.71
90.01 - 95.00	189	38,344,154.98	5.14	358	44.45	8.461	630	94.62
95.01 - 100.00	696	50,756,179.09	6.81	353	44.40	9.955	652	99.94

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—15

Description of the Group 1 Collateral
FICO Score at Origination

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF FICO	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
SCORES	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

500 - 519	174	35,257,079.05	4.73	358	45.67	9.794	510	70.79
520 - 539	287	58,497,170.35	7.84	358	45.43	9.742	530	72.15
540 - 559	298	59,876,809.87	8.03	358	46.19	9.216	551	77.15
560 - 579	271	52,765,986.29	7.07	358	45.73	9.100	569	78.81
580 - 599	417	81,936,058.05	10.99	358	45.19	8.745	589	79.45
600 - 619	513	92,454,657.06	12.40	357	44.62	8.544	609	81.67
620 - 639	562	100,428,630.49	13.46	358	44.69	8.196	628	82.16
640 - 659	607	110,733,454.29	14.85	357	44.36	8.116	648	82.28
660 - 679	333	57,314,989.19	7.68	357	43.71	7.954	668	82.86
680 - 699	215	36,795,354.73	4.93	357	44.30	7.740	688	80.98
700 - 719	127	25,583,583.33	3.43	356	43.58	7.451	708	79.24
720 - 739	61	13,768,914.87	1.85	357	43.15	7.254	731	77.24
740 - 759	40	7,766,195.78	1.04	358	41.66	7.416	750	80.54
760 - 779	31	6,727,065.59	0.90	355	41.55	7.362	769	74.47
780 - 799	20	4,375,784.42	0.59	359	41.50	7.049	788	72.60
800 - 819	5	1,574,637.58	0.21	358	47.63	6.188	809	59.45

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Debt-to-Income Ratio

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

20.01 - 25.00	85	16,847,460.61	2.26	356	22.96	8.205	621	74.36
25.01 - 30.00	143	23,856,714.37	3.20	357	27.78	8.543	617	74.00
30.01 - 35.00	304	50,539,464.48	6.78	358	32.67	8.409	619	77.30
35.01 - 40.00	475	83,474,401.68	11.19	357	37.59	8.540	618	78.01
40.01 - 45.00	778	143,873,580.17	19.29	357	42.76	8.484	625	79.57
45.01 - 50.00	1,350	239,621,690.74	32.13	357	47.83	8.562	622	82.40
50.01 - 55.00	820	186,526,655.24	25.01	358	52.88	8.536	595	77.99
55.01 >=	6	1,116,403.65	0.15	358	56.28	8.938	615	86.80

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—16

Description of the Group 1 Collateral
Geographic Distribution

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
STATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

California	482	128,158,834.30	17.18	358	44.78	8.011	624	74.44
Florida	618	111,764,810.67	14.98	358	44.96	8.575	607	79.36
New York	207	59,096,357.06	7.92	356	44.92	8.077	625	75.09
Illinois	395	58,385,148.23	7.83	357	44.78	8.807	622	83.78
Maryland	300	57,935,377.15	7.77	358	44.87	8.642	621	79.93
New Jersey	194	46,114,098.90	6.18	358	45.01	8.993	605	78.59
Massachusetts	185	41,069,190.79	5.51	357	45.77	8.594	615	81.18
Virginia	141	26,877,066.57	3.60	358	45.47	8.750	586	78.97
Arizona	125	22,458,868.67	3.01	354	44.50	8.630	609	79.38
Georgia	176	21,828,660.88	2.93	357	43.74	8.738	619	86.54
Connecticut	79	15,575,773.53	2.09	358	44.70	8.631	615	81.97
Pennsylvania	94	13,690,525.07	1.84	356	44.96	8.746	610	82.19
Hawaii	41	13,430,244.54	1.80	358	46.03	7.939	641	78.44
Washington	66	12,442,635.54	1.67	358	45.94	8.318	616	80.65
Texas	85	9,996,099.01	1.34	356	41.63	8.368	626	80.34
Colorado	77	9,383,272.53	1.26	358	45.82	8.393	632	83.88
North Carolina	74	9,356,261.02	1.25	357	42.47	8.946	601	84.52
Minnesota	57	9,038,423.48	1.21	356	44.08	8.726	618	85.04
Michigan	77	8,300,903.28	1.11	356	42.90	9.244	601	84.95
Nevada	44	7,886,798.56	1.06	358	43.14	8.604	624	80.11
District of Columbia	32	7,483,535.41	1.00	358	43.94	8.719	593	71.69
Rhode Island	32	7,238,072.83	0.97	359	47.51	8.586	622	85.46
Wisconsin	49	5,855,005.99	0.79	357	44.92	9.189	621	87.26
Ohio	39	4,811,209.06	0.65	357	41.76	8.635	615	87.59
South Carolina	39	4,751,259.79	0.64	358	43.68	8.522	613	84.10
Indiana	36	3,715,901.53	0.50	356	41.01	9.326	622	87.96
Missouri	30	3,408,372.97	0.46	356	43.77	9.134	589	87.71
Oregon	22	3,316,459.68	0.44	358	44.68	8.400	593	81.07
New Hampshire	21	3,048,440.89	0.41	357	42.19	8.640	593	77.30
New Mexico	18	3,043,025.80	0.41	358	46.03	8.389	613	84.41
Idaho	20	2,896,879.46	0.39	358	45.07	8.459	603	80.76
Delaware	15	2,427,644.26	0.33	358	40.86	8.636	617	85.46
Utah	15	2,422,804.61	0.32	358	44.23	9.263	570	80.54
Tennessee	15	1,559,205.50	0.21	356	44.75	8.890	651	86.22
West Virginia	10	1,283,358.48	0.17	358	47.00	9.422	541	71.92
Kansas	5	862,883.88	0.12	358	47.43	9.115	604	88.79
Kentucky	8	805,010.43	0.11	359	43.82	8.107	641	83.30
Maine	5	663,906.02	0.09	359	43.11	9.467	576	77.42
Nebraska	6	644,211.80	0.09	353	33.26	9.016	601	78.80
Arkansas	7	609,150.45	0.08	358	42.71	9.459	623	95.01
Alaska	3	537,686.34	0.07	358	40.13	10.875	540	62.81
Iowa	6	432,699.42	0.06	350	37.56	8.760	613	86.25
Oklahoma	5	399,869.43	0.05	359	32.20	8.964	566	83.49
Vermont	2	372,980.47	0.05	357	49.47	9.232	554	76.05
Wyoming	3	307,836.42	0.04	359	43.86	9.722	593	77.64
Montana	1	169,610.24	0.02	353	54.50	7.625	597	56.67

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—17

Description of the Group 1 Collateral
Occupancy Status

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
OCCUPANCY	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
STATUS	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Owner Occupied	3,735	699,748,570.07	93.82	357	44.83	8.495	615	79.65
Non-Owner Occupied	200	40,379,190.37	5.41	358	43.40	8.985	623	76.99
Second Home	26	5,728,610.50	0.77	359	45.02	8.279	635	74.85

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Documentation Type

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
INCOME	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
DOCUMENTATION	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Full Documentation	2,650	479,376,603.31	64.27	357	44.85	8.209	616	80.52
Stated Documentation	1,273	258,143,784.06	34.61	358	44.46	9.083	615	77.26
Easy Documentation	38	8,335,983.57	1.12	358	47.83	8.936	596	87.58

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Loan Purpose

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Refinance-Debt Consolidation Cash Out	2,725	577,931,293.60	77.49	358	44.61	8.476	610	77.85
Purchase	1,156	150,668,343.37	20.20	357	45.50	8.658	637	85.88
Refinance-Debt Consolidation No Cash Out	80	17,256,733.97	2.31	358	43.04	8.751	615	77.77

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Credit Grade

			% OF PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RISK CATEGORY	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

AXP	385	85,435,048.83	11.45	358	45.52	8.732	587	81.03
A-XP	231	45,471,649.25	6.10	358	45.37	8.908	574	76.42
A+XP	2,388	482,828,049.22	64.73	358	44.46	8.068	635	81.09
BXP	266	56,710,839.43	7.60	358	44.82	9.050	568	73.94
CXP	181	37,845,342.27	5.07	358	45.85	9.745	560	67.31
C-XP	80	15,963,062.52	2.14	358	45.70	11.583	557	63.60
DXP	29	4,164,296.44	0.56	357	43.66	11.663	579	54.97
XTA	17	813,513.05	0.11	353	43.05	11.247	635	99.88
XTA+	384	16,624,569.93	2.23	348	44.36	11.009	653	99.86

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—18

Description of the Group 1 Collateral
Property Type

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Single Family Residence	3,399	625,859,986.37	83.91	357	44.70	8.505	614	79.23
Two-to Four-Family	312	82,513,132.91	11.06	358	45.83	8.582	619	79.47
Condominium	250	37,483,251.66	5.03	357	43.27	8.621	635	83.45

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Prepayment Charge Term

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
PREPAYMENT CHARGE	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
TERM AT ORIGINATION	MORTGAGE	AS OF THE	THE CUT-	MATURITY	INCOME	COUPON		OLTV[1]
(MONTHS)	LOANS	CUT-OFF DATE ($)	OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	1,691	301,227,378.09	40.39	357	44.91	8.790	615	80.97
12 Months	210	49,953,993.16	6.70	356	44.73	8.310	626	76.66
24 Months	1,493	277,729,095.67	37.24	358	44.78	8.634	601	79.43
30 Months	7	1,302,191.58	0.17	359	40.23	7.985	627	88.24
36 Months	560	115,643,712.44	15.50	357	44.32	7.637	644	76.78

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.
Maximum Mortgage Rates of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	THE CUT-	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	OFF DATE	(months)	(%)	(%)	FICO	(%)

11.500 - 11.999	3	928,873.17	0.17	358	47.79	5.861	679	72.82
12.000 - 12.499	26	6,764,129.82	1.22	358	45.35	6.278	665	79.35
12.500 - 12.999	100	26,064,244.34	4.69	358	45.78	6.852	649	79.78
13.000 - 13.499	148	34,931,864.83	6.29	359	45.86	7.268	640	79.21
13.500 - 13.999	399	91,558,069.39	16.49	358	44.48	7.781	631	79.71
14.000 - 14.499	411	89,286,204.36	16.08	358	44.76	8.251	616	80.43
14.500 - 14.999	586	119,683,227.44	21.56	358	45.06	8.754	599	81.49
15.000 - 15.499	350	70,505,707.46	12.70	358	45.71	9.248	587	81.91
15.500 - 15.999	279	53,789,821.66	9.69	358	45.29	9.731	571	81.82
16.000 - 16.499	113	19,737,681.63	3.55	358	44.14	10.241	559	76.61
16.500 - 16.999	103	19,293,773.33	3.47	358	44.77	10.733	548	71.34
17.000 - 17.499	50	8,773,027.89	1.58	358	45.72	11.233	551	65.61
17.500 - 17.999	46	7,544,590.17	1.36	357	46.31	11.705	539	62.95
18.000 - 18.499	31	5,064,103.48	0.91	358	42.79	12.233	560	63.09
18.500 - 18.999	6	1,180,832.61	0.21	359	47.53	12.729	547	62.99
20.000 - 20.499	1	114,339.60	0.02	357	21.25	14.200	541	65.00

Total:	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

[1]	Original LTV if first lien, combined LTV if second lien

Schedule A—19

Description of the Group 1 Collateral
Minimum Mortgage Rates of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MINIMUM	MORTGAGE	AS OF THE	THE CUT-	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	OFF DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	3	928,873.17	0.17	358	47.79	5.861	679	72.82
6.000 - 6.499	26	6,764,129.82	1.22	358	45.35	6.278	665	79.35
6.500 - 6.999	100	26,064,244.34	4.69	358	45.78	6.852	649	79.78
7.000 - 7.499	148	34,931,864.83	6.29	359	45.86	7.268	640	79.21
7.500 - 7.999	399	91,558,069.39	16.49	358	44.48	7.781	631	79.71
8.000 - 8.499	412	89,531,140.97	16.13	358	44.76	8.251	616	80.44
8.500 - 8.999	585	119,438,290.83	21.51	358	45.05	8.755	599	81.48
9.000 - 9.499	350	70,505,707.46	12.70	358	45.71	9.248	587	81.91
9.500 - 9.999	279	53,789,821.66	9.69	358	45.29	9.731	571	81.82
10.000 - 10.499	113	19,737,681.63	3.55	358	44.14	10.241	559	76.61
10.500 - 10.999	103	19,293,773.33	3.47	358	44.77	10.733	548	71.34
11.000 - 11.499	50	8,773,027.89	1.58	358	45.72	11.233	551	65.61
11.500 - 11.999	46	7,544,590.17	1.36	357	46.31	11.705	539	62.95
12.000 - 12.499	31	5,064,103.48	0.91	358	42.79	12.233	560	63.09
12.500 - 12.999	6	1,180,832.61	0.21	359	47.53	12.729	547	62.99
14.000 - 14.499	1	114,339.60	0.02	357	21.25	14.200	541	65.00

Total:	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

[1]	Original LTV if first lien, combined LTV if second lien
Gross Margins of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
RANGE OF GROSS	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MARGINS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

3.250 - 3.499	1	392,000.00	0.07	359	49.96	5.875	709	80.00
3.500 - 3.749	5	825,258.17	0.15	358	44.69	7.025	628	63.27
3.750 - 3.999	14	3,359,974.54	0.61	358	47.36	6.233	672	77.66
4.000 - 4.249	19	5,096,946.78	0.92	358	46.57	6.636	655	81.58
4.250 - 4.499	35	9,940,751.03	1.79	359	45.22	6.837	653	77.94
4.500 - 4.749	57	13,023,943.95	2.35	358	44.94	7.025	644	79.37
4.750 - 4.999	57	13,671,236.60	2.46	358	44.51	7.335	631	79.42
5.000 - 5.249	89	20,574,943.48	3.71	358	44.44	7.516	637	79.39
5.250 - 5.499	134	30,864,785.05	5.56	358	45.19	7.839	631	80.90
5.500 - 5.749	212	46,165,910.49	8.31	358	44.49	8.093	625	80.65
5.750 - 5.999	217	47,322,081.45	8.52	358	45.20	8.416	610	80.29
6.000 - 6.249	199	41,896,626.29	7.55	358	45.33	8.523	599	79.60
6.250 - 6.499	189	40,138,730.68	7.23	358	44.96	8.744	601	81.61
6.500 - 6.749	227	45,624,778.22	8.22	358	45.47	8.919	592	80.56
6.750 - 6.999	1,197	236,322,524.45	42.56	358	45.07	9.399	586	78.73

Total:	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—20

Description of the Group 1 Collateral
Next Rate Adjustment Date of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
NEXT RATE	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
ADJUSTMENT	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
DATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

January 1, 2008	1	304,219.92	0.05	352	50.80	7.750	552	90.00
February 1, 2008	10	1,898,218.05	0.34	353	45.15	9.196	553	72.54
March 1, 2008	16	3,055,828.05	0.55	354	44.83	9.387	603	80.14
April 1, 2008	66	14,522,001.55	2.62	355	45.63	9.511	558	76.32
May 1, 2008	90	20,114,880.98	3.62	356	45.85	8.765	583	80.79
June 1, 2008	335	73,308,131.47	13.20	357	46.12	9.085	587	79.40
July 1, 2008	697	147,401,047.35	26.55	358	44.60	8.710	602	79.96
August 1, 2008	1,355	275,683,422.69	49.65	359	44.91	8.571	611	79.69
September 1, 2008	1	194,000.00	0.03	360	40.68	7.750	575	68.79
June 1, 2009	1	414,505.94	0.07	357	48.44	6.875	585	74.11
July 1, 2009	12	2,908,475.96	0.52	358	47.77	8.222	601	72.30
August 1, 2009	50	10,628,448.96	1.91	359	45.08	7.937	634	79.21
May 1, 2011	1	381,412.21	0.07	356	50.52	8.250	750	90.00
June 1, 2011	2	610,641.44	0.11	357	48.43	7.933	633	79.38
July 1, 2011	6	1,493,645.02	0.27	358	39.42	8.099	660	78.21
August 1, 2011	9	2,301,611.59	0.41	359	49.51	8.265	651	80.01

Total:	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

[1]	Original LTV if first lien, combined LTV if second lien.
Initial Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
INITIAL PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.000	227	48,588,038.06	8.75	356	45.23	9.112	580	78.49
3.000	2,425	506,632,453.12	91.25	358	45.06	8.654	606	79.71

Total:	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

[1]	Original LTV if first lien, combined LTV if second lien.
Periodic Rate Cap of the Adjustable-Rate Loans

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
PERIODIC	MORTGAGE	AS OF THE	THE CUT-	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	OFF DATE	(months)	(%)	(%)	FICO	(%)

1.500	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

Total:	2,652	555,220,491.18	100.00	358	45.08	8.694	603	79.61

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A—21

Description of the Group 1 Collateral
Delinquency History

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
DELINQUENCY	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
HISTORY*	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0 x 30	3,949	743,256,676.10	99.65	357	44.75	8.519	615	79.51
1 x 30	12	2,599,694.84	0.35	343	44.36	8.679	607	69.28

Total:	3,961	745,856,370.94	100.00	357	44.75	8.520	615	79.47

[1]	Original LTV if first lien, combined LTV if second lien.

*	Delinquency history since origination.

Schedule A-22

Description of the Group 2 Collateral
Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	3,845

Aggregate Current Principal Balance	$1,052,716,604.75
Average Current Principal Balance	$273,788.45	$14,939.59 to $1,274,251.08

Aggregate Original Principal Balance	$1,053,547,159.00
Average Original Principal Balance	$274,004.46	$15,000.00 to $1,275,000.00

Fully Amortizing Mortgage Loans	60.56%

1st Lien	92.03%

Weighted Avg. Gross Coupon	8.502%	5.850% to 13.750%

Weighted Avg. Original Term (months)	359	120 to 360
Weighted Avg. Remaining Term (months)	358	118 to 359

Weighted Avg. Margin (ARM Loans Only)	6.153%	3.334% to 6.990%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.419%	8.350% to 19.750%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.420%	5.850% to 13.750%

Weighted Avg. Combined Original LTV	82.74%	6.25% to 100.00%

Weighted Avg. Borrower FICO	637	500 to 815

Geographic Distribution (Top 5)	CA (33.13%)
	FL (14.61%)
	NY (12.10%)
	MD (4.94%)
	IL (4.38%)

Schedule A-23

Description of the Group 2 Collateral
Collateral Type

			% OF PRINCIPAL
	NUMBER	PRINCIPAL	BALANCE	REMAINING
	OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

2YR/6 MO LIBOR	1,292	346,088,702.03	32.88	358	42.26	8.838	613	80.49
2YR/6 MO LIBOR - 40YR AMORT	880	353,545,327.06	33.58	358	43.96	8.353	636	83.51
2YR/6 MO LIBOR - 5YR IO	258	103,689,047.90	9.85	359	41.62	7.459	659	80.60
3YR/6 MO LIBOR	18	5,904,872.76	0.56	358	40.67	7.706	666	77.12
3YR/6 MO LIBOR - 40YR AMORT	24	10,704,142.33	1.02	358	43.62	7.955	660	84.88
3YR/6 MO LIBOR - 40YR AMORT - 5YR IO	1	477,000.00	0.05	356	39.72	8.375	664	90.00
3YR/6 MO LIBOR - 3YR IO	4	2,013,192.00	0.19	359	41.34	7.431	656	80.00
3YR/6 MO LIBOR - 5YR IO	6	3,516,000.00	0.33	359	38.87	6.896	667	79.91
5YR/6 MO LIBOR	4	970,041.11	0.09	359	50.98	8.763	603	69.14
5YR/6 MO LIBOR - 40YR AMORT	7	2,910,721.87	0.28	359	44.30	7.264	663	79.18
5YR/6 MO LIBOR - 5YR IO	1	760,000.00	0.07	359	49.63	6.850	688	80.00
FIXED RATE	1,238	174,626,225.41	16.59	355	40.05	9.224	660	87.72
FIXED RATE - 40YR AMORT	112	47,511,332.28	4.51	359	41.47	7.278	677	80.76

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Principal Balance as of the Cut-Off Date

			% OF PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
BALANCES AS OF THE	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 25,000.00	22	460,687.56	0.04	198	36.49	11.749	659	97.11
25,000.01 - 50,000.00	179	7,285,895.26	0.69	354	39.44	11.111	647	98.07
50,000.01 - 100,000.00	839	63,103,219.57	5.99	356	41.25	10.406	631	90.83
100,000.01 - 150,000.00	517	63,850,582.50	6.07	357	42.04	9.968	626	86.68
150,000.01 - 200,000.00	396	69,769,612.70	6.63	357	40.79	9.181	631	83.72
200,000.01 - 250,000.00	267	59,942,347.20	5.69	359	41.12	8.628	639	82.49
250,000.01 - 300,000.00	206	56,236,062.44	5.34	358	42.38	8.548	634	80.76
300,000.01 - 350,000.00	193	62,328,042.49	5.92	358	42.53	8.370	649	83.00
350,000.01 - 400,000.00	179	67,010,446.89	6.37	358	41.41	8.238	647	81.33
400,000.01 - 450,000.00	213	91,404,350.79	8.68	357	44.10	8.119	639	81.59
450,000.01 - 500,000.00	199	94,402,743.96	8.97	358	43.39	8.265	626	81.28
500,000.01 - 550,000.00	159	83,501,091.90	7.93	358	43.09	7.913	648	81.93
550,000.01 - 600,000.00	117	67,362,769.94	6.40	358	43.57	8.252	632	82.95
600,000.01 - 650,000.00	74	46,352,750.64	4.40	358	43.24	8.157	633	83.31
650,000.01 - 700,000.00	83	56,056,461.25	5.32	357	42.08	8.117	639	83.42
700,000.01 - 750,000.00	67	48,540,995.70	4.61	358	43.97	8.131	628	81.23
750,000.01 - 800,000.00	85	66,915,772.88	6.36	358	42.04	8.128	636	79.02
800,000.01 - 850,000.00	11	9,126,048.61	0.87	358	36.58	7.297	647	74.65
850,000.01 - 900,000.00	7	6,146,011.92	0.58	358	42.93	7.366	682	83.38
900,000.01 - 950,000.00	6	5,577,997.16	0.53	359	37.12	7.107	651	81.30
950,000.01 - 1,000,000.00	17	16,716,635.64	1.59	359	40.17	7.064	668	80.00
1,000,000.01 - 1,050,000.00	1	1,048,164.33	0.10	355	50.36	7.350	699	77.78
1,100,000.01 - 1,150,000.00	1	1,119,228.93	0.11	358	44.92	7.370	633	75.93
1,150,000.01 - 1,200,000.00	4	4,702,572.34	0.45	358	40.33	7.209	637	79.39
1,200,000.01 - 1,250,000.00	2	2,481,861.07	0.24	358	37.72	7.474	630	67.95
1,250,000.01 - 1,300,000.00	1	1,274,251.08	0.12	358	49.30	7.925	682	79.69

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-24

Description of the Group 2 Collateral
Remaining Term to Maturity

			% OF PRINCIPAL
		PRINCIPAL	BALANCE	REMAINING
	NUMBER OF	BALANCE	AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MONTHS	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
REMAINING	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

61 - 120	16	1,460,627.13	0.14	119	43.98	11.072	670	100.00
121 - 180	24	998,556.39	0.09	179	41.57	9.453	655	88.64
181 - 240	7	1,118,579.97	0.11	238	40.67	7.936	659	75.52
301 - 360	3,798	1,049,138,841.26	99.66	358	42.37	8.498	637	82.72

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Mortgage Rates

		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF CURRENT	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
MORTGAGE RATES	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
(%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	17	9,295,488.17	0.88	358	38.67	5.965	694	69.26
6.000 - 6.499	69	34,905,047.65	3.32	359	42.57	6.239	692	76.37
6.500 - 6.999	195	94,314,506.78	8.96	357	39.98	6.783	672	79.40
7.000 - 7.499	239	105,212,940.95	9.99	358	40.23	7.262	657	80.31
7.500 - 7.999	474	182,566,319.12	17.34	358	42.44	7.770	647	81.45
8.000 - 8.499	399	140,499,112.07	13.35	358	43.15	8.273	645	81.84
8.500 - 8.999	516	172,016,961.46	16.34	358	43.08	8.757	629	83.37
9.000 - 9.499	366	103,733,624.09	9.85	358	43.33	9.238	607	83.15
9.500 - 9.999	360	74,022,393.83	7.03	358	42.38	9.773	598	86.57
10.000 - 10.499	290	39,248,395.72	3.73	356	42.63	10.211	615	88.90
10.500 - 10.999	255	30,018,911.31	2.85	357	44.24	10.817	617	88.23
11.000 - 11.499	368	34,079,782.19	3.24	352	43.67	11.255	637	94.84
11.500 - 11.999	185	18,309,497.11	1.74	356	43.11	11.699	615	92.40
12.000 - 12.499	53	7,360,446.80	0.70	356	43.91	12.251	558	72.37
12.500 - 12.999	46	6,214,357.65	0.59	356	43.51	12.666	553	70.58
13.000 - 13.499	11	750,011.72	0.07	348	33.71	13.200	568	86.92
13.500 - 13.999	2	168,808.13	0.02	358	44.24	13.661	542	52.67

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-25

Description of the Group 2 Collateral
Combined Original Loan-to-Value Ratios

		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF ORIGINAL	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
LOAN-TO-VALUE	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RATIOS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 25.00	4	661,771.52	0.06	359	22.75	8.459	566	16.97
25.01 - 30.00	1	89,955.73	0.01	359	53.55	9.500	554	28.57
30.01 - 35.00	9	835,322.78	0.08	358	35.19	9.217	572	32.54
35.01 - 40.00	8	1,857,766.21	0.18	348	43.21	8.939	613	37.63
40.01 - 45.00	12	2,285,677.95	0.22	358	37.51	8.560	613	42.67
45.01 - 50.00	16	4,202,522.18	0.40	358	39.72	8.368	629	47.54
50.01 - 55.00	29	8,110,733.67	0.77	358	43.18	8.569	606	53.03
55.01 - 60.00	42	11,195,250.40	1.06	358	44.41	8.923	604	57.62
60.01 - 65.00	104	30,630,703.25	2.91	358	41.87	9.025	601	63.14
65.01 - 70.00	102	30,632,935.47	2.91	358	42.35	8.852	593	68.97
70.01 - 75.00	139	49,284,125.48	4.68	358	44.40	8.475	602	74.14
75.01 - 80.00	1,438	498,297,269.47	47.33	358	42.28	7.993	651	79.86
80.01 - 85.00	264	90,307,543.57	8.58	358	42.27	8.292	611	84.61
85.01 - 90.00	517	169,979,049.53	16.15	358	43.35	8.517	626	89.82
90.01 - 95.00	135	40,541,794.48	3.85	357	39.64	8.784	640	94.77
95.01 - 100.00	1,025	113,804,183.06	10.81	355	41.72	10.497	661	99.93

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
FICO Score at Origination

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF FICO	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
SCORES	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

500 - 519	163	41,279,636.67	3.92	357	44.56	10.151	508	72.34
520 - 539	135	39,450,539.16	3.75	358	43.84	9.596	530	74.23
540 - 559	177	43,544,668.14	4.14	358	44.74	9.195	551	79.92
560 - 579	176	46,479,346.91	4.42	358	43.19	9.119	569	82.88
580 - 599	248	70,381,690.07	6.69	358	41.47	8.873	589	83.49
600 - 619	397	110,387,470.85	10.49	358	42.43	8.578	609	85.14
620 - 639	482	132,657,775.81	12.60	358	40.91	8.312	629	84.12
640 - 659	742	193,448,567.47	18.38	358	42.01	8.420	649	84.40
660 - 679	548	143,233,111.33	13.61	358	41.64	8.257	668	83.18
680 - 699	344	103,536,690.21	9.84	357	42.44	8.000	689	82.83
700 - 719	189	50,277,121.32	4.78	357	42.68	8.042	708	84.16
720 - 739	110	36,021,233.44	3.42	357	45.61	7.798	727	81.15
740 - 759	78	21,985,961.61	2.09	358	42.76	7.902	749	80.92
760 - 779	33	10,411,605.55	0.99	358	40.21	7.795	769	85.20
780 - 799	12	5,283,656.34	0.50	359	44.43	7.658	788	85.40
800 - 819	11	4,337,529.87	0.41	359	42.72	7.878	806	76.21

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Debt-to-Income Ratio

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00	203	52,252,393.77	4.96	358	14.02	8.151	632	82.30
20.01 - 25.00	96	25,201,375.46	2.39	358	22.75	8.191	632	82.82
25.01 - 30.00	148	37,893,399.84	3.60	358	27.98	8.454	637	84.02
30.01 - 35.00	302	74,912,772.35	7.12	357	32.53	8.360	633	81.63
35.01 - 40.00	501	128,798,492.85	12.23	358	37.88	8.430	639	82.49
40.01 - 45.00	742	191,304,970.70	18.17	357	42.74	8.536	644	82.71
45.01 - 50.00	1,396	387,494,565.63	36.81	358	47.89	8.577	646	83.82
50.01 - 55.00	454	153,944,864.56	14.62	358	52.86	8.584	609	80.62
55.01 >=	3	913,769.59	0.09	358	57.19	8.338	634	83.79

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-26

Description of the Group 2 Collateral
Geographic Distribution

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
STATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

California	934	348,716,556.99	33.13	358	42.92	8.150	642	82.53
Florida	710	153,772,036.06	14.61	358	41.17	8.833	630	82.68
New York	367	127,412,817.50	12.10	358	44.01	8.461	652	82.69
Maryland	195	51,956,094.60	4.94	356	43.97	8.534	639	82.42
Illinois	218	46,138,082.59	4.38	358	42.47	8.941	651	84.35
New Jersey	136	44,564,500.29	4.23	358	42.96	8.925	634	84.23
Virginia	130	38,726,178.38	3.68	358	43.47	8.679	615	81.52
Arizona	108	26,373,235.15	2.51	358	41.41	8.415	638	79.74
Massachusetts	81	25,324,447.62	2.41	358	38.85	8.536	635	84.09
Georgia	91	18,352,014.00	1.74	358	41.51	9.062	610	83.64
Nevada	56	15,551,476.44	1.48	358	40.85	8.762	622	81.62
Pennsylvania	89	15,272,759.56	1.45	357	40.18	8.808	609	80.28
Texas	87	15,218,880.41	1.45	357	41.94	8.201	642	81.65
Hawaii	36	13,261,486.66	1.26	359	44.83	8.379	658	83.85
Colorado	57	11,776,060.56	1.12	355	42.07	8.029	648	83.01
District of Columbia	30	11,538,240.21	1.10	358	45.67	8.322	623	80.77
Connecticut	45	11,185,252.57	1.06	358	39.21	8.489	626	79.64
Washington	39	10,868,772.15	1.03	358	42.26	8.107	634	85.35
North Carolina	51	9,070,809.72	0.86	358	29.26	8.690	622	85.99
Michigan	69	8,300,406.09	0.79	358	43.26	9.504	608	85.96
Minnesota	29	6,525,313.74	0.62	358	44.38	8.589	636	87.40
Ohio	43	6,048,603.68	0.57	358	42.57	8.813	636	86.09
Tennessee	37	4,983,648.07	0.47	357	38.10	9.119	594	85.72
South Carolina	21	3,451,304.71	0.33	358	32.65	8.478	655	82.77
Utah	14	3,148,555.94	0.30	352	35.79	8.666	602	84.08
New Hampshire	14	3,079,481.71	0.29	358	38.51	9.078	588	80.83
New Mexico	10	2,952,660.47	0.28	358	39.40	8.260	636	80.19
Rhode Island	15	2,745,920.81	0.26	358	43.61	9.552	600	75.13
Missouri	25	2,446,572.91	0.23	358	39.49	9.671	607	87.43
Wisconsin	22	2,408,501.12	0.23	358	38.48	9.142	605	83.43
Delaware	13	1,984,659.43	0.19	359	46.72	8.997	636	77.38
Indiana	25	1,920,649.77	0.18	358	37.42	9.402	616	88.64
Kentucky	9	1,464,641.28	0.14	358	44.54	8.800	598	87.09
West Virginia	6	1,274,687.54	0.12	357	48.34	9.654	571	84.95
Oregon	5	1,128,463.56	0.11	358	45.48	8.337	620	83.05
Idaho	5	907,373.19	0.09	358	38.30	8.400	658	84.02
Wyoming	2	659,698.74	0.06	359	37.23	8.545	683	84.00
Arkansas	4	402,762.65	0.04	358	45.70	9.219	630	91.70
Nebraska	3	350,648.68	0.03	359	48.49	9.088	576	81.43
Oklahoma	2	322,432.76	0.03	359	24.03	9.123	555	79.08
Maine	2	290,942.26	0.03	359	39.19	8.589	592	80.00
Iowa	3	240,466.23	0.02	358	43.17	8.883	620	89.70
Kansas	3	172,118.46	0.02	334	31.11	10.396	644	77.90
Montana	1	161,897.74	0.02	359	40.17	8.300	649	100.00
Vermont	2	144,835.82	0.01	359	25.97	10.035	663	84.00
Alaska	1	119,655.93	0.01	355	54.97	10.100	501	79.95

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-27

Description of the Group 2 Collateral
Occupancy Status

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
OCCUPANCY	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
STATUS	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Owner Occupied	3,456	968,028,319.00	91.96	358	42.35	8.464	637	82.92
Non-Owner Occupied	328	65,452,371.48	6.22	358	42.97	9.113	638	81.30
Second Home	61	19,235,914.27	1.83	357	41.52	8.351	630	78.27

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Documentation Type

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
INCOME	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
DOCUMENTATION	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Full Documentation	2,132	581,375,179.89	55.23	358	40.51	8.062	632	83.30
Stated Documentation	1,680	458,514,764.82	43.56	358	44.80	9.045	644	81.90
Easy Documentation	33	12,826,660.04	1.22	351	40.18	9.057	599	87.33

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Loan Purpose

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
PURPOSE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Purchase	2,560	590,436,264.54	56.09	358	42.85	8.598	652	84.69
Refinance-Debt Consolidation Cash Out	1,256	448,676,606.18	42.62	358	41.85	8.387	618	80.30
Refinance-Debt Consolidation No Cash Out	29	13,603,734.03	1.29	358	38.76	8.181	631	78.60

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-28

Description of the Group 2 Collateral
Credit Grade

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
RISK CATEGORY	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

AXP	258	93,682,690.22	8.90	358	43.11	8.672	596	81.80
A-XP	134	36,903,822.28	3.51	358	40.65	9.048	574	78.38
A+XP	2,632	806,284,128.53	76.59	358	42.21	8.192	650	83.03
BXP	128	40,008,201.89	3.80	358	44.58	9.156	562	75.37
CXP	93	18,385,874.58	1.75	358	43.42	10.039	551	69.21
C-XP	42	9,611,525.03	0.91	358	44.69	12.331	543	61.95
DXP	8	1,313,657.72	0.12	356	44.57	12.009	541	54.51
XTA	13	1,450,632.45	0.14	358	38.43	11.879	622	99.04
XTA+	537	45,076,072.05	4.28	357	42.43	11.024	662	99.74

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Property Type

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family Residence	3,154	884,387,150.71	84.01	358	42.31	8.453	635	82.65
Two-to Four-Family	363	101,291,030.17	9.62	357	43.61	8.697	653	83.39
Condominium	327	66,963,128.27	6.36	358	41.30	8.849	640	82.97
Manufactured Housing	1	75,295.60	0.01	356	30.66	11.200	534	46.29

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.
Prepayment Charge Term

		PRINCIPAL	% OF PRINCIPAL	REMAINING
PREPAYMENT CHARGE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
TERM AT ORIGINATION	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
(MONTHS)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	1,280	357,976,236.61	34.00	357	43.14	8.789	642	83.36
12 Months	284	97,311,718.61	9.24	358	41.86	8.450	645	82.57
24 Months	1,817	471,056,501.51	44.75	358	42.48	8.501	626	82.87
30 Months	1	430,582.94	0.04	359	44.44	7.950	665	90.00
36 Months	463	125,941,565.08	11.96	357	40.16	7.734	659	80.58

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-29

Description of the Group 2 Collateral
Maximum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

8.000 - 8.499	1	179,660.27	0.02	357	17.17	8.350	524	34.29
11.500 - 11.999	5	3,354,337.09	0.40	359	47.04	5.920	685	77.53
12.000 - 12.499	33	16,768,678.27	2.02	358	42.15	6.268	669	78.61
12.500 - 12.999	120	57,940,688.68	6.98	358	41.25	6.800	662	80.66
13.000 - 13.499	192	83,680,266.01	10.07	358	40.54	7.261	655	80.88
13.500 - 13.999	401	156,266,139.63	18.81	358	42.91	7.777	645	81.30
14.000 - 14.499	371	133,602,698.56	16.09	358	43.68	8.271	645	81.88
14.500 - 14.999	480	162,439,902.19	19.56	358	43.39	8.758	628	83.31
15.000 - 15.499	348	99,817,913.07	12.02	358	43.33	9.233	606	83.34
15.500 - 15.999	263	63,934,140.19	7.70	358	42.74	9.757	589	85.46
16.000 - 16.499	95	20,276,794.34	2.44	358	43.72	10.225	582	82.37
16.500 - 16.999	73	13,173,553.92	1.59	358	45.74	10.749	553	77.02
17.000 - 17.499	38	5,660,594.16	0.68	358	44.82	11.134	537	75.13
17.500 - 17.999	24	3,405,541.32	0.41	358	45.51	11.698	527	67.82
18.000 - 18.499	26	5,043,239.99	0.61	358	46.17	12.217	540	61.91
18.500 - 18.999	20	4,593,868.57	0.55	358	43.94	12.650	535	61.26
19.000 - 19.499	3	272,222.67	0.03	357	26.15	13.256	524	64.72
19.500 - 19.999	2	168,808.13	0.02	358	44.24	13.661	542	52.67

Total:	2,495	830,579,047.06	100.00	358	42.91	8.420	630	81.81

[1]	Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MINIMUM	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	5	3,354,337.09	0.40	359	47.04	5.920	685	77.53
6.000 - 6.499	33	16,768,678.27	2.02	358	42.15	6.268	669	78.61
6.500 - 6.999	120	57,940,688.68	6.98	358	41.25	6.800	662	80.66
7.000 - 7.499	192	83,680,266.01	10.07	358	40.54	7.261	655	80.88
7.500 - 7.999	402	157,065,903.75	18.91	358	42.88	7.777	645	81.25
8.000 - 8.499	371	132,982,594.71	16.01	358	43.67	8.273	645	81.88
8.500 - 8.999	481	162,624,360.99	19.58	358	43.38	8.758	628	83.31
9.000 - 9.499	347	99,633,454.27	12.00	358	43.35	9.234	606	83.33
9.500 - 9.999	263	63,934,140.19	7.70	358	42.74	9.757	589	85.46
10.000 - 10.499	95	20,276,794.34	2.44	358	43.72	10.225	582	82.37
10.500 - 10.999	73	13,173,553.92	1.59	358	45.74	10.749	553	77.02
11.000 - 11.499	38	5,660,594.16	0.68	358	44.82	11.134	537	75.13
11.500 - 11.999	24	3,405,541.32	0.41	358	45.51	11.698	527	67.82
12.000 - 12.499	26	5,043,239.99	0.61	358	46.17	12.217	540	61.91
12.500 - 12.999	20	4,593,868.57	0.55	358	43.94	12.650	535	61.26
13.000 - 13.499	3	272,222.67	0.03	357	26.15	13.256	524	64.72
13.500 - 13.999	2	168,808.13	0.02	358	44.24	13.661	542	52.67

Total:	2,495	830,579,047.06	100.00	358	42.91	8.420	630	81.81

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-30

Description of the Group 2 Collateral
Gross Margins of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF GROSS	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MARGINS (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

3.250 - 3.499	3	2,217,170.23	0.27	359	44.72	5.914	687	72.95
3.500 - 3.749	3	1,693,638.36	0.20	358	48.08	6.037	673	83.84
3.750 - 3.999	16	9,525,134.15	1.15	359	40.87	6.250	679	79.20
4.000 - 4.249	25	11,074,991.21	1.33	358	39.74	6.519	667	79.46
4.250 - 4.499	40	20,328,263.51	2.45	359	40.75	6.762	662	81.00
4.500 - 4.749	51	21,764,529.93	2.62	358	40.03	6.987	666	80.98
4.750 - 4.999	87	40,670,030.46	4.90	358	42.28	7.225	652	81.00
5.000 - 5.249	89	40,960,129.10	4.93	358	40.62	7.459	651	80.79
5.250 - 5.499	142	54,566,489.23	6.57	358	42.93	7.729	638	81.75
5.500 - 5.749	162	60,995,790.95	7.34	358	44.47	7.993	653	81.32
5.750 - 5.999	178	63,485,041.82	7.64	358	42.78	8.299	645	82.10
6.000 - 6.249	170	61,978,839.20	7.46	358	44.71	8.460	636	82.42
6.250 - 6.499	162	56,645,529.30	6.82	358	43.44	8.702	630	82.93
6.500 - 6.749	175	57,844,018.99	6.96	358	42.29	8.919	619	83.70
6.750 - 6.999	1,192	326,829,450.62	39.35	358	43.14	9.120	609	81.74

Total:	2,495	830,579,047.06	100.00	358	42.91	8.420	630	81.81

[1]	Original LTV if first lien, combined LTV if second lien.
Next Rate Adjustment Date of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
NEXT RATE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
ADJUSTMENT	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
DATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

August 1, 2007	1	109,816.53	0.01	347	43.41	8.400	532	51.63
January 1, 2008	1	67,781.72	0.01	352	36.16	10.600	524	80.00
February 1, 2008	4	789,262.95	0.10	353	48.98	9.544	574	82.09
March 1, 2008	20	6,811,190.34	0.82	354	45.15	8.483	649	80.90
April 1, 2008	59	27,017,980.12	3.25	355	45.32	8.746	596	83.15
May 1, 2008	104	38,731,506.31	4.66	356	45.05	8.721	600	82.33
June 1, 2008	234	71,962,812.90	8.66	357	42.72	8.898	602	82.06
July 1, 2008	638	205,540,139.91	24.75	358	42.61	8.486	627	82.85
August 1, 2008	1,369	452,292,586.21	54.46	359	42.73	8.312	639	81.24
April 1, 2009	2	1,006,758.22	0.12	355	53.64	6.857	645	79.38
May 1, 2009	1	477,000.00	0.06	356	39.72	8.375	664	90.00
June 1, 2009	1	548,570.89	0.07	357	41.78	8.350	686	90.00
July 1, 2009	13	4,784,744.50	0.58	358	39.43	8.270	636	83.26
August 1, 2009	36	15,798,133.48	1.90	359	41.86	7.520	671	80.91
July 1, 2011	1	419,674.50	0.05	358	54.85	6.950	682	74.34
August 1, 2011	11	4,221,088.48	0.51	359	45.75	7.5650	652	77.50

Total:	2,495	830,579,047.06	100.00	358	42.91	8.420	630	81.81

[1]	Original LTV if first lien, combined LTV if second lien.
Initial Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
INITIAL PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.000	205	76,804,916.40	9.25	356	45.30	8.701	601	82.50
3.000	2,290	753,774,130.66	90.75	359	42.67	8.392	633	81.73

Total:	2,495	830,579,047.06	100.00	358	42.91	8.420	630	81.81

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-31

Description of the Group 2 Collateral
Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.500	2,494	830,151,266.63	99.95	358	42.92	8.420	630	81.81
6.000	1	427,780.43	0.05	359	35.73	9.300	678	80.00

Total:	2,495	830,579,047.06	100.00	358	42.91	8.420	630	81.81

[1]	Original LTV if first lien, combined LTV if second lien.
Delinquency History

			% OF
		PRINCIPAL	PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS	TERM TO	DEBT-TO-	GROSS
DELINQUENCY	MORTGAGE	AS OF THE	OF	MATURITY	INCOME	COUPON		OLTV[1]
HISTORY*	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0 x 30	3,826	1,046,950,031.94	99.45	358	42.34	8.498	638	82.76
1 x 30	17	5,235,919.41	0.50	354	48.00	9.423	551	80.00
1 x 60	1	342,554.37	0.03	356	42.48	7.600	575	70.00
2 x 30	1	188,099.03	0.02	353	43.35	8.450	632	90.00

Total:	3,845	1,052,716,604.75	100.00	358	42.37	8.502	637	82.74

[1]	Original LTV if first lien, combined LTV if second lien.

*	Delinquency history since origination.

Schedule A-32

Description of the Interest Only Collateral
Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	371

Aggregate Current Principal Balance	$134,858,202.70

Average Current Principal Balance	$ 363,499.20	$68,800.00 to $1,000,000.00

Aggregate Original Principal Balance	$134,858,354.00

Average Original Principal Balance	$ 363,499.61	$68,800.00 to $1,000,000.00

Fully Amortizing Mortgage Loans	99.65%

1st Lien	100.00%

Weighted Avg. Gross Coupon	7.441%	5.875% to 9.990%

Weighted Avg. Original Term (months)	360	360 to 360
Weighted Avg. Remaining Term (months)	359	354 to 359

Weighted Avg. Margin (ARM Loans Only)	5.523%	3.359% to 6.990%

Weighted Avg. Maximum Rate (ARM Loans Only)	13.441%	11.875% to 15.990%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.441%	5.875% to 9.990%

Weighted Avg. Combined Original LTV	80.62%	72.73% to 95.00%

Weighted Avg. Borrower FICO	661	581 to 807

Geographic Distribution (Top 5)	CA (57.17%)
	FL (10.72%)
	MD (5.43%)
	AZ (4.31%)
	CO (2.92%)

Schedule A-33

Description of the Interest Only Collateral
Collateral Type

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV[1]
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2YR/6 MO LIBOR - 5YR IO	350	125,671,809.70	93.19	359	42.12	7.469	660	80.64
3YR/6 MO LIBOR - 40YR AMORT - 5YR IO	1	477,000.00	0.35	356	39.72	8.375	664	90.00
3YR/6 MO LIBOR - 3YR IO	9	3,445,192.00	2.55	359	42.60	7.105	671	80.00
3YR/6 MO LIBOR - 5YR IO	9	4,140,200.00	3.07	359	39.69	6.876	662	79.63
5YR/6 MO LIBOR - 5YR IO	2	1,124,000.00	0.83	359	46.77	7.077	684	80.00

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Principal Balance as of the Cut-Off Date

		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS
BALANCES AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV[1]
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

50,000.01 - 100,000.00	6	535,199.99	0.40	358	47.80	7.534	640	80.00
100,000.01 - 150,000.00	31	3,986,565.99	2.96	359	42.12	7.850	645	79.96
150,000.01 - 200,000.00	52	9,114,173.42	6.76	359	43.86	7.707	653	80.52
200,000.01 - 250,000.00	43	9,684,533.36	7.18	358	43.66	7.526	661	80.71
250,000.01 - 300,000.00	36	9,811,766.99	7.28	359	42.28	7.485	665	80.43
300,000.01 - 350,000.00	36	11,726,910.00	8.70	359	42.79	7.583	663	80.27
350,000.01 - 400,000.00	45	16,999,373.00	12.61	358	41.29	7.318	665	80.90
400,000.01 - 450,000.00	28	11,934,768.99	8.85	358	42.31	7.263	652	81.07
450,000.01 - 500,000.00	18	8,539,800.00	6.33	359	41.35	7.317	664	81.93
500,000.01 - 550,000.00	22	11,554,991.99	8.57	359	42.13	7.600	657	80.66
550,000.01 - 600,000.00	6	3,459,400.00	2.57	358	39.11	7.513	648	81.69
600,000.01 - 650,000.00	4	2,474,500.00	1.83	358	43.66	7.285	641	83.80
650,000.01 - 700,000.00	10	6,666,065.99	4.94	359	43.43	7.369	668	80.00
700,000.01 - 750,000.00	8	5,819,700.00	4.32	358	42.07	7.663	641	81.24
750,000.01 - 800,000.00	13	10,208,052.00	7.57	359	38.00	7.576	663	79.43
800,000.01 - 850,000.00	1	848,000.00	0.63	359	49.52	6.500	723	80.00
850,000.01 - 900,000.00	2	1,780,000.00	1.32	359	47.37	7.472	694	80.00
900,000.01 - 950,000.00	2	1,867,999.99	1.39	358	48.91	6.825	674	80.00
950,000.01 - 1,000,000.00	8	7,846,399.99	5.82	359	39.87	6.967	674	79.57

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Remaining Term to Maturity

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV[1]
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

301 - 360	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-34

Description of the Interest Only Collateral
Mortgage Rates

		PRINCIPAL		REMAINING
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	4	2,199,920.00	1.63	359	47.89	5.928	695	80.00
6.000 - 6.499	19	9,097,921.99	6.75	359	41.01	6.289	666	79.96
6.500 - 6.999	78	32,105,234.98	23.81	359	42.25	6.772	670	80.42
7.000 - 7.499	94	33,334,521.87	24.72	359	41.96	7.265	662	80.68
7.500 - 7.999	85	27,398,968.99	20.32	359	41.84	7.706	649	80.65
8.000 - 8.499	48	15,326,149.90	11.36	358	41.38	8.205	654	80.42
8.500 - 8.999	32	11,912,187.98	8.83	358	42.80	8.722	654	81.89
9.000 - 9.499	7	2,745,280.00	2.04	358	43.65	9.302	675	80.00
9.500 - 9.999	4	738,015.99	0.55	358	43.37	9.959	638	82.26

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Combined Original Loan-to-Value Ratios

		PRINCIPAL		REMAINING
RANGE OF ORIGINAL	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
LOAN-TO-VALUE	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

70.01 - 75.00	2	910,000.00	0.67	359	32.82	7.677	611	72.80
75.01 - 80.00	335	121,396,022.38	90.02	359	42.26	7.410	664	79.94
80.01 - 85.00	18	6,044,361.90	4.48	358	38.12	7.438	636	85.00
85.01 - 90.00	13	5,604,027.42	4.16	356	44.81	8.092	628	89.90
90.01 - 95.00	3	903,790.00	0.67	356	37.66	7.368	634	93.71

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
FICO Score at Origination

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
RANGE OF FICO	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

580 - 599	10	3,892,656.98	2.89	357	42.14	8.217	586	84.33
600 - 619	37	12,473,302.99	9.25	358	41.90	7.587	610	80.85
620 - 639	67	20,654,564.00	15.32	359	41.71	7.512	630	80.64
640 - 659	99	35,255,556.46	26.14	359	43.55	7.489	650	80.87
660 - 679	77	31,415,577.31	23.30	359	41.17	7.404	668	80.51
680 - 699	29	12,398,505.98	9.19	359	38.73	7.161	689	79.75
700 - 719	18	5,120,997.99	3.80	359	40.68	6.984	708	80.00
720 - 739	17	8,222,320.00	6.10	359	45.98	7.264	727	80.00
740 - 759	9	2,919,999.99	2.17	359	42.59	7.555	750	80.00
760 - 779	4	1,180,720.00	0.88	358	42.43	6.806	775	80.00
780 - 799	3	780,000.00	0.58	359	42.10	7.528	786	80.00
800 - 819	1	544,000.00	0.40	359	45.09	8.900	807	80.00

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-35

Description of the Interest Only Collateral
Debt-to-Income Ratio

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00	6	3,598,309.00	2.67	359	12.67	7.380	658	80.65
20.01 - 25.00	5	2,247,999.00	1.67	359	22.99	7.091	666	80.00
25.01 - 30.00	13	4,795,904.00	3.56	359	28.07	7.383	641	80.00
30.01 - 35.00	31	11,407,609.00	8.46	359	32.45	7.452	655	81.27
35.01 - 40.00	56	19,553,360.97	14.50	359	37.74	7.419	667	80.48
40.01 - 45.00	80	28,880,883.85	21.42	359	42.82	7.587	663	80.63
45.01 - 50.00	178	63,264,135.88	46.91	359	48.08	7.409	660	80.64
50.01 - 55.00	2	1,110,000.00	0.82	359	51.75	6.888	654	79.34

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Geographic Distribution

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
STATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

California	163	77,094,038.86	57.17	359	42.12	7.305	661	80.84
Florida	50	14,461,600.99	10.72	359	40.50	7.804	666	79.92
Maryland	24	7,317,246.99	5.43	359	44.65	7.299	681	80.14
Arizona	18	5,812,739.99	4.31	359	41.33	7.414	670	79.88
Colorado	19	3,938,992.00	2.92	359	43.29	7.641	650	80.00
New York	8	3,724,052.00	2.76	359	42.86	7.850	679	80.00
Illinois	13	2,863,939.98	2.12	358	46.03	8.202	651	80.58
Georgia	13	2,841,866.00	2.11	359	45.38	8.029	651	80.30
Virginia	7	2,417,000.00	1.79	359	34.80	7.642	649	80.59
Nevada	8	2,385,149.99	1.77	359	45.28	7.385	633	80.00
Washington	7	2,078,416.48	1.54	359	46.89	6.892	652	80.00
Massachusetts	6	1,704,239.99	1.26	359	45.63	7.830	628	80.00
Connecticut	3	1,167,540.00	0.87	358	48.16	7.131	637	82.13
New Jersey	4	1,121,727.43	0.83	359	45.15	7.842	655	81.00
Minnesota	5	1,060,050.00	0.79	359	40.09	7.367	636	85.47
South Carolina	3	1,031,440.00	0.76	358	14.47	7.509	684	80.00
District of Columbia	2	674,500.00	0.50	359	42.03	6.893	689	82.33
North Carolina	5	664,848.00	0.49	359	39.28	7.806	646	80.00
Utah	2	545,000.00	0.40	357	29.80	8.429	611	86.77
Ohio	2	492,195.00	0.36	359	40.75	6.978	656	82.32
Hawaii	1	424,000.00	0.31	359	41.47	7.450	646	80.00
Texas	3	423,748.00	0.31	359	43.28	7.598	650	80.00
New Hampshire	2	302,400.00	0.22	358	42.28	7.086	621	80.00
Oregon	1	127,920.00	0.09	359	47.50	8.050	659	80.00
Nebraska	1	114,750.00	0.09	358	37.71	8.450	637	85.00
Pennsylvania	1	68,800.00	0.05	359	49.47	7.250	695	80.00

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-36

Description of the Interest Only Collateral
Occupancy Status

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO		GROSS
OCCUPANCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	COUPON		OLTV[1]
STATUS	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME(%)	(%)	FICO	(%)

Owner Occupied	370	134,492,701.70	99.73	359	42.10	7.442	661	80.61
Second Home	1	365,500.00	0.27	358	35.45	7.000	640	85.00

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Documentation Type

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
INCOME	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
DOCUMENTATION	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Full Documentation	318	114,902,555.72	85.20	359	41.82	7.255	658	80.75
Stated Documentation	53	19,955,645.98	14.80	358	43.62	8.511	677	79.90

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Loan Purpose

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Purchase	266	96,656,374.29	71.67	359	42.29	7.427	666	80.36

Refinance-Debt Consolidation Cash Out	101	36,589,827.41	27.13	358	41.96	7.497	647	81.23
Refinance-Debt Consolidation No Cash Out	4	1,612,000.00	1.20	358	32.64	6.997	655	82.90

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-37

Description of the Interest Only Collateral
Credit Grade

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON	O4LTV[1]
RISK CATEGORY	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

AXP	17	7,221,724.47	5.36	359	43.25	7.632	631	81.52
A+XP	354	127,636,477.23	94.64	359	42.02	7.430	662	80.57

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Property Type

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

Single Family Residence	315	117,862,091.72	87.40	359	42.04	7.423	660	80.57
Condominium	42	11,557,909.99	8.57	359	42.07	7.651	673	80.74
Two-to Four-Family	14	5,438,199.99	4.03	358	43.06	7.378	655	81.61

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Prepayment Charge Term

		PRINCIPAL	% OF PRINCIPAL	REMAINING
PREPAYMENT CHARGE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
TERM AT ORIGINATION	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
(MONTHS)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	86	26,002,352.39	19.28	359	43.48	7.861	664	80.32
12 Months	24	13,199,540.47	9.79	359	43.58	7.732	672	80.26
24 Months	237	85,351,696.84	63.29	359	41.48	7.326	657	80.62
30 Months	1	192,000.00	0.14	359	31.97	7.500	643	80.00
36 Months	23	10,112,612.00	7.50	358	41.83	6.956	665	81.93

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-38

Description of the Interest Only Collateral
Maximum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

11.500 - 11.999	4	2,199,920.00	1.63	359	47.89	5.928	695	80.00
12.000 - 12.499	19	9,097,921.99	6.75	359	41.01	6.289	666	79.96
12.500 - 12.999	78	32,105,234.98	23.81	359	42.25	6.772	670	80.42
13.000 - 13.499	94	33,334,521.87	24.72	359	41.96	7.265	662	80.68
13.500 - 13.999	85	27,398,968.99	20.32	359	41.84	7.706	649	80.65
14.000 - 14.499	48	15,326,149.90	11.36	358	41.38	8.205	654	80.42
14.500 - 14.999	32	11,912,187.98	8.83	358	42.80	8.722	654	81.89
15.000 - 15.499	7	2,745,280.00	2.04	358	43.65	9.302	675	80.00
15.500 - 15.999	4	738,015.99	0.55	358	43.37	9.959	638	82.26

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
RANGE OF MINIMUM	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

5.500 - 5.999	4	2,199,920.00	1.63	359	47.89	5.928	695	80.00
6.000 - 6.499	19	9,097,921.99	6.75	359	41.01	6.289	666	79.96
6.500 - 6.999	78	32,105,234.98	23.81	359	42.25	6.772	670	80.42
7.000 - 7.499	94	33,334,521.87	24.72	359	41.96	7.265	662	80.68
7.500 - 7.999	85	27,398,968.99	20.32	359	41.84	7.706	649	80.65
8.000 - 8.499	48	15,326,149.90	11.36	358	41.38	8.205	654	80.42
8.500 - 8.999	32	11,912,187.98	8.83	358	42.80	8.722	654	81.89
9.000 - 9.499	7	2,745,280.00	2.04	358	43.65	9.302	675	80.00
9.500 - 9.999	4	738,015.99	0.55	358	43.37	9.959	638	82.26

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien
Gross Margins of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS
RANGE OF GROSS	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV[1]
MARGINS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

3.250 - 3.499	3	1,800,000.00	1.33	359	48.45	5.934	677	80.00
3.500 - 3.749	1	399,920.00	0.30	358	45.39	5.900	777	80.00
3.750 - 3.999	11	5,872,322.00	4.35	359	40.89	6.289	672	79.95
4.000 - 4.249	22	9,097,999.99	6.75	359	38.35	6.525	668	80.00
4.250 - 4.499	27	11,767,704.99	8.73	359	42.03	6.818	673	80.14
4.500 - 4.749	28	10,631,239.98	7.88	359	42.37	6.991	671	80.93
4.750 - 4.999	41	13,856,744.98	10.28	359	42.53	7.304	658	80.28
5.000 - 5.249	20	7,621,019.90	5.65	358	41.11	7.396	668	82.58
5.250 - 5.499	40	14,360,810.00	10.65	358	41.45	7.692	644	80.96
5.500 - 5.749	26	7,391,107.99	5.48	359	40.41	8.000	654	80.69
5.750 - 5.999	22	6,262,224.47	4.64	358	42.31	8.117	656	80.69
6.000 - 6.249	10	3,132,922.00	2.32	358	40.89	8.579	650	82.50
6.250 - 6.499	13	4,920,127.42	3.65	358	42.43	8.592	636	82.22
6.500 - 6.749	7	3,063,400.00	2.27	358	45.42	8.815	674	82.38
6.750 - 6.999	100	34,680,657.98	25.72	359	43.21	7.655	659	80.01

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-39

Description of the Interest Only Collateral
Next Rate Adjustment Date of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
NEXT RATE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
ADJUSTMENT	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
DATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

March 1, 2008	2	928,500.00	0.69	354	44.66	8.198	621	87.80
April 1, 2008	3	1,257,540.00	0.93	355	47.49	7.523	656	86.99
May 1, 2008	8	3,170,626.99	2.35	356	41.94	7.894	619	86.84
June 1, 2008	13	4,935,487.42	3.66	357	43.42	8.570	661	83.15
July 1, 2008	73	26,000,678.29	19.28	358	41.87	7.458	668	80.29
August 1, 2008	251	89,378,977.00	66.28	359	42.02	7.388	660	80.23
May 1, 2009	1	477,000.00	0.35	356	39.72	8.375	664	90.00
July 1, 2009	1	740,000.00	0.55	358	46.27	7.650	653	80.00
August 1, 2009	17	6,845,392.00	5.08	359	40.44	6.908	668	79.78
August 1, 2011	2	1,124,000.00	0.83	359	46.77	7.077	684	80.00

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Initial Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
INITIAL PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

2.000	14	5,560,594.42	4.12	355	43.33	7.953	636	87.44
3.000	357	129,297,607.28	95.88	359	42.03	7.419	662	80.33

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.
Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS
PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.500	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

Schedule A-40

Description of the Interest Only Collateral
Delinquency History

			% OF
			PRINCIPAL
		PRINCIPAL	BALANCE AS	REMAINING
	NUMBER OF	BALANCE	OF	TERM TO	DEBT-TO-	GROSS
DELINQUENCY	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV[1]
HISTORY*	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

0 x 30	370	134,133,701.70	99.46	359	42.08	7.435	661	80.57
1 x 30	1	724,500.00	0.54	354	43.48	8.550	602	90.00

Total:	371	134,858,201.70	100.00	359	42.09	7.441	661	80.62

[1]	Original LTV if first lien, combined LTV if second lien.

*	Delinquency history since origination.

Schedule A-41

ANNEX I
SWAP AGREEMENT SCHEDULES
Swap Agreement Schedule
On each Distribution Date, the effective notional amount of the Swap Agreement will be equal to the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Senior Certificates and Subordinate Certificates.

	Scheduled Maximum		Scheduled Maximum
	Swap Notional Amount		Swap Notional
Period	($)[1]	Period	Amount ($) [1]
1	7,032,420.33	31	963,866.19
2	6,964,562.91	32	940,257.61
3	6,884,873.57	33	917,878.98
4	6,793,505.31	34	895,446.01
5	6,690,672.21	35	865,375.36
6	6,576,652.81	36	813,567.14
7	6,451,805.29	37	795,280.17
8	6,316,603.23	38	777,401.71
9	6,171,826.94	39	759,922.63
10	6,018,418.68	40	742,833.99
11	5,857,985.04	41	726,127.07
12	5,694,358.45	42	709,793.34
13	5,535,630.14	43	693,824.46
14	5,381,365.99	44	678,212.29
15	5,231,439.41	45	662,948.84
16	5,085,693.62	46	648,026.35
17	4,942,964.98	47	633,437.18
18	4,798,303.55	48	619,173.91
19	4,638,752.05	49	605,229.25
20	4,412,045.23	50	591,596.10
21	4,147,922.37	51	578,267.49
22	3,687,865.15	52	565,236.65
23	2,767,099.73	53	552,496.92
24	1,143,617.81	54	540,041.81
25	1,113,963.91	55	527,864.98
26	1,085,697.21	56	515,960.20
27	1,058,749.80	57	504,126.69
28	1,034,176.03	58	492,443.32
29	1,010,180.08	59	480,376.39
30	986,748.00	60	—

[1]	The Scheduled Maximum Swap Notional Amount may be adjusted on or before the Closing Date by no more than +/- 5% based upon the actual Closing Date aggregate principal balance of the Mortgage Loans.

Annex I-1

ANNEX II
CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
     A beneficial owner of book-entry certificates holding securities through Clearstream Banking, société anonyme or Euroclear Bank, société anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year following the date the form is signed.
     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or “original issue discount” paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

Annex II-1

$1,741,018,000
(Approximate)
Fremont Home Loan Trust 2006-C
Mortgage-Backed Certificates, Series 2006-C
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Sponsor, Originator and Servicer

FREE WRITING PROSPECTUS SUPPLEMENT

Barclays Capital

Deutsche Bank	RBS Greenwich	Goldman,	Keefe, Bruyette	Sandler O’Neill
Securities	Capital	Sachs & Co.	& Woods	+ Partners, L.P.

You should rely only on the information contained in or incorporated by reference into this free writing prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this free writing prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.
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